Exhibit 99.2

IN THE MATTER OF THE ACQUISITIONS OF CONSTELLATION ENERGY GROUP, INC., THE PARENT OF BALTIMORE GAS AND ELECTRIC COMPANY, BY MIDAMERICAN ENERGY HOLDINGS COMPANY AND CONSTELLATION ENERGY HOLDINGS LLC, AND OF BALTIMORE GAS AND ELECTRIC COMPANY BY BGE HOLDINGS LLC
BEFORE THE PUBLIC SERVICE COMMISSION OF MARYLAND CASE NO.
APPLICATION OF MIDAMERICAN ENERGY HOLDINGS COMPANY,
CONSTELLATION ENERGY HOLDINGS LLC, AND BGE HOLDINGS LLC
     MidAmerican Energy Holdings Company, Constellation Energy Holdings LLC, and BGE Holdings LLC (“Applicants”)1 hereby apply, pursuant to § 6-105 of the Public Utility Companies Article, Annotated Code of Maryland (“PUC Article”), for authorization to acquire the power to exercise substantial influence over the policies and actions of Baltimore Gas and Electric Company (“BGE”), an electric and gas company. The acquisition will result in more than twenty percent (20%) of the outstanding voting interests of Constellation Energy Group, Inc. (“Constellation”) being owned by MidAmerican Energy Holdings Company (“MEHC”), through its wholly-owned subsidiary Constellation Energy Holdings LLC (“Constellation Holdings”), and MEHC having the right to designate more than twenty percent (20%) of the Board of Directors of Constellation.
     As part of the structure of the acquisition, a new entity, BGE Holdings LLC (“BGE Holdings”), will be incorporated to acquire all of the stock of BGE from Constellation, making BGE Holdings the immediate parent of BGE. Ring-fencing

[1]	Applicants’ witnesses use the term “Applicants” in their testimony as defined in this Application.

provisions applicable to BGE Holdings, as discussed in the testimony and exhibits submitted in support of this acquisition, will result in BGE Holdings becoming a bankruptcy-remote entity, protecting BGE and its customers from potential financial distress of any of its affiliates other than its subsidiaries.2
     The acquisition of the power to exercise substantial influence over the policies and actions of BGE through Constellation Holdings’ acquisition of the voting stock of Constellation and the acquisition by BGE Holdings of the voting stock of BGE are referred to collectively in the application and the testimony as the “Transaction.”3
     As described more fully in the Agreement and Plan of Merger by and among Constellation, MEHC and MEHC Merger Sub, Inc. (“Merger Sub”), dated September 19, 2008 (hereinafter “Merger Agreement,” and attached to this Application as Exhibit 1 as previously filed by BGE with the Public Service Commission of Maryland (“Commission”)), a separate Maryland entity, Merger Sub, has been created as an indirect, wholly-owned subsidiary of MEHC. Merger Sub will be merged with Constellation at the time of the closing, such that Constellation will be the surviving merger corporation, owned by Constellation Holdings, and the indirect wholly-owned subsidiary of MEHC.
     In support of this Application, the testimonies of the following witnesses are submitted, along with the exhibits thereto: William J. Fehrman, Patrick J. Goodman, Thomas B. Specketer, Maureen E. Sammon, Brent Gale, Kenneth W. DeFontes, Jr., and Paul J. Allen. As set forth more fully in this Application, the accompanying testimony

[2]	While BGE Holdings’ acquisition of the stock of BGE is exempted under PUC Article § 6-101(c)(1), the factors supporting approval of the acquisition of the power to exercise substantial influence over the policies and actions of BGE under § 6-105 equally satisfy the requirements under § 6-101(c)(7).

[3]	Applicants’ witnesses use the term “Transaction” in their testimony as defined in this Application.

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and the submitted exhibits, the informational requirements of PUC Article § 6-105 are met and the Transaction is “consistent with the public interest, convenience, and necessity, including benefits and no harm to consumers.” PUC Article § 6-105. Accordingly, the Commission should approve the Transaction.
A. Introduction.
     The proposed acquisition by MEHC will ensure the financial stability of BGE’s parent, Constellation, and will provide many direct and indirect benefits to BGE and its customers. MEHC, backed by its majority shareholder, Berkshire Hathaway Inc., had global assets totaling $39.2 billion at the end of 2007, with 2007 revenues of $12.4 billion and net income of approximately $1.2 billion. MEHC takes a long-term approach to building and operating the companies that it owns; MEHC has never sold a business platform;4 and it does not acquire companies simply to turn a quick profit. MEHC has both the resources and the long-term perspective needed to successfully manage enterprises such as Constellation and BGE. After this acquisition, MEHC expects that BGE’s operations will continue largely as before, but with the added financial security that MEHC can bring.
     At a high level Constellation faced a convergence of circumstance leading to extraordinary financial pressures on the company and potential bankruptcy including:
•	Significant increase in Constellation’s obligations to provide additional collateral to support its business activities;

•	Tightening credit markets;

•	Increasing volatility in commodity markets;

•	Deteriorating general economic conditions including the Lehman Brothers

[4]	William Fehrman describes MEHC’s business platforms in his testimony.

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Holdings, Inc. bankruptcy, Merrill Lynch’s sale to Bank of America, federal intervention to support American International Group, among other events;

•	Questions about commitments for $2 billion in credit facilities for Constellation; and

•	Counterparty loss of confidence and ceasing to do business with Constellation.

•	Constellation’s common stock price dropped from $56.90 per share when the market opened on September 15 to a low of $13 per share during trading on September 16.
     In the face of this market turmoil, MEHC brought immediate benefits to Constellation. MEHC provided a critical cash infusion of $1 billion on September 22, 2008, after the Merger Agreement was signed on September 19, 2008. The proposed acquisition provides additional investment grade credit strength, access to capital markets and the isolation of BGE’s credit from that of Constellation.
B. Overview of the Application.
     1. Statutory Standards and Commitments.
     Maryland law requires that an applicant in a transaction demonstrate that its acquisition of the power to exercise substantial influence over BGE will not harm consumers and that there are benefits to the transaction. This Application meets both of these standards. In addition to bringing financial stability to BGE and Constellation, and a willingness to invest capital for the benefit of the public interest, MEHC has offered forty commitments to ensure that there will be no harm to consumers and that BGE

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customers will benefit.5 In addition to these forty commitments identified in Exhibit BEG-1 to Brent Gale’s testimony, MEHC is offering numerous other provisions as part of its expansion of the ring-fencing measures for BGE, as identified in Appendix 1 of Exhibit BEG-1. Highlights of the commitments follow.
     BGE Will Be Financially Protected. The Transaction is structured to provide enhanced financial protection to BGE. Part of this structure is the creation of a bankruptcy remote entity, BGE Holdings, to own the common stock of BGE and to be located between Constellation and BGE. This structure is part of a package of provisions designed to ensure ring-fencing protection for BGE. To provide assurance of the adequacy of these protections, MEHC is committing to obtain, within three months of closing, a non-consolidation opinion that demonstrates the ring-fencing around BGE is sufficient to prevent BGE from being subject to involuntary bankruptcy.
     BGE’s Operations Will Not Change. BGE’s operations will continue largely as they are today, and there will be no negative impact to the service received by BGE’s customers. In fact, service may improve as MEHC and BGE have committed to compare various elements of utility operations to determine if there are opportunities for improvement to BGE’s service. BGE’s headquarters will remain in Baltimore. BGE will continue to be a prominent contributor to charitable and community-related activities, which MEHC commits to maintain after the Transaction closes at an annual level of at least $2,887,000 through the end of 2013. MEHC has no current plans for a reduction in force at BGE, and will not implement a reduction in force at BGE before 2012, if ever.

[5]	Many of the commitments are referenced in this Application. These references may be paraphrases or shortened versions of the actual commitment language. The actual commitment language in Exhibit BEG-1 to the testimony of Brent Gale and that Exhibit’s Appendix 1 is the controlling language.

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     Any Effect On BGE’s Rates Would Be Positive. The proposed acquisition is fully consistent with the March 27, 2008 settlement with the Commission and the State of Maryland (“the 2008 Settlement”). While few cost reductions are expected from the Transaction, any cost savings that do occur at BGE will be passed on to customers through future rate cases.
     MEHC is offering rate benefits to BGE’s electric and gas consumers as part of its commitments. First, the 2008 Settlement capped the 2009 electric distribution rate increase at five percent (5%) of electric distribution revenues. If the Transaction closes, MEHC and BGE will voluntarily reduce the 5% cap on BGE’s 2009 electric delivery rate increase to two and one-half percent (2.5%) of electric distribution revenues.
     Second, if the Transaction closes, MEHC and BGE will delay the filing of the second request for an increase in electric distribution rates from August 1, 2010, the date contemplated by the 2008 Settlement, to January 3, 2011. Thus, there will be no increase in electric base rates in 2010 or the first half of 2011.
     Third, while BGE is under no limitation as to when it may file for natural gas rate increases, BGE expects to file for increases in its gas distribution rates when it files its next two electric distribution rate increases. If the Transaction closes, MEHC and BGE will delay the second request for an increase in gas distribution rates until January 3, 2011. As with electric base rates, this means there will be no increase in natural gas base rates in 2010 or the first half of 2011.
     The total benefit to BGE’s electric and gas distribution customers from these three commitments could be as much as $70 million, as detailed in the testimony of MEHC witness Gale.

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     In addition, MEHC has committed that no Transaction costs incurred by MEHC, its subsidiaries, Constellation, or BGE will be proposed for recovery in BGE’s electric and gas delivery rates. Moreover, no severance and change-in-control costs for Constellation personnel or entities other than BGE in the Constellation group resulting from the Transaction will be proposed for recovery in BGE’s electric and gas delivery rates.
     BGE Will Retain Income For Investment. BGE will be provided flexibility to reinvest its net income into the utility system. BGE will not be permitted to pay any dividends if its senior unsecured credit rating, or its equivalent, is below the then- generally accepted definition of investment grade. In addition, until 2014, BGE will be precluded from paying dividends if such payment would reduce the common equity component of its total capital (as defined) below 40 percent.
     BGE And MEHC Will Inform The Commission Of Their Compliance With These Commitments. By July 1, 2010 and each July 1 thereafter, through July 1, 2014, BGE will file a comprehensive report with the Commission regarding the implementation of its regulatory compliance with the commitments detailed in Exhibit BEG-1. Additionally, many of the commitments require that periodic reports be submitted to the Commission.
     As discussed in greater detail below and in the testimony, MEHC brings significant experience in electric and natural gas distribution and generation. MEHC also brings in-depth experience in renewable energy and a proven commitment to energy reliability and safety. BGE has a long standing record of customer service, and MEHC

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intends to provide BGE with the financial support and experience to assist BGE in continuing that tradition.
     2. Request for Commission Procedural Review Schedule.
     Applicants respectfully request that the Commission issue a final order on or before April 15, 2009, the 180-day time period for issuing an order under PUC Article § 6-105(g)(6). Applicants have submitted testimony and exhibits contemporaneously with the filing of this Application. Applicants have set forth in testimony steps that they have taken to help expedite discovery through the creation of an electronic document room. (Gale Test.) All federal applications necessary to close the Transaction will have been filed as of October 17, 2008. Applicants contemplate closing the Transaction expeditiously after obtaining the last regulatory approval in order to bring about the benefits of the Transaction, as described here.
     Applicants urge the Commission to schedule a timely pre-hearing conference and seek the input of parties to establish a realistic timetable for a full, complete and expeditious review of this Application, consistent with the mandate in PUC Article § 6-105 (g)(1) that the Commission “promptly” examine and investigate each application received.
     Applicants are committed to take every reasonable step to help facilitate the Commission’s hearing and review process to a timely conclusion, and respectfully request that the Commission issue a final order on or before April 15, 2009.
     3. Discovery Process.
     As stated above and described more fully in the testimony of Brent Gale, Applicants have created an electronic document room containing various documents

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concerning the Applicants and their utility affiliates to help expedite the discovery process. (Gale Test.) To further expedite this process, dedicated e-mail accounts have been created where all data requests should be sent – preferably utilizing Microsoft Word. The addresses are:
mergerdiscovery@midamerican.com
mergerdiscovery@constellation.com
C. Information Required Pursuant to PUC Article § 6-105(f).
     1. Applicants’ Identity and Financial Ability-§ 6-105(f)(1).
     Applicant MEHC is a global company engaged primarily in the production and delivery of energy from a variety of fuel sources – including coal, natural gas, geothermal, hydroelectric, nuclear, wind and biomass. MEHC is owned by Berkshire Hathaway Inc. (“Berkshire”), Walter Scott, Jr. (including family interests), David Sokol (Chairman of MEHC) and Greg Abel (President and Chief Executive Officer of MEHC). (Fehrman Test.) MEHC’s total global assets were $39.2 billion as of December 31, 2007, and its annual revenues were $12.4 billion for the year ended December 31, 2007. Id. MEHC serves 6.9 million customers, including 6.2 million electric customers and 0.7 million natural gas customers, and employs approximately 17,100 employees worldwide in its energy businesses. Id.
     MEHC’s eight major business platforms, along with its power generation and transmission operations and partnerships, are described in detail in the testimony of William Fehrman. (Fehrman Test.) The two United States retail utilities owned by MEHC are MidAmerican Energy Company (“MEC”) and PacifiCorp, both of which are described in Mr. Fehrman’s testimony. MEC is a vertically integrated electric and

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natural gas utility headquartered in Iowa. MEC provides electric service to 720,000 electric customers in Iowa, Illinois and South Dakota and gas service to approximately 700,000 customers in Iowa, Illinois, South Dakota and Nebraska. Id. PacifiCorp is a vertically integrated electric utility serving approximately 1.7 million customers in the six western states of California, Idaho, Oregon, Utah, Washington and Wyoming. (Fehrman Test.)
     MEHC is a long-term investor – it acquires businesses for the purposes of operating them, not for resale. MEHC has never sold any of its business platforms. (Fehrman Test.) MEHC’s financial stability is detailed in the testimony of Patrick Goodman. MEHC’s operating subsidiaries benefit from solid standalone credit profiles, with stable and consistent cash flows and provide MEHC with geographic and operational diversity. MEHC and its regulated utility subsidiaries all carry investment grade credit ratings. (Goodman Test.) From a financial perspective, MEHC is uniquely suited to undertake infrastructure investments that BGE faces in the coming years, since it is privately held and not subject to pressures to meet analyst earnings forecasts and shareholder expectations of regular, quarterly dividends and relatively quick returns on investments. (Fehrman Test.)
     2. Background of Key Personnel -§6-105(f)(2).
     Key MEHC personnel include David L. Sokol, chairman of MEHC, Gregory E. Abel, president and chief executive officer of MEHC, William J. Fehrman, president of MEC, Patrick Goodman, MEHC’s Senior Vice President and Chief Financial Officer, Thomas B. Specketer, Vice President, U.S. Regulatory Accounting & Controller of MEC, Maureen E. Sammon, MEHC’s Senior Vice President and Chief Administrative Officer,

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and Brent Gale, MEHC’s Senior Vice President of Regulation and Legislation. (Fehrman Test.) David L. Sokol joined MEHC in February 1991 as chairman, president and chief executive officer. His background is set forth in the testimony of William Fehrman. He is currently the chairman of MEHC. (Fehrman Test.)
     Gregory E. Abel is president and chief executive officer of MEHC, and he also serves as chairman and chief executive officer of PacifiCorp, as the chief executive officer of CE Electric UK, as chief executive officer of MidAmerican Funding, LLC, and as a director for several MEHC subsidiaries. His background is detailed in the testimony of William Fehrman. (Fehrman Test.)
     William J. Fehrman is president and chief executive officer of MidAmerican Energy Company (“MEC”), and Senior Vice President of MEHC. (Fehrman Test.) He addresses his background in his testimony. (Fehrman Test.)
     Patrick J. Goodman is MEHC’s Senior Vice President and Chief Financial Officer, and serves as a director and officer of many MEHC subsidiaries. He addresses his background in his testimony. (Goodman Test.)
     Thomas B. Specketer is Vice President, U.S. Regulatory Accounting & Controller of MEC. He addresses his background in his testimony. (Specketer Test.)
     Maureen E. Sammon is MEHC’s Senior Vice President and Chief Administrative Officer. She addresses her background in her testimony. (Sammon Test.)
     Brent Gale is Senior Vice President, Regulation and Legislation for MEHC, and a member of the board of directors of PacifiCorp. He addresses his background in his testimony. (Gale Test.)

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3.	Source and Amounts of Funds or Other Consideration -§ 6-105(f)(3).
     The financing of the Transaction is discussed in the testimony of Patrick Goodman. (Goodman Test.) The Transaction is being completed without the issuance of any incremental long-term debt by BGE, or any of BGE’s affiliates. (Goodman Test.) As explained in Mr. Goodman’s testimony, at the time of the signing of the agreement to enter into the Transaction, MEHC sold $1 billion of 11% Trust Preferred securities to Berkshire Hathaway Inc. (“Berkshire”) and the proceeds were used by MEHC Investment, Inc. to purchase $1 billion of 8% convertible preferred stock from Constellation. To close the Transaction, MEHC will pay $4.73 billion to Constellation’s Shareholders for the common stock of Constellation and combined with the $1 billion convertible preferred stock will put MEHC’s direct capital investment into Constellation at $5.73 billion.6 At closing, to fund the $4.73 billion purchase of Constellation’s common stock, MEHC will issue an additional $2 billion of 11% Trust Preferred securities and $2.73 billion of common stock to Berkshire. As set forth in the testimony of Patrick Goodman, the price MEHC paid to acquire Constellation was based on assessment of many factors and allows MEHC to adequately sustain Constellation’s businesses, including BGE, for the long-term, which is in the best interest for the State, BGE customers, and the Baltimore community. (Goodman Test.)
4.	Applicants’ Compliance with Federal Law in Carrying Out the Acquisition — §6-105(f)(4).
     There are multiple federal filings that have been or will be made in order to close the Transaction. (Gale Test.) Pursuant to § 6-105(d)(1) of the PUC Article, BGE has

[6]	If the acquisition is not consummated, MEHC Investment, Inc. would convert its convertible preferred stock interest in Constellation, arising from the $1 billion cash infusion on September 22, 2008, into voting shares of Constellation equal to 19.9% of the outstanding shares of Constellation as of September 19, 2008 and Constellation would issue MEHC a 14% note for $1 billion.

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filed or will file such documents with the Commission. These filings included a pre-Transaction filing under the Hart-Scott-Rodino Act (which provides antitrust enforcement agencies with the opportunity to review mergers and acquisitions before they occur), a Federal Energy Regulatory Commission filing, a Federal Communications Commission filing and a Nuclear Regulatory Commission filing. In addition, a proxy is being filed with the Securities and Exchange Commission. MEHC, Constellation, and BGE are working in a coordinated and diligent fashion to ensure the filings satisfy the applicable statutory and regulatory mandates. MEHC anticipates completing receipt of all required federal and state regulatory consents within six months. Id.
5.	Whether the Applicant or Key Personnel Associated with the Applicant have Violated any State or Federal Statutes Regulating the Activities of Public Service Companies -§6-105(f)(5).
     MEHC takes its regulatory obligations very seriously, and integrity in dealing with government is one of MEHC’s core values. MEHC’s Code of Business Conduct, which every MEHC employee receives and must acknowledge receiving, states, “As an employee of MidAmerican Energy Holdings Company, its subsidiaries and affiliates, you will always be required to adhere to the highest level of ethical conduct and fair dealing.” (Fehrman Test.) MEHC’s values are reinforced through its relationship with Berkshire and its Chief Executive Officer, Mr. Warren Buffett, as stated in Mr. Fehrman’s testimony. Id.
     Neither the Applicants nor their key personnel have violated any state or federal statutes regulating the activities of public service companies. Although Section 6-105 (f)(5) only requires disclosure of statutory violations, Mr. Fehrman’s testimony, in the

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interests of full disclosure, identifies two issues with FERC regulations involving MEC and PacifiCorp. (Fehrman Test.)
6.	Documents Relating to the Transaction Giving Rise to the Application - §6-105(f)(6).
     Constellation and MEHC entered into an agreement on September 19, 2008 in which MEHC will purchase all of the outstanding common shares of Constellation for cash consideration of approximately $4.7 billion. In addition, pursuant to a stock purchase agreement, Constellation issued to MEHC $1 billion of preferred equity yielding eight percent. The Merger Agreement has been approved by both companies’ Boards of Directors and is subject to shareholder approval. (Fehrman Test.)
     Under the Merger Agreement, Constellation would become an indirect, wholly-owned subsidiary of MEHC. To effect this Transaction, MEHC established a wholly-owned Maryland subsidiary named MEHC Merger Sub Inc. (“Merger Sub”). (Goodman Test.) Pursuant to the Merger Agreement, Merger Sub will merge with and into Constellation, with Constellation continuing as the surviving corporation in the Transaction. Each share of Constellation common stock outstanding immediately prior to the Transaction (other than any shares owned by MEHC) will be converted into the right to receive cash in the amount of $26.50 per share. As a result of the Transaction, Constellation will become an indirect, wholly-owned subsidiary of MEHC (through Constellation Energy Holdings LLC, which is a wholly-owned subsidiary of MEHC). Id. A copy of the Merger Agreement, which has been previously filed with the Commission, can be found in the electronic document room described in the testimony of Brent Gale, and is attached hereto as Exhibit 1.

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7.	The Applicants’ Experience in Operating Public Service Companies Providing Electricity -§6-105(f)(7).
     MEHC, through its utility subsidiaries MEC and PacifiCorp, has significant experience in operating public service companies that provide electricity. MEC and its predecessor corporations have provided electric and natural gas service in Iowa, Illinois, Nebraska and South Dakota for approximately 100 years. (Fehrman Test.) PacifiCorp is one of the west’s leading utilities, serving approximately 1.7 million customers in six western states. (Fehrman Test.) The testimony of Mr. Fehrman details MEC’s and PacifiCorp’s experience in providing electric service, including a description of the customers served, the service territories, and a description of MEC’s power generation experience and capabilities. (Fehrman Test.) MEHC’s other experience, including service to 3.8 million electric distribution end-users in the United Kingdom and experience in power generation, is also detailed. (Fehrman Test.)
     MEHC also has significant regulatory and legislative experience relevant to electric and gas companies, including experience with states that have adopted retail competition. MEHC’s regulatory and legislative experience, and its experience with retail competition, is addressed in the testimony of Brent Gale. (Gale Test.)
     MEHC and its affiliates have extensive experience in the construction and operation of both regulated and merchant generation and regulated transmission. (Fehrman Test.) MEHC fully supports the 2008 Settlement and commits to participate constructively and in good faith with the Commission, the State, and PJM to address issues related to new generation and transmission.

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8.	The Applicants’ Plan for Operating the Public Service Company - §6-105(f)(8).
     After completion of the Transaction, BGE will operate very much like it does today. BGE will not be merged with other MEHC utility subsidiaries. BGE will have its own management and its own board of directors and will continue to be headquartered in Baltimore, Maryland. (Fehrman Test.)
     As discussed in Mr. Fehrman’s testimony, BGE will develop and implement its own business plan. It will determine its own priorities. It will have control and responsibility for making decisions to achieve objectives such as customer satisfaction, reliable service, employee safety, environmental stewardship, and regulatory integrity. (Fehrman Test.) There will be no change in BGE’s franchise service obligations, its terms or conditions of service, its regulatory obligation to serve its customers, or the Commission’s authority to oversee BGE. (DeFontes Test.)
     In addition, MEHC will continue to support Constellation’s participation in the UniStar Nuclear Energy venture with Electricité de France for expansion of the Calvert Cliffs Nuclear Plant, as described in the testimony of Mr. Fehrman. (Fehrman Test.)
9.	How the Acquisition Will Serve the Customers of the Public Service Company in the Public Interest, Convenience, and Necessity -§6-105(f)(9).
     MEHC has brought significant benefits to Constellation, and indirectly to BGE and its customers, through an immediate cash infusion of $1 billion to Constellation. (Goodman Test.; Allen Test.) MEHC’s prompt investment of $1 billion of cash needed by Constellation and MEHC’s overall financial strength helped to stabilize Constellation and BGE with the rating agencies. In the absence of Constellation’s action to partner with MEHC, the financial health of Constellation and, perhaps, BGE would have been

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negatively impacted by the continued deterioration of the country’s economy. (Allen Test.) Thus, the proposed acquisition brings additional credit strength to Constellation and isolation of BGE’s credit from that of Constellation. (Goodman Test.)
     In addition to the financial support provided by MEHC’s ownership, MEHC and BGE are offering forty commitments in this case to demonstrate that the Transaction, if approved and consummated, will serve the public interest of the customers of BGE, cause no harm to customers, and provide benefits. These commitments are found in Exhibit BEG-1 to the testimony of Mr. Gale.
     These commitments include:
•	Consumers will benefit from the fifty percent reduction of the cap on the 2009 electric distribution rate filing under the 2008 Settlement and the five month delay of the second electric and gas distribution rate case filings.

•	A new holding company will be created to strengthen the ring-fencing of BGE.

•	Transaction costs will not be recovered in BGE’s electric and gas distribution rates.

•	Severance costs and costs under change-in-control agreements for Constellation personnel, if any, will not be recovered in BGE’s electric and gas distribution rates.

•	Any cost savings that are realized by BGE will be included in BGE’s operating results and will ultimately flow to customers.
     Some unquantified benefits may also accrue to the BGE customers as a result of the opportunity for BGE to share ideas and experiences with other regulated utilities in the holding company system. (Gale Test.; DeFontes Test.)

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D.	Information Required Pursuant to PUC Article § 6-105(g)(2).
1.	The Potential Impact of the Acquisition on Rates and Charges Paid by Customers and on the Services and Conditions of Operation of the Public Service Company -§ 6-105(g)(2)(i).
     There should be no adverse impact to BGE’s operations as a result of the acquisition by MEHC. Indeed, it would be reasonable to expect possible improvements as the regulated utilities under MEHC share information and experience. There should also be no negative impact to rates stemming from the Transaction.
     Moreover, as outlined in section B.1 of this Application, MEHC is offering three distribution rate benefits as part of the Transaction commitments. These benefits are discussed in detail in the testimony of MEHC witness Gale and his Exhibit BEG-1. The total potential benefit to BGE customers from these electric and gas distribution rate commitments could be as much as $70 million. (Gale Test.)
2.	The Potential Impact of the Acquisition on Continuing Investment Needs for the Maintenance of Utility Services, Plant, and Related Infrastructure -§ 6-105(g)(2)(ii).
     In the coming years, BGE faces significant capital needs to address its aging gas and electric infrastructure, reinforce the delivery system to assure continued reliable service, support investments in demand response and energy efficiency, as well as to invest in new technologies, such as advanced metering, that will allow customers to better manage their energy usage. MEHC is uniquely suited to support BGE as BGE undertakes these infrastructure investments in the coming years, given MEHC’s strong financial profile and focus on increasing value through significant, long-term investments in well-operated energy companies that offer predictable, reasonable returns. (DeFontes Test.)

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3.	The Proposed Capital Structure That Will Result from the Acquisition, Including Allocation of Earnings from the Public Service Company - § 6-105(g)(2)(iii).
     BGE’s capital structure is not expected to change as a result of the Transaction. BGE will not issue any additional securities in connection with the proposed Transaction. (Goodman Test.) BGE will continue to maintain its own strong capital structure and continue to be able to issue its own debt and preferred stock through direct access to the public and private credit markets. (DeFontes Test.)
     MEHC has created a table showing the capital structure before and after the Acquisition. Table 1, incorporated in the Goodman testimony, illustrates the pre-Transaction capitalization of MEHC, Constellation and BGE at June 30, 2008, followed by the pro forma adjustments required to reflect the consummation of the Transaction, and finally, the pro forma consolidated capitalization of MEHC if the proposed Transaction had closed on that date. (Goodman Test.)
4.	The Potential Effects on Employment by the Public Service Company - § 6-105(g)(2)(iv).
     There should be little impact on employment at BGE as a direct result of the Transactions. (Sammon Test.; DeFontes Test.) MEHC does not intend to consolidate or otherwise integrate BGE’s operations with any other MEHC utility. There are no current plans for a reduction in force at BGE, and MEHC commits that it will not initiate a reduction in force at BGE, if ever, prior to January 1, 2012. (Sammon Test.)
5.	The Projected Allocation of Any Savings that are Expected to the Public Service Company Between Stockholders and rate payers - § 6-105(g)(2)(v).
     Any cost savings that are realized by BGE will be included in BGE’s results of operations and will flow to customers. MEHC understands that BGE anticipates filing

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general rate cases on a regular basis, consistent with the 2008 Settlement. This will ensure that customers receive any near and long-term benefits of the Transaction through rate cases. (Specketer Test.)
6.	Issues of Reliability, Quality of Service, and Quality of Customer Service -§ 6-105(g)(2)(vi).
     MEHC strives for exceptional customer service as a core principle of its operations. MEHC expects that the Transaction will, if anything, enhance BGE’s performance in the area of customer service, based on MEHC’s experience with MEC and PacifiCorp. MEC and PacifiCorp each have strong track records of success in satisfying customers, and both have received significant recognition for their customer service. (Fehrman Test.)
     MEHC and its utility subsidiaries will share their experience and expertise with BGE. Among the areas for collaboration identified in the commitments of Exhibit BEG-1 are customer service, energy efficiency, demand response, advanced metering and smart grid technology. The commitments provide for reports to be filed with the Commission regarding these collaborative efforts.
7.	The Potential Impact of the Acquisition on Community Investment - § 6-105(g)(2)(vii).
     MEHC strongly believes in supporting the communities it serves through good service and good corporate citizenship. All of its businesses are actively involved in supporting many business, civic, economic development and charitable efforts within the communities they serve. To ensure continuing support for the communities served by BGE, MEHC provides the following commitments:
•	The corporate headquarters of BGE will remain in Baltimore, Maryland.

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•	BGE will continue to be a prominent contributor to the community. BGE has provided charitable and community-related contributions averaging $2,887,000 annually during the period of 2005 through 2007. After the Transaction closes, MEHC commits that BGE will maintain at least that level of charitable and community-related contributions through December 31, 2013.

•	MEHC commits to provide economic development support and assistance to BGE.
(Fehrman Test.; Sammon Test.)
8.	Affiliate and Cross-Subsidization Issues -§ 6-105(g)(2)(viii).
     Affiliate transactions will be subject to all applicable state and federal laws, regulations and limitations. Generally, affiliate transactions are subject to asymmetrical pricing, requiring they be priced at the greater of cost or market if transferred from BGE and the lower of cost or market if transferred to BGE. This pricing is consistent with FERC Order No. 707A, Cross-Subsidization Restrictions on Affiliate Transactions, and the Maryland affiliate regulations, and therefore address the cross-subsidization concerns. (Specketer Test.)
     Consistent with BGE’s Cost Allocation Manual, indirect costs are allocated on the basis of a causal relationship. (Specketer Test.) BGE’s cost allocation practices will continue to comply with all Commission requirements.
9.	The Use or Pledge of Utility Assets for the Benefit of an Affiliate - § 6-105(g)(2)(ix).
     MEHC will not pledge any assets of the business of BGE as backing for any securities which MEHC or its affiliates, other than BGE, may issue; provided that BGE is not prevented from issuing secured financing using its own assets in the normal course of business. (Goodman Test.)

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     Furthermore, neither BGE nor its subsidiaries will, without the approval of the Commission, make loans or transfer funds (other than payments pursuant to BGE’s Cost Allocation Manual and dividends) to MEHC or its affiliates, or assume any obligation or liability as guarantor, endorser, surety or otherwise for MEHC or its affiliates; provided that this commitment will not prevent BGE from assuming any obligation or liability on behalf of a subsidiary of BGE.
10.	Jurisdictional and Choice-of-Law Issues -§ 6-105(g)(2)(x).
     MEHC commits that BGE’s utility operations will be subject to the laws of Maryland and the regulation of this Commission. After the Transaction, BGE will still be subject to all applicable federal and state affiliate rules and codes of conduct. BGE will continue to comply with Maryland’s laws and the Commission’s regulations. (Gale Test.)
11.	Whether it is Necessary to Revise the Commission’s Ring-Fencing and Code of Conduct Regulations in Light of the Acquisition -§ 6-105(g)(2)(xi).
     The proposed enhanced ring-fencing measures are described in section C.9. above and set forth in full in MEHC witness Gale’s Exhibit BEG-1 and its Appendix 1. As one of its commitments, MEHC has pledged that within three months after the close of the Transaction, MEHC will obtain a non-consolidation opinion7 that demonstrates that the ring-fencing around BGE is sufficient to prevent BGE from being involuntarily subject to a bankruptcy of MEHC, Constellation or any affiliate other than a subsidiary of BGE. BGE will promptly file such opinion with the Commission.

[7]	In general, a non-consolidation opinion provides a legal opinion that a bankruptcy court should not apply to two or more legally distinct entities “substantive consolidation” by treating the entities as a single debtor with a common pool of assets and liabilities.

22

12.	Any Other Issues the Commission Considers Relevant to the Assessment of the Acquisition in Relation to the Public Interest, Convenience, and Necessity -§ 6-105(g)(2)(xii).
     The Transaction will not harm the public in any way and will serve to strengthen and stabilize energy services for the public. After the Transaction BGE will operate in the same manner as it did before the Transaction. MEHC’s acquisition of Constellation and BGE will be virtually transparent to the public in Baltimore and Maryland.
     As always, BGE will remain committed to maintaining and improving the safe, reliable and high quality service it currently furnishes to its customers. MEHC and its utility subsidiaries will support BGE in these commitments. (DeFontes Test.)
     BGE will continue its nearly two-hundred year tradition of taking care of the energy delivery needs of its community. BGE’s headquarters will stay in Baltimore because MEHC knows the importance of the local utility to the communities that it serves. BGE’s customers will clearly benefit from BGE’s affiliation with MEHC given the financial stability this Transaction yields in these uncertain financial times. BGE’s customers will also benefit from MEHC’s commitment to investing in the infrastructure needs of its regulated utilities as well as the ability to readily share expertise and experience with another gas and electric company. Finally, the acquisition by MEHC does nothing to impact the Commission’s authority to regulate BGE just as it does today. The Commission will still have the same regulatory authority that it has today to ensure the provision by BGE of safe and reliable gas and electric service to customers. (DeFontes Test.)
     The bottom line is that the Transaction will only have positive impacts on BGE, its customers, and Maryland in general, and there will be no harm to consumers.

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WHEREFORE, Applicants request the Commission to:
1.	Enter an Order scheduling a timely pre-hearing conference and to adopt a procedural schedule that will permit an appropriate full review of the Application consistent with the time requirements to close this Transaction; and

2.	Enter an Order as expeditiously as possible, or not later than April 15, 2009, with appropriate findings, that each of the factors enumerated in the applicable sections of PUC Article § 6-105 have been satisfied and that the Transaction complies with Maryland law, and approving the proposed acquisitions by Applicants of the power to exercise substantial influence over the policies and actions of BGE under the applicable provisions of PUC Article § 6-105, and under any other applicable statutes or regulations.
Respectfully submitted,

/s/	/s/
Douglas L. Anderson	Gary R. Alexander
MidAmerican Energy Holdings Company	Alexander & Cleaver
P.O. Box 657	11414 Livingston Road
Des Moines, Iowa 50306	Fort Washington, Maryland 20744
Phone:	Phone: (301) 292-3300
Fax:	Fax: (301) 292-3264
danderson@midamerica.com	galexander@alexander-cleaver.com

Counsel for MidAmerican Energy	Counsel for Applicants
Holdings Company
[Signatures follow]

24

/s/	/s/

Steven R. Weiss	Christopher R. Mellott
MidAmerican Energy Company	Randolph S. Sergent
P.O. Box 657	Venable LLP
Des Moines, Iowa 50306	750 East Pratt Street
Phone: (515) 282-2644	Suite 900
Fax: (515) 242-4398	Baltimore, Maryland 21202
sweiss@midamerican.com	Phone: (410) 244-7400
Fax: (410) 244-7742
Counsel for Applicants	crmellott@venable.com
rssergent@venable.com

Counsel for Applicants
     Parties whose interests are affected:

/s/	/s/
Daniel P. Gahagan	Deborah E. Jennings
Vice President and General Counsel	DLA Piper Rudnick Gray Cary
2 Center Plaza, Suite 1302	111 South Calvert Street
110 West Fayette Street	Suite 1950
Baltimore, Maryland 21201	Baltimore, Maryland 21202
Phone: (410) 234-5012	Phone: (410) 580-3000
Fax: (443) 213-3206	Fax: (410) 580-3665
daniel.p.gahagan@bge.com	deborah.jennings@dlapiper.com

Counsel for Constellation Energy
Counsel for Baltimore Gas and	Group, Inc.
Electric Company

25

Before The
Public Service Commission of Maryland
Case No.
IN THE MATTER OF THE ACQUISITIONS
OF
CONSTELLATION ENERGY GROUP, INC., THE PARENT OF BALTIMORE GAS AND ELECTRIC COMPANY,
BY
MIDAMERICAN ENERGY HOLDINGS COMPANY AND CONSTELLATION ENERGY HOLDINGS LLC,
AND OF
BALTIMORE GAS AND ELECTRIC COMPANY
BY
BGE HOLDINGS LLC
Direct Testimony
of
William J. Fehrman
October 17, 2008

I. INTRODUCTION
Q.	PLEASE STATE YOUR NAME AND POSITION.

A.	My name is William J. Fehrman and I am the President and Chief Executive Officer of MidAmerican Energy Company (“MEC”) and Senior Vice President, MidAmerican Energy Holdings Company (“MEHC”).

Q.	PLEASE SUMMARIZE YOUR BACKGROUND.

A.	I graduated from the University of Nebraska in Lincoln in 1984 with a bachelor’s degree in civil engineering. In 1998, I earned a master’s degree in business administration from Regis University, Denver, Colorado. I have also completed the Reactor Technology Program for utility executives from the Massachusetts Institute of Technology and National Academy for Nuclear Training and have completed the Institute of Nuclear Power Operations Senior Nuclear Plant Management Course.

Q.	ARE YOU A MEMBER OF ANY PROFESSIONAL OR CIVIC ORGANIZATIONS?

A.	I am a recently retired member of the National Nuclear Accrediting Board and an active member of the Iowa Business Council and Greater Des Moines Area Partnership.

Q.	WHAT IS THE PURPOSE OF YOUR TESTIMONY?

A.	The purpose of my testimony is to provide required evidence in support of the Transaction between MEHC and Constellation Energy Group, Inc. (“Constellation”), which involves the indirect change-in-control of Baltimore Gas and Electric Company (“BGE”). I will begin by summarizing the substantial benefits of the Transaction and introduce MEHC and its business platforms. I will then address several of the statutory requirements under Section 6-105 of the Public Utility Companies Article of the Annotated Code of Maryland. Specifically, my testimony:
•	describes MEHC and its business activities [Section 6-105 (f)(1)];

•	describes the Transaction;

•	provides the background of the key personnel associated with MEHC [Section 6-105 (f)(2)];

•	introduces the other witnesses in this proceeding;

•	provides information regarding MEHC’s experience in operating public service companies providing electricity [Section 6-105 (f)(7)];

•	provides information regarding whether MEHC or key MEHC personnel have violated any state or federal statutes regulating the activities of public service companies [Section 6-105 (f)(5)]; and

•	discusses how BGE will be operated after the Transaction is completed [Section 6-105 (f)(8)].
     I will conclude my testimony discussing additional matters (re-regulation of generation supply, the Transaction price and Constellation executive compensation) that may be of public interest about the Transaction.

II. SUMMARY OF TRANSACTION BENEFITS
Q.	PLEASE SUMMARIZE THE BENEFITS THIS TRANSACTION BRINGS TO BGE, ITS CUSTOMERS AND THE STATE OF MARYLAND.

A.	The benefits of the Transaction can be categorized in five areas: (1) Financial Stability; (2) Ring-Fencing; (3) Rate Commitments; (4) Community Support and (5) Long-term Investment.
(1) Financial Stability
Financial stability is the most significant benefit of the Transaction to BGE, its customers, employees and to the State of Maryland. It was, in fact, the search for this financial stability that initially led to the Transaction agreement. National financial events leading up to the time of negotiations of the agreement resulted in the bankruptcy of Lehman Brothers, the acquisition of Merrill Lynch by Bank of America and the credit crisis at AIG. During that same time, Constellation was facing significant capital and financing constraints, as described in the testimony of Paul J. Allen, Senior Vice President, Corporate Affairs and Chief Environmental Officer of Constellation. As part of the Transaction agreement, MEHC provided an immediate $1 billion cash infusion to Constellation, averting a financial crisis for the company. The proposed Transaction will continue MEHC’s financial support, maintaining and eventually improving both BGE’s and Constellation’s credit ratings and access to capital markets upon the return to more normal credit market conditions. The tumultuous volatility in the stock market beginning during the week of September 29, 2008, reinforces the potential value of MEHC’s ownership of Constellation and BGE.

(2) Ring-Fencing
Another significant benefit vesting with BGE, its customers, employees and the State of Maryland is the proposed MEHC enhancements to the existing BGE ring-fencing measures. The provisions being proposed, when added to the existing measures, will result in a ring-fencing structure that provides significant protection to BGE from being involuntarily subject to a bankruptcy of Constellation, MEHC or any affiliate other than a subsidiary of BGE. The overall framework is recognized by the major rating agencies as an effective means to separate the credit quality of a subsidiary from its parent and its parent’s affiliates. The ring-fencing structure is sponsored by MEHC witness Mr. Patrick J. Goodman and is described in MEHC witness Mr. Brent Gale’s Exhibit BEG-1.
(3) Rate Commitments
As discussed in MEHC witness Mr. Gale’s testimony and Exhibit BEG-1, MEHC’s natural gas and electric delivery rate commitments will result in significant customer benefits. The total potential benefit to BGE customers from these rate commitments could be as much as $70 million.
     Additionally, transaction costs and Constellation’s change-in-control and severance costs, if any, resulting from the Transaction will not be recovered through BGE’s delivery service rates.
(4) Community Involvement
MEHC strongly believes in supporting the communities it serves through good service and corporate citizenship. All of our business platforms are actively involved in supporting many business, civic, economic development and charitable efforts within the communities they serve. To ensure continuing support for the communities served by BGE, MEHC provides the following commitments:
•	The corporate headquarters of BGE will remain in Baltimore, Maryland. BGE customers, the Baltimore community and the State of Maryland will benefit from having the public service company that provides such critical services to its customers remaining headquartered in the community it serves.

•	BGE will continue to be a prominent contributor to the community. BGE provided charitable and community-related contributions averaging $2,887 million annually during the period 2005 through 2007. After the Transaction closes, MEHC commits that BGE will continue, at a minimum, that level of contributions through December 31, 2013. MEHC’s support will mean that contributions from BGE will be sustained for the long-term benefit of the Baltimore community.

•	MEHC commits to provide economic development support and assistance to BGE. Enhanced economic growth in the BGE service territory will mean new jobs, increased property taxes and other benefits a community receives from new, local businesses and industries.

•	MEHC has no current plans for a reduction in force at BGE as a direct result of the Transaction. MEHC commits that it will not initiate a reduction in force at BGE, if ever, prior to January 1, 2012. This will ensure that no harm will be experienced by the Baltimore community concerning employment as a result of the Transaction.

(5) Long-term Investment
As noted above, MEHC provides financial stability and wherewithal in a difficult market environment, and hereby commits its support to BGE as it makes infrastructure investments in coming years to meet its customers’ needs. MEHC, backed by its majority shareholder, Berkshire Hathaway Inc. (“Berkshire”), takes a long-term approach to building and operating the companies it owns. MEHC has never sold a platform, nor does it acquire companies simply to turn a quick profit. MEHC has both the resources and the long-term perspective needed to successfully manage BGE. MEHC looks for opportunities to deploy capital in long-term investments where we believe the results of such investments will be both fair and beneficial to customers, employees, stakeholders and shareholders.
Q.	WHAT ABOUT THE OTHER MEHC COMMITMENTS IN EXHIBIT BEG-1?
A.	Exhibit BEG-1 identifies the commitments described above and others offered by MEHC to support findings that the proposed Transaction is in the public interest, convenience and necessity, will not harm consumers and will provide benefits to customers of BGE. MEHC pledges to keep the Maryland Public Service Commission (“PSC” or “Commission”) up-to-date on the status of the commitments via periodic reports as outlined in Exhibit BEG-1.
Q.	EACH OF THE PRECEDING COMMITMENTS RELATE TO BGE. IS MEHC MAKING ANY COMMITMENTS RELATED TO CONSTELLATION?
A.	Yes. MEHC recognizes that Constellation has a significant presence within Baltimore and Maryland. As addressed elsewhere, MEHC is entering into the

Transaction with the expectation of being the last owner of Constellation, managing its existing assets and creating new assets as needed to serve the needs and desires of Constellation’s customers. While I understand that this proceeding is focused upon BGE and the gas and electric customers it serves throughout much of Maryland, I want to assure the Commission that MEHC has now publicly committed itself with respect to the future of Constellation. These MEHC commitments were recently publicly announced as shown in Exhibit WJF-1 and include retaining Constellation corporate headquarters in Baltimore, Maryland, development of a nuclear plant as described in the March 2008 Settlement and a significant charitable contribution.
     Specifically, the Constellation headquarters will remain in Baltimore, Maryland. This will ensure the continued benefits derived from having a major company located and heavily integrated into the state and community.
     MEHC reaffirms the commitment that Constellation made in the 2008 Settlement to prioritize the development of a nuclear plant at Calvert Cliffs over the development of a nuclear facility at any other site it controls, provided that all things are equal, including, but not limited to, regulatory approvals and acceptable financing. MEHC acknowledges the benefit a nuclear plant addition would be to the Calvert Cliffs area and to the State of Maryland in terms of employment and economic development. MEHC believes nuclear power will play an important role in meeting the nation’s future energy needs and helping to address climate change issues. Nuclear power is strongly supported by MEHC and as such, MEHC supports Constellation’s involvement in the UniStar Nuclear Energy, LLC joint venture. MEHC looks forward to being a significant contributor to the future of nuclear power.

     Finally, in connection with, and subject to the completion of the proposed Transaction, Mr. Mayo A. Shattuck III, Chairman of the Board of Directors, President and Chief Executive Officer of Constellation irrevocably waived his right to receive payment of any cash severance to which he would otherwise be entitled under his Change-in-Control Agreement. Mr. Shattuck requested that Constellation contribute the waived severance to the Constellation Energy Group Foundation (“Foundation”).  After completion of the proposed Transaction, MEHC has agreed to match any such contribution, providing a total endowment of $36 million. The total contribution represents a 360 percent increase in the Foundation’s September 30, 2008 investment balance of approximately $10 million. This considerable increase will support future charitable endeavors for the long-term benefit of the Baltimore community and the State of Maryland.
III. INTRODUCTION OF MEHC
MEHC and its business activities -Section 6-105 (f)(1)
Q.	PLEASE INTRODUCE MEHC.
A.	I will describe MEHC in terms of its major business platforms, but first I believe it is important to understand the foundation from which we lead our company. This foundation is based on six core principles which are:
•	Customer Service - We are focused on delivering reliability, dependability, fair prices and exceptional service to our customers around the world.

•	Employee Commitment - We equip employees with the resources and support they need to be successful. We encourage teamwork and provide a safe, rewarding work environment. We make no compromise when it comes to safety.
•	Environmental Respect - Natural resources are essential for the production of energy. We are committed to using these resources wisely and protecting our environment for the benefit of future generations. Our Environmental RESPECT Policy details this commitment in the areas of Responsibility, Efficiency, Stewardship, Performance, Evaluation, Communication and Training.

•	Regulatory Integrity - We adhere to a policy of strict regulatory compliance and pursue frequent, open communication with regulators regarding our business performance.

•	Operational Excellence - Together with our employees, we pride ourselves on excellence in every aspect of our work. We set high standards for operations and system maintenance to enable us to meet and exceed our customers’ expectations, perform our work safely and preserve our assets.

•	Financial Strength - We are excellent stewards of our substantial financial resources. Backed by Berkshire and its AAA credit rating, we invest in hard assets and focus on long-term opportunities that will contribute to the future strength of the company.
     The commitments we are offering to make as a part of the Transaction, which are included in detail in the testimony and Exhibit BEG-1 of MEHC witness Mr. Gale, not only reflect our core principles, but offer an indication of the value we plan to provide to BGE customers. In the testimony of all MEHC witnesses, and more importantly through our conduct, I hope you will come to understand how these core principles guide our business.
Q.	PLEASE EXPLAIN THE BUSINESS ACTIVITIES OF MEHC.
A.	MEHC is a global company engaged primarily in the production and delivery of energy from a variety of fuel sources – including coal, natural gas, geothermal, hydroelectric, nuclear, wind and biomass. The owners of MEHC are Berkshire, Walter Scott, Jr. (including family interests), David Sokol (Chairman of MEHC) and Greg Abel (President and Chief Executive Officer of MEHC).
     MEHC’s global assets were $39.2 billion as of December 31, 2007, and its revenues were $12.4 billion for the year ended December 31, 2007. MEHC, through its eight business platforms, serves 6.9 million customers – 6.2 million electric customers and end-users and 0.7 million natural gas customers. MEHC owns, or has under construction, approximately 18,000 MW of generating capacity, approximately 154,500 miles of electric transmission and distribution lines and approximately 39,000 miles of natural gas transmission and distribution pipelines. MEHC employs approximately 17,100 employees worldwide.
     MEHC’s eight business platforms are as follows:
•	MidAmerican Energy Company (“MEC”) is a vertically integrated electric and natural gas utility headquartered in Des Moines, Iowa. MEC provides regulated electric service to approximately 632,000 customers in Iowa, 84,000 customers in Illinois and 4,000 customers in South Dakota. Regulated gas service is provided to approximately 543,000 customers in Iowa, 65,000 customers in Illinois, 82,000 customers in South Dakota and 4,000 customers in Nebraska. Competitive gas and electric service is provided in nine states to approximately 2,400 customers. MEC is the largest owner/operator of wind energy among rate regulated utilities in the country, with 1,284 MW projected to be in service at year-end 2008.
•	PacifiCorp is a vertically integrated electric utility serving approximately 1.7 million customers in six western states and is based in Portland, Oregon. PacifiCorp’s owned and under construction generating plants have a net capacity of approximately 10,300 megawatts. PacifiCorp is operated through three separate business units; PacifiCorp Energy, Pacific Power and Rocky Mountain Power. PacifiCorp will be one of the largest investor-owned utility owner/operators of hydro-electric, wind, geothermal and other renewable energy facilities at year-end 2008, with approximately 2,000 MW owned and operated.

•	CalEnergy Generation-Foreign consists of MEHC’s indirect ownership of the Casecnan project, which is a combined irrigation and 150 MW hydroelectric power generation project of which MEHC owns 135 MW, located in the central part of the island of Luzon in the Philippines.

•	CalEnergy Generation-Domestic own interests in 15 non-utility power projects comprising more than 900 MW in the United States. The business platform consists of separate entities which own and operate natural gas generating stations in Arizona, Illinois, Texas and New York and a hydroelectric plant in Hawaii.

•	Kern River Gas Transmission Company (“Kern” or “Kern River”) is a natural gas pipeline company headquartered in Salt Lake City, Utah. Its interstate pipeline facilities comprise nearly 1,700 miles from Wyoming to southern California.

•	Northern Natural Gas Company (“Northern” or “Northern Natural”) is a natural gas pipeline company headquartered in Omaha, Nebraska. Its pipeline system comprises more than 15,100 miles of pipeline from Texas to the upper midwest. The combined pipeline design capacity of Kern and Northern is nearly 6.9 billion cubic feet per day, or approximately eight percent of all the natural gas consumed in the U.S. in 2007.

•	CE Electric UK Funding Company owns two electricity distribution businesses that serve 3.8 million end-users across approximately 10,000 square miles of northeast England. The company also has a contracting subsidiary that engineers power projects for large commercial and industrial customers.

•	HomeServices of America, Inc. is the second-largest full-service residential real estate brokerage company in the United States and is a leader in each of the 24 top markets its associates serve. The company has over 18,000 sales associates in 19 states.
     In addition to these business platforms, two transmission partnerships have been formed with American Electric Power (“AEP”). The partnerships were formed to build and own high-voltage electric transmission assets. One of the joint ventures is Electric Transmission America, LLC (“ETA”). ETA is a 50-50 limited liability company with the defined objective to identify and invest in high-voltage transmission projects (345 kV or higher) located in North America outside of the Electric Reliability Council of Texas (“ERCOT”). The second joint venture is Electric Transmission Texas, LLC (“ETT”). ETT is a 50-50 limited liability company with the defined objective to identify and invest in high-voltage transmission projects located in ERCOT.
Q.	WHAT PREVIOUS ACQUISITIONS HAS MEHC UNDERTAKEN IN THE ENERGY INDUSTRY?
A.	MEHC and its predecessors in interest have undertaken the following acquisitions: Bonneville Pacific Corporation interests in Yuma, Arizona (Independent Power Producer (“IPP”) – gas-fired generation, 1992); Magma Power Company (U.S. & Philippines IPP – geothermal, 1995); Edison Mission Energy interests in Southern California (IPP – geothermal, 1996); Falcon Seaboard Resources, Inc. (IPP – gas-fired generation, 1996); Northern Electric plc (British electric distribution utility, 1997); Kiewit Diversified Group’s interests in the Philippines and Indonesia, as well as Northern Electric plc (British electric distribution utility, 1997); MEC (1999) and Yorkshire Electricity (British electric distribution utility, 2001). In 2002, MEHC entered a new sector of the energy industry with acquisitions of the Kern River and Northern Natural interstate natural gas pipeline companies. In 2006, MEHC continued to grow in the electric utility sectors with its acquisition of PacifiCorp from Scottish Power Ltd.

Q.	HAS MEHC EVER SOLD ANY BUSINESS PLATFORMS?
A.	No. MEHC is a long-term investor. We carefully assess the operations, assets and management of potential acquisitions before we enter into a transaction. We do not enter into speculative transactions and we do not acquire companies in anticipation of quick profits and a quick sale. Instead, MEHC looks for opportunities to deploy capital in long-term investments where we believe the results of such investments will be fair to customers, employees, stakeholders and shareholders.
IV. THE CONSTELLATION TRANSACTION
Q.	PLEASE DESCRIBE THE PROPOSED TRANSACTION.
A.	On September 19, 2008, MEHC and Constellation reached a definitive merger agreement in which MEHC will purchase all of the outstanding common shares of Constellation for cash consideration of approximately $4.7 billion, or $26.50 per share. In addition, pursuant to a stock purchase agreement, Constellation issued to MEHC $1 billion of preferred equity yielding eight percent. The definitive merger agreement, which has been approved by both companies’ boards of directors, is subject to shareholder and customary federal and state regulatory approvals. The agreement expires nine months after its execution (June 19, 2009), but may be extended by either company for up to three months (September 19, 2009). I note that the PSC has 180 days to conclude this proceeding and can extend the proceeding, one time, an additional 45 days for good cause. Given the continuing volatility in the financial markets, I ask that the PSC rule within the 180-day time period and I pledge MEHC’s efforts to expedite discovery to assist in a timely review and order. The sooner that BGE becomes part of the MEHC family, the sooner it gains the financial stability that is particularly necessary during these times of financial distress.
     Upon completion of the Transaction, Constellation will be an indirect, wholly-owned subsidiary of MEHC as shown in a simplified organization chart Exhibit WJF-2 and described in the testimony of MEHC witness Mr. Goodman. Mr. Goodman will also provide testimony concerning the financial aspects of the Transaction. Once acquired by MEHC, I expect BGE to be operated much as it is today, and it will continue to be headquartered in Baltimore, Maryland.
Q.	PLEASE DESCRIBE THE REASONS FOR THE PROPOSED TRANSACTION.
A.	MEHC has identified the energy industry as a preferred area for investment of a significant amount of its capital resources in the coming years, including capital made available by Berkshire. In MEHC’s experience, investments in the regulated energy business provide opportunities for fair and reasonable returns if operated with a focus upon the objectives of customer service, employee commitment, environmental respect, regulatory integrity, operational excellence and financial strength.
     The proposed Transaction of Constellation advances MEHC’s goal of owning and operating a portfolio of high-quality energy businesses with a strong emphasis on the objectives that I mentioned. We view Constellation as a good company owning sound assets, but with a need for strong financial stability. This need was particularly evident during September 2008 when Constellation’s financial health was threatened by upheaval in the financial markets and MEHC was able to step in to provide stability and financial backing. We believe Constellation and BGE can continue to be successful companies and we are committed to helping each company reach its long-term goals, while also maximizing the benefits of our complementary capabilities.
     MEHC is uniquely suited to undertake infrastructure investments BGE faces in the coming years since it is privately held and not subject to pressures to meet analyst earnings, forecasts and shareholder expectations of regular, quarterly dividends and relatively quick returns on investments. MEHC’s investors are focused on increasing value through significant, long-term investment in well-operated energy companies.
     MEHC’s business strategy should provide Constellation’s and BGE’s customers, employees, communities and regulators with valuable stability. Indeed, they would be justified in expecting that MEHC will be Constellation’s and BGE’s last owner. As a result, the management team and employees of Constellation and BGE will be able to focus on exceeding customer and regulator expectations.
Background of key personnel of MEHC - Section 6-105 (f)(2)
Q.	WHO ARE THE KEY PERSONNEL ASSOCIATED WITH MEHC THAT YOU BELIEVE SHOULD BE INTRODUCED TO THE COMMISSION?
A.	Key personnel include David L. Sokol and Gregory E. Abel whom I introduce below.
     David L. Sokol joined the company in February 1991 as chairman, president and chief executive officer and is currently MEHC’s chairman. At that time the company owned and operated one geothermal power project, which it had developed and constructed. Mr. Sokol led MEHC and its predecessor companies through the series of acquisitions detailed earlier in my testimony. Under his leadership, MEHC has grown to become the energy arm of Berkshire with companies that are highly regarded for their focus on MEHC’s core principles.
     Gregory E. Abel is president and chief executive officer of MEHC. Mr. Abel has more than 20 years of experience in senior management related to the energy industry. He serves as chairman and chief executive officer of PacifiCorp and as the chief executive officer of CE Electric UK. Additionally, he is chief executive officer of MidAmerican Funding, LLC, the holding company for MEC. Mr. Abel also is a director of MEHC, Kern River, Northern Natural and Home Services of America, Inc.
Q.	IN ADDITION TO YOUR TESTIMONY, WHO WILL BE PROVIDING TESTIMONY IN SUPPORT OF THE APPLICATION?

A.	The following witnesses are testifying:

Patrick J. Goodman, MEHC’s senior vice president and chief financial officer, will provide detail regarding MEHC’s corporate structure, Constellation’s place within that structure, MEHC’s capital structure, ring-fencing measures and the financial and accounting aspects of the Transaction.

Thomas B. Specketer, MEC’s vice president, U.S. regulatory accounting and controller, will testify about MEHC’s overhead billings to BGE, the allocation of any savings between BGE customers and shareholders, the proposed treatment of transaction and transition costs related to the Transaction (including severance and change in control costs) and a discussion of how MEHC will manage affiliate transactions and address cross-subsidization concerns.

Maureen E. Sammon, MEHC’s senior vice president and chief administrative officer, will testify about the Transaction in regards to the impact on BGE’s employment and charitable and community contributions.

Brent Gale, senior vice president of MEHC, will provide detail regarding MEHC’s compliance with federal law in carrying out the Transaction, MEHC’s experience in operating public service companies providing electricity and natural gas, how the Transaction will serve the public interest, convenience and necessity, including benefits and no harm to customers and jurisdictional and choice–of–law issues. Mr. Gale will also describe MEHC’s approach to regulatory and legislative matters and sponsor an exhibit which identifies the commitments offered by MEHC and BGE to support findings that the proposed Transaction is in the public interest, convenience and necessity and (1) will not harm customers and (2) will provide benefits to customers of BGE.

Kenneth W. Defontes, Jr., president and chief executive officer of BGE, will testify as to why BGE’s customers, as well as central Maryland, will benefit from the Transaction and provide assurance that BGE’s customers will suffer no harm as a result of the Transaction.

Paul J. Allen, senior vice president, corporate affairs and chief environmental officer of Constellation, will testify regarding support for the Transaction and why BGE’s customers and central Maryland will benefit and suffer no harm as a result of the Transaction.

V. BACKGROUND
MEHC public service companies’ operating experience – Section 6-105 (f)(7)
Q.	PLEASE PROVIDE HISTORICAL BACKGROUND ABOUT MEC.
A.	MEC and its predecessor corporations (e.g., Iowa Power Inc., Iowa-Illinois Gas and Electric Company, Iowa Public Service Company and their respective predecessors) have provided electric and natural gas service in Iowa, Illinois, Nebraska and South Dakota for approximately 100 years. MEC is the product of a merger between Midwest Power Systems Inc. and Iowa-Illinois Gas and Electric Company in 1995. Midwest Power Systems Inc., in turn, was the result of a prior merger between Iowa Power Inc. and Iowa Public Service Company in 1992. In 1999, MEC was acquired by CalEnergy Company Inc. (the predecessor of MEHC), and in 2000, MEHC and an investor group comprised of Berkshire, Walter Scott, Jr. (a director of MEHC), David Sokol and Greg Abel, closed on a definitive agreement and plan of merger whereby the investor group, together with certain of Mr. Scott’s family members and family trusts and corporations, acquired all of the outstanding common stock of MEHC.
Q.	PLEASE DESCRIBE MEC’S OPERATIONS.
A.	MEC provides electric and gas service in Iowa, Illinois and South Dakota, and gas service in Nebraska. MEC is the largest utility in Iowa. It provides service to approximately 720,000 electric customers and more than 694,000 natural gas customers in a 10,600 square-mile area from Sioux Falls, South Dakota to the Quad Cities area of Iowa and Illinois. The largest communities served by MEC are Des Moines, Cedar Rapids, Sioux City, Waterloo, Iowa City and Council Bluffs, Iowa; the Quad Cities area of Iowa and Illinois and Sioux Falls, South Dakota.

     By the end of 2008, MEC plans to have 833 wind turbines, totaling 1,284 MW of nameplate generating capacity on-line. That commitment will help maintain the company’s national ranking as the leading owner of wind generation capacity among regulated utilities. MEC also owns 435 MW of the Quad-Cities Nuclear Generating Station operated by Exelon. When MEC’s wind-fueled electric generating capacity is combined with the company’s other non-carbon fuel sources, approximately 28 percent of MEC’s owned nameplate electric generating capacity will come from non-carbon resources at the end of 2008. MEC has majority ownership in five of the six jointly-owned coal-fueled generating stations in Iowa, and a 40 percent ownership in the sixth.
Q.	PLEASE DESCRIBE PACIFICORP’S OPERATIONS.
A.	PacifiCorp, based in Portland, Oregon, is one of the west’s leading utilities, serving approximately 1.7 million customers in six western states. PacifiCorp has approximately 15,700 miles of transmission line, 61,085 miles of distribution line, more than 900 substations and 69 generating plants across the west. PacifiCorp’s generating plants have a net capacity of 10,300 megawatts. This generation includes more than 6,000 MW of coal, more than 1,150 MW of hydro-electric and, at year-end 2008, more than 800 MW of wind, geothermal and biomass. PacifiCorp is structured as three business units, aggregating up to PacifiCorp: PacifiCorp Energy, containing the electric generation, commercial and energy trading functions and the coal-mining operations of the company, is headquartered in Salt Lake City; Pacific Power, which delivers electricity to customers in Oregon, Washington and California, is headquartered in Portland and Rocky Mountain Power, which delivers electricity to customers in Utah, Wyoming and Idaho, is headquartered in Salt Lake City. The company was acquired by MEHC in March 2006.
VI. CUSTOMER SERVICE
Q.	IS IT REASONABLE TO ASSUME THAT THE TRANSACTION WILL HAVE A POSITIVE IMPACT ON BGE’S PERFORMANCE IN THE AREA OF CUSTOMER SERVICE?
A.	Yes. As a core principle of MEHC operations, we strive for exceptional customer service. MEC and PacifiCorp each have strong track records of success in satisfying customers.
     The MEHC utilities have been positively recognized for their results as measured by national customer satisfaction surveys. In 2008, MEC, Pacific Power and Rocky Mountain Power were ranked No. 1, No. 2 and No. 3, respectively, in the nation for industrial customer satisfaction, according to TQS Research. TQS Research is an Atlanta-based independent research firm that polls key commercial and industrial customers of electric utilities for overall satisfaction. TQS measures the 60 largest U.S. electric utilities’ performance in critical areas such as energy efficiency, account management, reliable power, price, handling customer contacts and company image.
     In July of this year, J.D. Power and Associates announced the results of its 2008 Electric Utility Residential Customer Satisfaction Study and MEC was ranked No. 1 in the Midwest Region-Large Segment for overall customer satisfaction. The J.D. Power and Associates study evaluated the 120 largest electric utilities in the country for overall residential customer satisfaction, based on their performance in the following six key areas in order of importance: power, quality and reliability; price; billing and payment; corporate citizenship; communications and customer service. MEC ranked first in the Midwest Region-Large Segment in the areas of price, corporate citizenship, communications and customer service. More recently, J.D. Power and Associates announced the results of its 2008 Natural Gas Residential Customer Satisfaction Study, ranking MEC as tied for No. 1 in the Midwest Region for overall customer satisfaction.
     I believe it is reasonable to expect that based on MEHC’s experience with MEC and PacifiCorp, the Transaction will enhance BGE’s performance in this area.
Q.	ARE THERE ANY ADDITIONAL ASPECTS OF THE EMPHASIS ON CUSTOMER SERVICE THAT YOU WOULD LIKE TO ADDRESS?
A.	Yes. I would like to discuss our efforts to address the needs of low-income customers.

Q.	PLEASE DESCRIBE MEC’S LOW-INCOME PROGRAMS.
A.	MEC works with the local assistance agencies in the four states in which it operates to assist customers with their energy needs. The joint programs include low-income energy assistance, energy efficiency programs and weatherization.
     MEC has also established an energy fund program called I-CARE. MidAmerican solicits and collects contributions to the program and passes those funds to local assistance agencies for distribution to eligible customers in need of assistance with heating expenses. MEC provides a $0.25 match for every dollar contributed.

     MEC provides funding for low-income weatherization programs in Iowa and Illinois through the Iowa Department of Human Rights (IDHR) and Project NOW, Inc., respectively. IDHR oversees local community action partnership (CAP) agencies in Iowa. Project NOW is a CAP agency in Illinois.
     MEC also offers eligible customers a supplemental program called Energy Wise. The Energy Wise program provides a kit of energy efficiency measures that the customer self-installs. This program is available to customers that rent apartments or homes, whereas traditional weatherization programs are directed to owners of single-family homes. MEC also offers a multifamily sector low-income program in Iowa in conjunction with the Iowa Finance Authority (IFA).
Q.	PLEASE DESCRIBE PACIFICORP’S LOW-INCOME PROGRAMS.
A.	PacifiCorp also has a history of partnering with local non-profit agencies to assist limited income households with their energy needs. The programs are designed to lower consumption and monthly bills, and to provide emergency assistance. These programs include weatherization, bill discounts and energy assistance.
     The company provides rebates of approximately 50% of the cost to install approved energy efficiency measures in the homes of income-eligible customers through its low-income weatherization programs. The rebates are provided to agencies that receive state and federal funds so that services are at no cost to participants.
     Bill discounts are available to income-eligible households in California, Utah and Washington. These programs make monthly bills more manageable. In Oregon,

funds are collected through a meter charge and provided as energy assistance through local non-profit agencies.
     There are energy fund programs in all six states in which PacifiCorp serves, including Project HELP in California and Washington; Lend A Hand in Idaho and Utah; Oregon HEAT and Energy Share of Wyoming. Donated funds are managed by local non-profit agencies that work with customers in need of emergency energy assistance.
Q.	DOES MEHC HAVE ANY PLANS TO ADDRESS THE NEEDS OF BGE’S LOW-INCOME CUSTOMERS?
A.	Yes, as described in Exhibit BEG-1, MEHC and BGE will initiate a collaborative effort to discuss potential approaches for the PSC’s consideration for serving the “essential needs” of certified low-income electric and gas distribution service customers. BGE will file a report with the Commission concerning the conclusions of the collaborative.
Q.	PLEASE DESCRIBE MEC’S RELATIONSHIP WITH ITS MAJOR CUSTOMER STAKEHOLDERS.
A.	MEC’s largest 800 customers are assigned energy consultants who are capable of assisting customers with unique needs such as energy efficiency, power quality, gas transportation and metering. MEC’s interruptible credit program, which offers customers an opportunity to achieve a reduction in price for agreeing to interrupt service upon request, has been popular among larger customers. MEC also works constructively with its largest customers to improve upon their use of energy.

Q.	PLEASE DESCRIBE PACIFICORP’S RELATIONSHIP WITH ITS MAJOR CUSTOMER STAKEHOLDERS.
A.	Rocky Mountain Power provides account management services to 540 of it largest commercial and industrial customers and 345 communities. It also offers specialized assistance to its irrigation customers for irrigation load control and power issues. Pacific Power provides account management services to 581 of its largest commercial and industrial customers and 279 communities. Customer and community managers provide a single point of contact for customers to assist them with energy requirement forecasts, rate schedule analysis, billing, demand-side management programs, load expansion, new service connections and reliability and power quality. Rocky Mountain Power and Pacific Power also offer programs such as Blue Sky for their large customers who have an interest in purchasing renewable energy, and Energy Profiler which helps their large industrial and commercial customers track energy usage by the hour, day or month, which in turn helps promote energy efficiency.
VII. EMPLOYEE COMMITMENT
Q.	HOW DO MEHC UTILITIES ADDRESS EMPLOYEE COMMITMENT?
A.	We demonstrate that commitment through our emphasis on the safety of our employees. We want every employee to leave work at the end of the day in the same condition as existed when he or she came to work. Training and proper tools and equipment are essential to providing a safe, rewarding work environment. Our programs start with safety training prior to beginning a new position and a safety review prior to the start of work on a daily basis in operations. We also observe work in the field to ensure that the training is being applied.
     In addition to safety training, our utilities provide a variety of technical and leadership training throughout employees’ careers. Individual development plans form the basis for the training developed and offered. MEHC also focuses on annual succession management reviews to identify needed skill improvements to increase employee performance in existing positions, as well as prepare employees for future positions in MEHC.
Q.	PLEASE PROVIDE INFORMATION REGARDING THE LEVEL OF MEHC’S EMPHASIS ON SAFETY.
A.	MEHC prides itself on its commitment to public and employee safety. Our desire is to be a leader in the industry by providing the proper tools, training and opportunities to employees to enable them to perform their work in a safe manner. Challenging unsafe acts and conditions is paramount and is expected of everyone. Our safety values are driven by the leaders of our company and every employee is responsible for his/her own personal safety and is held accountable for their actions.
     The strength of MEHC’s commitment is evidenced by the decline in OSHA reportable incidents across the MEHC platforms over the past five years.

VIII. ENVIRONMENTAL RESPECT
Q.	WHAT HAS BEEN THE EXPERIENCE OF MEHC AND MEC REGARDING ENVIRONMENTAL STEWARDSHIP?
A.	MEHC is committed to responsible stewardship of the environment. Significant examples of this commitment are demonstrated through our support of renewable energy projects and energy efficiency programs. Additionally, in 2000, MEHC adopted a policy of “Environmental RESPECT” that guides its corporate commitment to the environment. MEHC believes that good environmental management is a sound business practice and this belief has been adopted as one of MEHC’s six core principles.
Q.	PLEASE DESCRIBE A FEW ENVIRONMENTAL PROGRAMS IN MEC’S GAS AND ELECTRIC DISTRIBUTION BUSINESS.
A.	MEC applies its Environmental RESPECT principles to all aspects of its operations. Outlined below are examples of activities undertaken to protect the environment in its natural gas and electric distribution operations.
•	Utilize best management practices to minimize erosion and impacts to wetland and floodplain areas during natural gas pipeline and utility pole installations.

•	Conduct avian studies to investigate and minimize impacts of overhead power lines near wooded areas.

•	Initiated efforts to retrofill or replace transformers containing regulated levels of polychlorinated biphenyls.

•	Promptly respond to severe weather related transformer oil spills to minimize the possibility of oil reaching a storm drain or surface water.

•	Use of secondary containment, drip pans and drain covers to mitigate spill potential during fuel oil transfers at service centers.
Q.	PLEASE DESCRIBE MEHC’S GEOTHERMAL GENERATION RESOURCES.
A.	MEHC has geothermal facilities in California and Utah. It also owns and operates an innovative hydro-electric and irrigation project in the Philippines and is developing one of the largest geothermal projects (215 MW) in the world in California.
Q.	WHAT IS MEC’S EXPERIENCE WITH WIND AND RENEWABLE RESOURCES?
A.	By the end of 2008, MEC will have completed over 1,284 MW of nameplate wind power projects. These projects were undertaken without a state mandate.
     In addition, MEC purchases or owns another 127.6 MW of capacity from renewable energy sources, including: wind (112.5 MW purchased capacity), hydro (3.6 MW of owned capacity) and biomass (11.5 MW of purchased capacity). MEC and another utility are also owners of Ottumwa Generating Station where supplementing Powder River Basin coal with switch grass has been tested.
     Once MEC’s wind farm construction is completed later this year, renewable energy in MEC’s generation portfolio will equal approximately 19 percent of nameplate capacity and result in an investment of $2.2 billion.
Q.	PLEASE DESCRIBE PACIFICORP’S RENEWABLE ENERGY EFFORTS.
A.	PacifiCorp is committed to renewable power as a viable, economic and environmentally prudent means of generating electricity. Prior to acquisition by MEHC, PacifiCorp had a total of 33 megawatts of wind generation. One of MEHC’s commitments in the PacifiCorp acquisition was to acquire at least 1,400 megawatts of cost-effective renewable resources by 2015. In PacifiCorp’s 2007 Integrated Resource Plan, PacifiCorp accelerated that commitment and plans to acquire 2,000 megawatts of cost-effective renewable resources by 2013, which would make PacifiCorp one of the largest utility owners of wind generation in the western United States. By the end of 2008, PacifiCorp will own or purchase approximately 1,095 megawatts of nameplate wind resources and approximately 75 megawatts of biomass and biogas generation facilities. Since the acquisition of PacifiCorp, MEHC has invested $1.5 billion in wind energy.
Q.	PLEASE DISCUSS MEC’S EXPERIENCE WITH ENERGY EFFICIENCY AND DEMAND SIDE MANAGEMENT (“DSM”) PROGRAMS.
A.	These types of programs bridge two of our core principles: Customer Service and Environmental Respect. MEC and its predecessors have offered cost-effective energy efficiency and DSM programs in Iowa for more than 16 years. MEC is represented on the boards of the Consortium for Energy Efficiency and the Peak Load Management Alliance and is a member of the Midwest Energy Efficiency Alliance. Similar to PacifiCorp, MEC has received numerous state and federal awards for its programs.
Q.	DOES MEC HAVE STATE APPROVED ENERGY EFFICIENCY PLANS?
A.	Yes. MEC’s plans are reviewed and approved by Iowa regulators, usually every three to five years. Through the review and approval process, Iowa regulators determine which programs proposed by MEC meet the tests for cost effectiveness.

     MEC utilizes a collaborative process to determine which energy efficiency and DSM programs it will offer for consideration by regulators. The company’s most recent collaborative process received input from numerous stakeholders. In order to be included in MEC’s plan, programs must pass a feasibility screening process that incorporates a societal test. The societal test is an economic test that compares the present value of the costs and the benefits over the useful life of an energy efficiency program or DSM program from a societal perspective. Exceptions to the requirement to pass the cost-benefit tests are provided by rules for low-income and tree-planting programs. MEC’s plans have included all programs that were identified as feasible and cost effective.
Q.	YOU MENTIONED MEC’S IOWA PROGRAMS. WHAT ABOUT ILLINOIS AND SOUTH DAKOTA?
A.	MEC recently gained approval to expand its energy efficiency plan into Illinois and began offering programs to customers on June 1, 2008. MEC has proposed a plan for South Dakota, and is currently in discussions with the South Dakota Public Utilities Commission staff regarding approval of that plan.
Q.	PLEASE DISCUSS PACIFICORP’S EXPERIENCE WITH ENERGY EFFICIENCY PROGRAMS AND DSM PROGRAMS.
A.	PacifiCorp was the first regulated utility in the nation to offer energy efficiency programs. PacifiCorp is dedicated to working with customers on the efficient management of their energy usage in an effort to maintain low retail pricing, improve customer productivity and protect the environment. The company offers many programs and services to achieve these objectives in both the residential and business sectors such as:
•	Residential Energy Savings – programs ranging from do-it-yourself audits; refrigerator recycling; Energy Star appliance, equipment, home insulation and lighting incentives (for existing and new construction projects); new construction programs; low-income-qualifying weatherization services and load management programs targeting key end-use loads, such as air conditioning and irrigation. In some of PacifiCorp’s states, air conditioning and irrigation pumping loads represent significant challenges to serve during summer peak load periods, making load-management programs part of a solution to improve system reliability and reduce system and supply costs.

•	Business Energy Savings – program services and incentives tailored to business customers for improvements in the energy efficiency of existing facilities, such as energy audits and engineering, low-cost building tune-up recommendations, financial incentives for equipment, lighting and mechanical upgrades, as well as design assistance and incentives for efficiency improvements in new construction projects. The programs offer business customers financial incentives to help defray their investment costs in energy efficiency.
Q.	MEHC HAS OFFERED IN THE COMMITMENTS SHOWN IN EXHIBIT BEG-1 TO PERFORM HOME AUDITS. PLEASE DESCRIBE A HOME ENERGY AUDIT.
A.	MEC’s energy efficiency programs in Iowa and Illinois have a program named

HomeCheck that is available to qualified residential customers. The HomeCheck program identifies areas in the home where the most significant energy efficiency improvements can be made. During the free assessment, an energy specialist will check the home’s insulation levels, the efficiency of heating, cooling and water heating equipment and the condition of windows. The homeowner can then make cost-efficient decisions on improving energy efficiency around the home.
     MEHC is committing to a home energy audit, similar to HomeCheck, on 500 homes following the Transaction’s closing, to assess the benefits to BGE customers. The cost of this program will not be borne by BGE customers and the results of this pilot will be reported to the Commission to use in consideration of a broader program.
IX. OPERATIONAL EXCELLENCE
Q.	PLEASE DISCUSS THE OPERATIONAL EXCELLENCE CORE PRINCIPLE.
A.	Our operational excellence core principle drives focus on high standards for operations and maintenance. I’d like to address that principle with respect to transmission and distribution operations.
Q.	PLEASE RELATE MEC’S RECENT EXPERIENCE WITH TRANSMISSION.
A.	MEC has decades of experience operating its transmission system. MEC jointly owns many such facilities with other utilities, both investor-owned and publicly-owned. MEC obtained franchise authority in December 2004 to construct a 122-mile, 345 kV transmission line to integrate its new Walter Scott, Jr. Energy Center Unit No. 4 with the grid. The new generating plant was in service in June 2007; the transmission line was in service in late 2006. The capital investment in the interconnection facilities and the system additions was approximately $175 million. The new line itself represents approximately $128 million of investment. MEC was required to use eminent domain authority with respect to only one landowner, having reached voluntary accommodations for over 430 easements required along the 122-mile route.
Q.	PLEASE DISCUSS PACIFICORP’S TRANSMISSION EXPERIENCE.
A.	PacifiCorp already owns and operates approximately 15,700 miles of transmission lines from southeast Utah to central Washington, and from northeast Wyoming across to Oregon and into California. In May 2007, PacifiCorp announced plans to build more than 1,900 miles of much-needed, new 500-kilovolt transmission lines originating in Wyoming and connecting into Utah, Idaho, Oregon and the desert southwest. The plan includes existing projects in the company’s 10-year business plan and additional investments to address customers’ increasing electric energy use. In addition to improving system reliability, these projects are also aimed at delivering wind and other renewable generation resources to more customers throughout PacifiCorp’s six-state service area and the western region. PacifiCorp is also an active participant in other regional transmission projects, including the Frontier Line and TransWest Express Line.
Q.	IS MEHC PURSUING OTHER TRANSMISSION PROJECTS?
A.	Yes. As mentioned earlier, MEHC has formed two joint ventures with AEP to pursue transmission projects. The first company, ETT, has a total committed investment in ERCOT transmission to date over $400 million. It also has submitted a plan supported by several wind generators and other Texas delivery companies that would add over $1.5 billion in new transmission facilities to enhance Texas’ potential to expand wind generation and add reliability to the ERCOT grid. The other joint venture, ETA, has in turn formed additional joint ventures in the Southwest Power Pool region, Prairie Wind, LLC with Westar Energy, Inc. and Tallgrass Transmission Inc. with OGE Transmission, LLC. Similar to ETT’s efforts, the projects proposed for the Southwest Power Pool are intended to enable significant expansion for new wind generation projects and deliver renewable energy to load centers. In addition, the transmission will enhance regional reliability. These projects involve approximately 400 miles of 765 kV transmission and a total investment exceeding $1 billion.
Q.	HOW DOES OPERATIONAL EXCELLENCE APPLY TO MEC’S AND PACIFICORP’S DELIVERY OPERATIONS?
A.	The following recent examples of storm restoration efforts demonstrate how operational excellence applies to MEC and PacifiCorp delivery operations:

Operational Excellence - MEC

In 2008, the MEC delivery organization restored gas and electric service effectively during adverse weather conditions including a series of four thunderstorms, two separate tornados, major flooding and 95 mph windstorms that caused extensive tree damage. For each of the thunderstorms, MEC recovered within 24 hours, tornados within 48 hours, and during the 5-day continual flood event (June 11-15), all customers who could take electric and gas service were restored within 36 hours. During the entire period, on average, customers who could take power were restored within less than two hours.

     The major windstorm in the Quad Cities area of Iowa and Illinois took five and a half days for recovery since this caused extensive customer outages (185,000 customers impacted); however, on average, customers who could take power were restored within 16 hours. Importantly, customer compliments outweighed complaints on a 17 to 1 ratio and there were no complaints made to the Illinois and Iowa public service commissions. The restoration times were achieved by utilizing both internal and contractor resources ranging from 300 to 1,700 personnel at any given time.
Operational Excellence – Rocky Mountain Power (“RMP”)
RMP continues to successfully meet or exceed its network reliability performance goals. RMP has successfully met its goal to improve network reliability in 2007 as measured by the system average interruption duration index (SAIDI) and system average interruption frequency index (SAIFI). The 2007 three-year average of customer outages restored within three hours, results ranged from 86 to 89 percent in the three states RMP serves.
Operational Excellence – Pacific Power
Within the past 18 months, Pacific Power effectively addressed major power outages resulting from three hurricane-level storms: storms occurring in December 2006; a Veteran’s Day storm in 2007 and a horrific storm taking place in December 2007. Local and national media termed this last event the “Storm of the Century.” For the Pacific Northwest, these were truly historic events, producing widespread damage throughout all of the Pacific Power service area—not just isolated to coastal properties. In the December 2007 storm, over 160,000 sustained customer power interruptions occurred. Restoration resources included: 450 frontline crew resources,

105 support personnel and 230 customer-service agents. Over 98 percent of the customers interrupted were restored within 24 hours of energizing the transmission system.
Q.	WHAT DO THESE STORM RESTORATION EFFORTS MEAN FOR BGE OPERATIONS?
A.	These efforts illustrate that in the MEHC family, BGE will have access to a significant workforce that can be available to assist with labor, equipment and other needs in order to facilitate restoration of service to BGE customers as safely and quickly as possible following a major storm event. I believe that operational excellence will be enhanced for BGE as well as PacifiCorp and MEC as a result of this Transaction.
X. REGULATORY INTEGRITY
Compliance with state and federal statutes – Section 6-105 (f)(5)
Q.	PLEASE SHARE YOUR THOUGHTS ABOUT MEHC’S REGULATORY INTEGRITY AND COMMITMENT TO COMPLIANCE WITH LAWS.
A.	The first sentence of the MEHC Code of Business Conduct concisely articulates our corporate ethics. It states, “As an employee of MidAmerican Energy Holdings Company, its subsidiaries and affiliates, you will always be required to adhere to the highest level of ethical conduct and fair dealing.” The Code of Business Conduct has been distributed to all employees, and every employee is required to acknowledge receipt of the document. All new hires receive a copy of this document as part of new hire orientation. Additionally, a computer based training program is used to remind employees about the value and necessity of compliance to this important document. These principles are reinforced through our relationship with Berkshire. Employees are not only familiar with the following statement by Mr. Buffett, they are expected to abide by it:
...I want employees to ask themselves whether they are willing to have any contemplated act appear the next day on the front page of their local paper – to be read by their spouses, children and friends – with the reporting done by an informed and critical reporter.
     All MEHC employees receive an annual reminder about ethical behavior. The most recent reminder was completed in July 2008.
Q.	HAS MEHC VIOLATED ANY STATE OR FEDERAL STATUTES REGULATING THE ACTIVITIES OF PUBLIC SERVICE COMPANIES?
A.	MEHC has an outstanding record of compliance with state and federal statutes. For example, MEC was found to be in full compliance with 47 North American Electric Reliability Corporation (“NERC”) Reliability Standards and 187 NERC requirements by an audit team led by the Midwest Reliability Organization (“MRO”) in August 2008. The Federal Energy Regulatory Commission (“FERC”) was represented during the audit by four observers. In addition, NERC was represented by one individual providing NERC oversight. A no-action letter has been issued to MEC indicating full compliance with FERC regulations in a recent Open Access Same-Time Information System (“OASIS”) audit by the Federal Energy Regulatory Commission.
     Consistent with its Regulatory Integrity core principle and strong culture of compliance, MEHC conducted an extensive internal audit beginning on the first day the PacifiCorp acquisition was completed. As a result of this internal audit, MEHC self-reported compliance concerns to FERC. After FERC completed its own audit, confirming MEHC’s findings, a settlement was reached with FERC resolving all compliance issues.
     MEC had differences of opinion with FERC staff regarding transmission related practices arising from a staff audit that commenced in 2004.  Those differences were resolved through a FERC-approved settlement that resulted in MEC constructing certain transmission upgrade projects to increase the capabilities of several constrained transmission flowgates and retaining a third-party transmission service coordinator.
     MEC and PacifiCorp also enhanced existing compliance plans to ensure audit issues were fully addressed. Strict compliance with FERC regulations is an ongoing emphasis within both companies.
XI. BGE OPERATIONS AFTER TRANSACTION
Operation of BGE – Section 6-105 (f)(8)
Q.	HOW WILL BGE OPERATE AFTER COMPLETION OF THE TRANSACTION?
A.	BGE will operate just like it does today. BGE will not be merged with other platforms such as MEC or PacifiCorp. BGE will have its own management and its own board of directors. BGE will continue to be headquartered in Baltimore, Maryland. MEHC’s six core principles will apply to BGE. The continuity of operations for BGE customers ensures no harm will occur as a result of the Transaction.

Q.	WILL BGE HAVE ITS OWN INDIVIDUAL BUSINESS PLAN?
A.	Yes. MEHC business platforms are required to develop and implement their own business plans and budgets. While these plans and budgets are reviewed by MEHC in the process of allocating capital, and guidance is offered, business platforms determine their own priorities. BGE will develop and implement its own business plan. The continuity of business plans for BGE customers ensures no harm will occur as a result of the Transaction.
Q.	DO THE INDIVIDUAL BUSINESS PLATFORMS HAVE CONTROL AND RESPONSBILITY FOR MAKING DECISIONS THAT ACHIEVE OBJECTIVES SUCH AS CUSTOMER SATISFACTION, RELIABLE SERVICE, EMPLOYEE SAFETY, ENVIRONMENTAL STEWARDSHIP AND REGULATORY INTEGRITY?
A.	Yes, they do. In fact, this is required of all of our existing business platforms, since these objectives are the core principles of MEHC. While we have a shared set of objectives, we encourage our business platforms to achieve those objectives through their own unique strategies.
Q.	YOU HAVE INDICATED THAT MEHC WILL HELP BGE ACHIEVE ITS BUSINESS PLAN. HOW WILL YOU ACCOMPLISH THIS; AND CAN YOU PROVIDE ANY EXAMPLES OF HOW MEHC HAS ACCOMPLISHED THIS IN PREVIOUS TRANSACTIONS?
A.	I believe that MEHC offers a rather unique blend of management discipline and vision, combined with an important willingness and ability to efficiently invest capital that encourages such achievement. This is illustrated in MEHC’s experience in the acquisition of Kern River. In the 2000-2001 timeframe, the California market was demanding significant pipeline expansion to satisfy new gas-fueled electric generation demand. In response to this demand, Kern executed firm transportation agreements with new shippers to more than double the existing capacity of the pipeline. Many of these shippers, in turn, had existing downstream electric generation obligations for electric service to help stabilize energy markets in the western United States. The firm transportation contracts contemplated completion of the pipeline expansion by May 2003, to coincide with the planned completion of more than 5,000 MW of new electric generation.
     Unfortunately, the Williams Pipeline Company (“Williams”), then Kern’s owner, started to experience significant financial difficulties just one year after execution of the agreements and within three months of having to finance construction of the expansion. Williams saw its access to capital markets simply evaporate at this pivotal time. MEHC acquired Kern, because Williams would have been unable to secure the financing to complete the expansion project. Such a failure to complete the project would have prolonged the extreme price volatility in western gas and electric markets and likely have caused litigation from shippers expecting service under their firm transportation contracts.
     MEHC bought Kern in March 2002, relieving Williams of the need to undertake an extensive eighteen-month expansion project. Under MEHC’s ownership, Kern obtained attractive financing, finished the expansion project on time and under budget. Completion of that project was the key to Kern’s regulatory and customer commitments and current financial performance.

Q.	CAN YOU PROVIDE OTHER EXAMPLES?
A.	Yes. MEHC acquired Northern Natural Gas in August 2002 and within eight months there were four major incidents that revealed the Northern system had, in the past, suffered from a lack of investment. The incidents were as follows: (1) a rupture of a liquid separator at a well site in a storage field in Kansas; (2) a pipeline rupture in Minnesota; (3) a compression building explosion in Kansas and (4) a compression building explosion in Texas. From the diverse locations, it was apparent the problem was widespread.
     Northern’s management, working with MEHC’s leadership team, fashioned a recovery program featuring eleven “integrity initiatives” which were designed to restore integrity to, and confidence in, the Northern system. One example was an internal corrosion inspection initiative that focused on those places in the Northern system of low- or no-flowing gas. At these points, with the wrong combination of gas quality, there is a greater likelihood of dangerous corrosion. Northern’s initiative required that it excavate the vast majority of the system’s 3,600 locations of low- or no-flowing gas and then perform inspections, including ultrasonic testing, for problems. Another initiative required a top-to-bottom review of Northern’s engineering standards and operating procedures.
     The results of these eleven initiatives have been very encouraging. No further major incidents have occurred and ongoing programs have arisen out of the eleven initiatives. The expectation is that Northern will not repeat the experience of the 2002-2003 timeframe. Realizing this expectation is important to Northern’s earnings potential, as a poor safety record yields customer dissatisfaction, revenue loss and litigation expenses and losses.
     A more recent example is the 2006 acquisition of PacifiCorp. In 2006 Scottish Power, the former owner of PacifiCorp, agreed to sell PacifiCorp to MEHC. PacifiCorp was faced with substantial capital requirements associated with needed infrastructure additions in PacifiCorp’s system. Scottish Power had indicated that this business profile did not match well with its investors’ expectations for regular dividends and returns on investment. Since the PacifiCorp transaction closed in March 2006, MEHC has contributed considerable equity to partially fund the much needed capital expenditure program at PacifiCorp. To date, all internally generated equity (earnings) of PacifiCorp has been retained within the company and no dividends have been paid to MEHC. PacifiCorp has made significant investments in the infrastructure required to serve the customers in its six-state region since March 2006. In addition, PacifiCorp, with the full support of MEHC, has been able to take advantage of opportunities for its customers through the addition of new wind generation and the recently closed acquisition of the Chehalis gas-fired generation plant. PacifiCorp is also in the initial stages of a transmission expansion project covering six states that will benefit customers in the entire region.
Q.	HOW DOES MEHC’S BUSINESS STRATEGY FIT WITH BGE’S PROFILE?
A.	MEHC’s business strategy of long-term holding of energy assets fits well with BGE’s profile, and as a consequence, the proposed Transaction offers significant benefits for Maryland, the Baltimore region and Constellation’s and BGE’s customers and employees. MEHC is uniquely suited to undertake the infrastructure investments

BGE faces in the coming years since it is privately held and not subject to shareholder expectations of regular quarterly dividends and relatively quick returns on investments. MEHC’s investors are focused on increasing value through significant, long-term investment in well operated energy companies.
XII. ADDITIONAL MATTERS RELATED TO THE TRANSACTION
Q.	ARE THERE ADDITIONAL MATTERS RELATED TO THE TRANSACTION THAT YOU WOULD LIKE TO ADDRESS?
A.	Yes, there are three additional areas I would like to address: (1) re-regulation of generation supply, (2) the Transaction price and (3) Constellation executive compensation.
Q.	PLEASE PROVIDE MEHC’S PERSPECTIVE ON RE-REGULATION OF GENERATION SUPPLY.
A.	While MEHC was not a party to what has been referred to as the 2008 Settlement, it is my understanding that, as is typical in settlements, the parties resolved a number of issues through compromise. The 2008 Settlement addressed, among other matters, the issues regarding existing generation assets and rate relief elements for BGE’s customers. Thus, the Transaction to acquire Constellation and indirectly BGE included consideration of the current business structure of the company’s deregulated generation assets and a regulated distribution company. MEHC understands that the 2008 Settlement fully resolved all issues surrounding BGE’s 1999 electric restructuring settlement agreement. MEHC will continue to support the 2008 Settlement and ensure that its terms are met. The testimonies of BGE witness Mr.

DeFontes and Constellation witness Mr. Allen provides further detail on the events that led up to the 2008 Settlement and the implications of the 2008 Settlement.
     MEHC appreciates the challenges surrounding electric restructuring that the State of Maryland and BGE customers have encountered since 1999. We applaud the state for achieving a comprehensive settlement on prior legislative and regulatory disputes with execution of the 2008 Settlement. At the time of the Governor’s public announcement on the 2008 Settlement, over $2 billion in benefits to BGE customers were described. Specifically, as we understand the 2008 Settlement:
(1)	Reaffirmed the 1999 Settlement and dismissed ongoing PSC proceedings and investigations;

(2)	Provided BGE’s residential electric customers a significant one-time credit totaling $187 million;

(3)	Released customers from potential liability for future decommissioning of Calvert Cliffs (estimated value of $1.5 billion);

(4)	Placed limitations on future BGE electric distribution rate cases;

(5)	Prioritized the development of a nuclear plant at Calvert Cliffs over the development of a nuclear facility at any other site Constellation controls, provided that all things are equal, including, but not limited to, regulatory approvals and acceptable financing; and

(6)	Restored 90 percent of the Senate Bill 1 credits (estimated value of $346 million).
     This significant settlement reestablished regulatory stability and put Constellation in position to invest in key initiatives, freed BGE to focus on providing exceptional customer service and serving customer needs and allowed the state to direct limited resources to addressing future energy policy, such as enacting policies that result in new generation and transmission infrastructure to be constructed in Maryland.
     MEHC fully supports the 2008 Settlement and commits to participate constructively and in good faith with the PSC, the state and PJM to address issues related to new generation and transmission. MEHC and its affiliates have extensive experience in the construction and operation of both regulated and merchant generation, regulated transmission and operating regulated electric distribution businesses in a deregulated environment. As a result, MEHC commits to play a significant part in implementing the policies enacted by the state.
Q.	IS MEHC MAKING ANY COMMITMENTS ON EVALUATING A NEW GENERATION ADDITION IN MARYLAND? IF SO, WILL THE GENERATION UNDER EVALUATION BE CONSIDERED A REGULATED OR A MERCHANT PLANT?
A.	As described in Exhibit BEG-1, BGE will undertake an evaluation, including reliability considerations, of adding a generation unit in Maryland. The evaluation will also include building the plant within the regulatory structure of BGE. The evaluation and recommendation will be brought before the Commission for review within twelve months after closure.

Q.	PLEASE ADDRESS THE ISSUE OF THE ACQUISITION PRICE MEHC IS PAYING FOR CONSTELLATION.
A.	The testimony of MEHC witness Mr. Goodman addresses this issue in detail. In summary, the price MEHC agreed to pay to acquire Constellation was based on assessment of many factors and allows MEHC to adequately sustain Constellation businesses, including BGE, for the long term, which is in the best interests of the state, BGE customers and the Baltimore community.
Q.	ON THE ISSUE OF EXECUTIVE COMPENSATION, DID MEHC RENEGOTIATE CHANGE-IN-CONTROL OR SEVERANCE PROVISIONS CONCERNING CONSTELLATION EMPLOYEES AS PART OF THE ACQUISITION?
A.	No, MEHC did not renegotiate, enhance or change in any manner the existing agreements in place at Constellation. Those agreements were based on decisions by the Constellation board of directors and shareholders prior to MEHC’s involvement.
Q.	WILL BGE CUSTOMERS BE ASKED TO PAY FOR CONSTELLATION CHANGE-IN-CONTROL OR SEVERANCE COSTS?
A.	No. No severance or change-in-control costs for Constellation personnel, resulting from the Transaction, will be proposed for recovery in BGE’s electric and gas delivery rates.
Q.	DOES THIS CONCLUDE YOUR DIRECT TESTIMONY?
A.	Yes it does.

Exhibit WJF-1

MidAmerican Merger Benefits/Page 1
FOR IMMEDIATE RELEASE
For more information, contact:
MidAmerican Energy Holdings Company:
Sara Schillinger/Ann Thelen
515-281-2785
Constellation Energy:
Robert L. Gould/Debra Larsson
410-470-7433
Constellation Energy – Investor Contacts:
Kevin Hadlock/Janet Mosher
410-470-3647/410-470-1884
MidAmerican Outlines Benefits of Proposed
Merger With Constellation Energy
MidAmerican proposes up to $70 million in
Baltimore Gas and Electric Company customer benefits
Support for UniStar Nuclear joint venture and proposed nuclear plant development at Calvert Cliffs is reaffirmed
Companies intend to increase Constellation Energy Group Foundation endowment
Headquarters to remain in Baltimore
     DES MOINES, Iowa, and BALTIMORE – Oct. 17, 2008 – MidAmerican Energy Holdings Company and Constellation Energy (NYSE: CEG) announced that MidAmerican today filed an application with the Maryland Public Service Commission requesting approval to acquire Baltimore Gas and Electric Company.
     “This transaction will bring financial stability to Constellation Energy and BGE, and comes with our proposal to reduce and delay planned BGE rate requests for the
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Exhibit WJF-1

MidAmerican Merger Benefits/Page 2
benefit of BGE customers,” said Gregory E. Abel, president and chief executive officer of MidAmerican.
     “Our application identifies the significant commitments we are making to BGE customers, communities and employees regarding rates, community involvement, job opportunities and investment in energy infrastructure in the state of Maryland,” added Abel. “We strongly support the efforts of UniStar Nuclear Energy, LLC to develop advanced nuclear generation in the United States, and we affirm our support for the proposed new nuclear plant at Calvert Cliffs.”
     “The application filed today underscores the conviction of MidAmerican’s commitment to successfully closing this transaction, and to Constellation Energy and BGE remaining integral members of the local community,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy. “This merger will deliver significant long-term benefits to our customers, employees and the communities we serve by allowing BGE and Constellation Energy to operate autonomously and providing the strong financial backing of Berkshire Hathaway.”
BGE Benefits
     MidAmerican has identified two significant rate benefits for BGE customers as part of its application.
•	MidAmerican has proposed to cut in half the 5 percent cap that was to apply to any increase in an electric distribution rate case filed by BGE in 2009. The rate cap on the 2009 electric distribution rate increase was negotiated between BGE and various state interests in March of this year.

•	In addition, MidAmerican commits to not file the next BGE electric distribution and natural gas distribution rate cases until January 2011.
     As a result, there will be no increase in BGE’s gas and electric base distribution rates in 2010 and the first half of 2011. The value to BGE customers from these actions depends upon the amount of BGE gas and electric rate increases granted by the Maryland
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Exhibit WJF-1

MidAmerican Merger Benefits/Page 3
Public Service Commission. Based upon assumptions identified in testimony filed by MidAmerican as part of its application, the combined potential benefit from these two commitments could be as much as $70 million for BGE electric and natural gas customers.
     MidAmerican’s application pledges that BGE’s charitable and community-related contributions will be maintained at no less than the past three-year average level of approximately $2.9 million annually through Dec. 31, 2013. In addition, the application states BGE’s headquarters will remain in Baltimore and no reduction in force at BGE is planned as a result of the proposed merger.
     MidAmerican has committed that BGE will be protected from any adverse financial results at Constellation Energy or MidAmerican or any of their affiliates through a procedure called ring-fencing.
     MidAmerican also promised that no costs related to the transaction or any severance or change-in-control payments to Constellation Energy staff would be included in BGE rates.
Constellation Energy Benefits
     MidAmerican affirmed its support for Constellation Energy’s involvement in the UniStar Nuclear Energy, LLC joint venture and the commitment to prioritize the development of a new nuclear unit at the company’s Calvert Cliffs Nuclear Power Plant over the development of a nuclear facility at any other site it controls. MidAmerican further committed to keep Constellation Energy’s headquarters in Baltimore, and that Constellation Energy would continue to be a prominent contributor to charitable and community-related activities.
     In addition, Mr. Shattuck has irrevocably waived his right to receive payment of any cash severance to which he would otherwise be entitled under his change-in-control agreement as a result of the merger. He has requested that Constellation Energy donate that amount to the Constellation Energy Group Foundation. At the time of closing,
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Exhibit WJF-1

MidAmerican Merger Benefits/Page 4
MidAmerican has agreed to match any such contribution, resulting in a total endowment increase of $36 million to support future charitable endeavors for the long-term benefit of the Baltimore community and the state of Maryland.
     On Sept. 19, MidAmerican and Constellation Energy reached a definitive merger agreement in which MidAmerican will purchase all of the outstanding shares of
     Constellation Energy for a cash consideration of approximately $4.7 billion, or $26.50 per share. In addition, MidAmerican provided an immediate $1 billion cash infusion to Constellation Energy through the purchase of preferred equity. The definitive agreement has been approved by both companies’ boards of directors and is subject to, among other things, shareholder and customary federal and state regulatory approvals. Information about the transaction is available at www.constellationmidamerican.com.
About Constellation Energy
Constellation Energy (http://constellation.com), a FORTUNE 125 company with 2007 revenues of $21 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of 83 generating units located throughout the United States, totaling approximately 9,000 megawatts of generating capacity. The company delivers electricity and natural gas through Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.
About MidAmerican Energy Holdings Company
MidAmerican Energy Holdings Company, based in Des Moines, Iowa, is a global provider of energy services. Through its energy-related business platforms, MidAmerican provides electric and natural gas service to more than 6.9 million customers worldwide. These business platforms are Pacific Power, Rocky Mountain Power and PacifiCorp Energy, which comprise PacifiCorp; MidAmerican Energy Company; CE Electric UK; Northern Natural Gas Company; Kern River Gas Transmission Company; and CalEnergy. Information about MidAmerican is available at www.midamerican.com.
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Exhibit WJF-1

MidAmerican Merger Benefits/Page 5
Forward-Looking Statements and Additional Information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between Constellation Energy and MidAmerican Energy Holdings Company and the expected timing and completion of the transaction. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and involve a number of significant risks and uncertainties, many of which are difficult to predict and generally beyond the control of Constellation Energy and MidAmerican. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by Constellation Energy’s shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected time frame or at all; transaction costs; economic conditions; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in the 2007 Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission and in the proxy statement Constellation Energy intends to file with the Securities and Exchange Commission and mail to its shareholders with respect to the proposed transaction, each of which are or will be available at the Securities and Exchange Commission’s Web site (http://www.sec.gov) at no charge.
This communication is being made in respect of the proposed merger transaction involving Constellation Energy and MidAmerican Energy Holdings Company. In connection with the proposed transaction, Constellation Energy will file with the Securities and Exchange Commission a proxy statement and will mail the proxy statement to its shareholders. Shareholders are encouraged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings made by Constellation Energy regarding Constellation Energy, MidAmerican Energy Holdings Company and the proposed transaction, without charge, at the Securities and Exchange Commission’s Web site (http://www.sec.gov).
These materials also can be obtained, when available, without charge, by directing a request to Constellation Energy per the investor relations contact information below.
Constellation Energy, MidAmerican Energy Holdings Company and their respective
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Exhibit WJF-1

MidAmerican Merger Benefits/Page 6
directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Constellation Energy’s directors and executive officers is available in Constellation Energy’s notice of annual meeting and proxy statement for its most recent annual meeting and Constellation Energy’s Annual Report on Form 10-K for the year ended December 31, 2007, which were filed with the Securities and Exchange Commission February 27, 2008, and April 29, 2008, respectively. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission.
# # #

Post-Merger Simplified1 Organizational Chart 1This organizational chart shows only the principal regulated business platforms of MidAmerican Energy Holdings Company in the United States. The organizational chart also shows a simplified depiction of the intermediate structure between MEHC and (i) MidAmerican Energy Company, (ii) Kern River and (iii) Northern Natural Gas. MidAmerican Energy Holdings Company Constellation Energy Group, Inc. PacifiCorp Regulated Electric Utility MidAmerican Energy Company Regulated Gas and Electric Utility Northern Natural Gas Regulated Gas Transmission Kern River Regulated Gas Transmission Constellation Unregulated Subsidiaries Baltimore Gas and Electric Company Constellation Energy Holdings LLC District Chilled Water General Partnership MidAmerican Funding, LLC KR Holding, LLC NNGC Acquisition, LLC BGE Holdings LLC PPW Holdings, LLC RSB BondCo LLC BGE Capital Trust II Exhibit WJF-2 Page 1 of 1

Before The
Public Service Commission of Maryland
Case No. ___
IN THE MATTER OF THE ACQUISITIONS
OF
CONSTELLATION ENERGY GROUP, INC. THE PARENT
OF BALTIMORE GAS AND ELECTRIC COMPANY,
BY
MIDAMERICAN ENERGY HOLDINGS COMPANY AND
CONSTELLATION ENERGY HOLDINGS LLC,
AND OF
BALTIMORE GAS AND ELECTRIC COMPANY
BY
BGE HOLDINGS LLC
Direct Testimony
of
Patrick J. Goodman
October 17, 2008

I. INTRODUCTION
Q.	PLEASE STATE YOUR NAME AND POSITION.

A.	My name is Patrick J. Goodman and I am employed by MidAmerican Energy Holdings Company (“MEHC”) and serve as the Senior Vice President and Chief Financial Officer of MEHC and as a director and officer of many MEHC subsidiaries.

Q.	PLEASE SUMMARIZE YOUR BACKGROUND.

A.	After receiving a bachelor’s degree in accounting from the University of Nebraska at Omaha in 1989, I was employed as a senior audit associate at Price Waterhouse Coopers, then known as Coopers & Lybrand, until 1993. I then joined National Indemnity Company and was employed there until 1995 as a financial manager. After that I joined MEHC, then known as CalEnergy Company. At MEHC, I have served in various financial positions, including senior vice president and chief accounting officer, and assumed my present position in 1999.
II. SUMMARY OF TESTIMONY
Q.	WHAT IS THE PURPOSE OF YOUR DIRECT TESTIMONY IN THIS PROCEEDING?

A.	The purpose of my testimony is to offer evidence supporting the Transaction. I will do so by describing the following aspects of the Transaction:
•	Circumstances leading to the Transaction;

•	MEHC’s capabilities leading it to enter into the Transaction - Section 6-105 (f)(1);

•	Overview of the Transaction – Section 6-105 (f)(6);

•	Proposed capital structure — Section 6-105 (g)(2)(iii);

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•	MEHC’s plans to finance the Transaction – Section 6-105 (f)(3);

•	Transaction benefits and lack of harm to public interest – Section 6-105 (f)(9); and

•	Pledge of utility assets – Section 6-105 (g) (1) (ix).
Circumstances leading to the Transaction
Q.	PLEASE DESCRIBE THE CIRCUMSTANCES THAT EXISTED AT THE TIME MEHC DECIDED TO PURSUE A POTENTIAL TRANSACTION WITH CONSTELLATION ENERGY GROUP, INC (“CONSTELLATION”).
A.	Those circumstances related to Constellation’s business are detailed in the Proxy statement. At a high level Constellation faced a convergence of circumstance leading to extraordinary financial pressures on the company and potential bankruptcy including:
•	Significant increase in Constellation’s obligations to provide additional collateral to support its business activities;

•	Tightening credit markets;

•	Increasing volatility in commodity markets;

•	Deteriorating general economic conditions including the Lehman Brothers Holdings, Inc. bankruptcy, Merrill Lynch’s sale to Bank of America, federal intervention to support American International Group, among other events;

•	Questions about commitments for $2 billion in credit facilities for Constellation; and

•	Counterparty loss of confidence and ceasing to do business with Constellation.

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Q.	HOW DID THE RATING AGENCIES REACT TO THESE CIRCUMSTANCES?
A.	Prior to the announcement of the Transaction, Constellation was an investment grade company but was experiencing significant financial difficulties. In August Standard & Poor’s and Fitch Ratings (“Fitch”) downgraded Constellation’s credit ratings to BBB with a stable outlook and Moody’s Investors Service (“Moody’s”) announced Constellation’s ratings were under review for a possible downgrade. In September Standard & Poor’s placed Constellation and Baltimore Gas and Electric Company (“BGE”) on CreditWatch with developing implications. In its September 17 and 18, 2008 announcements, Standard & Poor’s stated that while it viewed the announced Transaction with MEHC as a potentially favorable credit development for Constellation, it opined that Constellation’s business reflected tremendous negative market sentiment and cited an “acute crisis in confidence.” The placement on CreditWatch reflected an increased urgency for Constellation to execute on a recently announced asset divestment plan and to complete other credit supportive strategic initiatives to shore up its balance sheet in the face of a broad loss of market confidence. Standard & Poor’s stated that resolution of the CreditWatch depended on the sustained availability of a $2 billion credit facility, the near-term infusion of $750 million to $1 billion of equity and either the completion of asset sales or an outright sale of Constellation. In closing, Standard & Poor’s stated that in the absence of rapid execution of these credit supportive actions, a multiple-notch downgrade was likely and, most telling, Standard & Poor’s flatly stated that it did not expect

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Constellation to be able to withstand such a downgrade. This is in part due to the large increase in collateral that would be required to be posted by Constellation in the event of a rating downgrade below investment grade. As of July 31, 2008, Constellation estimated this incremental collateral requirement to be $3.4 billion.
     On September 18, 2008, Moody’s downgraded Constellation to Baa2 from Baa1 and placed the rating under further review for possible downgrade. While Moody’s viewed the Transaction with MEHC as a positive step toward addressing liquidity concerns, Moody’s reported that Constellation continues to face near-term challenges. Moody’s did not change the credit ratings of BGE.
     On September 18, 2008, Fitch affirmed the credit ratings of both Constellation and BGE. However, Fitch stated that a $1 billion upfront cash infusion by MEHC was needed to alleviate the liquidity pressures and to restore confidence in Constellation as a counterparty. Fitch viewed the Transaction with MEHC favorably given the capital and financing requirements of Constellation’s merchant energy business. Fitch stated that MEHC has the resources to manage and effectively operate Constellation’s global commodity activities. Finally, Fitch related that Constellation relies heavily on its corporate credit rating for hedging merchant power generation, wholesale and retail energy marketing and trading activities, and that Constellation was facing significant capital and financing constraints given high and volatile commodity prices and the attendant risks surrounding market price, volumes, counterparty credit and liquidity for collateral postings. Fitch concluded that in the absence of the Transaction with MEHC, Constellation’s ratings would likely have been lowered.

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MEHC’s capabilities leading it to enter into the Transaction – Section 6-105 (f)(1)
Q.	PLEASE PROVIDE AN OVERVIEW OF MEHC’S FINANCIAL STRENGTH AT THE TIME IT ENTERED INTO DISCUSSIONS WITH CONSTELLATION.
A.	MEHC and its regulated utility platforms carry investment grade credit ratings. The current credit ratings of these entities are shown below.
Senior Unsecured Credit Ratings

Moody’s Investors
	Standard & Poor’s	Service	Fitch Ratings
MidAmerican Energy Company	A-	A2	A
Northern Natural Gas	A	A2	A
Kern River Funding Corporation \1	A-	A3	A-
Northern Electric Distribution Ltd	A-	A3	A
Yorkshire Electricity Distribution Ltd	A-	A3	A
PacifiCorp \1	A-	A3	A-

\1	The ratings for Kern River Funding Corporation and PacifiCorp are Senior Secured ratings. Senior Secured securities are the only securities issued by Kern River Funding Corporation and the primary source of debt financing for PacifiCorp.
     MEHC’s financial stability is driven by stable cash flows provided by primarily regulated subsidiaries, the constructive regulatory environments in which these subsidiaries operate, the geographic, regulatory jurisdiction and core business diversification of the subsidiaries and a diverse electric generation portfolio. MEHC’s relationship with Berkshire Hathaway Inc. (“Berkshire”) (AAA by Standard & Poor’s /Aaa by Moody’s / AAA by Fitch) further enhances the financial stability of the organization and MEHC’s credit ratings reflect the support afforded to it by

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Berkshire. This support of MEHC provides benefits to the regulated subsidiaries of MEHC. Berkshire’s substantial financial resources allow MEHC to retain its earnings and reinvest in its businesses, which in turn helps to support the capital requirements of utility subsidiaries of MEHC.
     MEHC’s business profile is relatively strong, again reflecting the significant diversity of its subsidiaries’ businesses. The operating subsidiaries benefit from solid standalone credit profiles, with stable and consistent cash flows, and provide MEHC with geographic and operational diversity. MEHC’s assets totaled approximately $40 billion at June 30, 2008, its 2007 revenues totaled $12.4 billion and its 2007 net income was approximately $1.2 billion.
Q.	HOW DO MEHC’S CAPABILITIES IMPACT THE TRANSACTION?
A.	MEHC possesses an extraordinary, if not unique, combination of advantages. First, MEHC benefits from the presence of its major shareholder, Berkshire, one of the financially strongest and most respected companies in the world. Second, MEHC is focused on the energy business with considerable experience operating in both a regulated and competitive environment. Third, MEHC has a proven ability to make substantial capital investments on an expeditious basis. Fourth, MEHC has an unparalleled track record of rapidly acquiring energy companies and providing a strong foundation for their future success. Fifth, MEHC is committed to long-term ownership of its energy platforms. Sixth, MEHC is not subject to market expectations to pay substantial dividends to shareholders, and thus has an enhanced ability to reinvest in its businesses. Seventh, MEHC’s focus on six principles of customer service, employee commitment, environmental respect, regulatory integrity,

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operational excellence and financial strength provide a foundation for successfully running our businesses.
Overview of the Transaction – Section 6-105 (f)(6)
Q.	PLEASE SUMMARIZE THE TRANSACTION AGREEMENT ENTERED INTO BY CONSTELLATION AND MEHC.
A.	Constellation and MEHC entered into an Agreement and Plan of Merger on September 19, 2008, in accordance with which Constellation would become an indirect wholly-owned subsidiary of MEHC. To effect this Transaction MEHC established a wholly-owned Maryland subsidiary named MEHC Merger Sub Inc. (“Merger Sub”). Pursuant to the Agreement and Plan of Merger, Merger Sub will merge with and into Constellation, with Constellation continuing as the surviving corporation. Each share of Constellation common stock outstanding immediately prior to the Transaction (other than any shares owned by MEHC) will be converted into the right to receive cash in the amount of $26.50 per share. As a result of the Transaction, Constellation will become an indirect, wholly-owned subsidiary of MEHC (through Constellation Energy Holdings LLC which is a wholly-owned subsidiary of MEHC).
     This is a straightforward process that MEHC has previously utilized in other transactions and we anticipate these mechanical steps will go smoothly. A copy of the Agreement and Plan of Merger, which was previously filed with the Commission by BGE on September 22, 2008, can be found in the electronic document room that is described by MEHC witness Mr. Gale.

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Q.	PLEASE COMMENT ON THE PRICE MEHC IS PAYING FOR CONSTELLATION’S COMMON STOCK.
A.	The price needs to be understood in the context in which the Transaction was agreed upon. As I summarized earlier in my testimony and as elaborated upon in the Proxy, a combination of circumstances threatened the solvency of Constellation and made a bankruptcy filing by Constellation a likely alternative. Constellation needed, and MEHC was able to provide, a $1 billion immediate cash investment from an investor that reassured the capital markets and counterparties that Constellation was a viable entity. That capital investment was at immediate risk. On September 16, 2008, Constellation’s shares sold for as little as $13 per share and trading was temporarily halted. On September 17, 2008, the share price closed below MEHC’s offer price of $26.50 per share. MEHC could not know future developments in the financial world generally or whether developments in the business of Constellation would jeopardize either the $1 billion investment, require additional capital commitments or ultimately result in a loss on the $4.7 billion required to purchase Constellation’s common stock.
     Within this environment of financial crisis and unprecedented risk there were other items that were considered by MEHC in determining its offer price. Large financial institutions such as Countrywide Financial, Washington Mutual, the Federal Home Loan Mortgage Association, the Federal National Mortgage Association, Wachovia, Bear Sterns and Merrill Lynch were unable to survive as independent institutions. Lehman Brothers was forced to file for bankruptcy. Other surviving institutions such as Citigroup, Goldman Sachs, American International Group, Morgan Stanley and others required multibillion dollar capital infusions. The Federal

8

government enacted emergency legislation in an attempt to stabilize the economy, increased the federal deposit insurance, lent billions of dollars to financial institutions and was planning to purchase hundreds of billions of dollars in illiquid securities, guarantee loans between financial institutions and purchase equity in banks. The global nature of this credit crisis led other governments to institute similar measures.
     These worldwide financial uncertainties significantly impacted risks surrounding Constellation’s liquidity, collateral posting requirements, counterparty risk, contractual positions including the trading book, the competitive retail and wholesale businesses and the international coal and freight business. A significant capital expenditure program relative to internal cash generation was an additional concern. These issues all point to the likely need for future additional capital from equity owners to operate the business.
     In summary, the offer price for Constellation was set within an environment of unparalleled financial crisis characterized by declining liquidity just when Constellation needed liquidity the most. Volatility has continued in the markets and has only deteriorated as of this writing and there can be no certainty that additional financial pressures will not arise, putting the availability of the $2 billion credit facility commitment at significant completion risk, the need for additional capital from MEHC as a more likely requirement and the value of the $1 billion investment MEHC made in Constellation preferred stock at risk of significant loss. All these risks impacted the determination of the purchase price offer of $26.50 per share that MEHC believes to be more than fair under the circumstances.

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Proposed capital structure - Section 6-105 (g)(2)(iii)
Q.	PLEASE IDENTIFY THE PROPOSED CAPITAL STRUCTURE THAT WILL RESULT FROM THE TRANSACTION.
A.	Table 1 below illustrates the pre-transaction capitalization of MEHC, Constellation and BGE at June 30, 2008, followed by the pro forma adjustments required to reflect the consummation of the Transaction, and finally, the pro forma consolidated capitalization of MEHC if the proposed Transaction had closed on that date. Prior to the Transaction it can be seen that MEHC’s shareholder’s equity is composed of four items:
•	common stock;

•	additional paid-in capital;

•	retained earnings; and

•	accumulated other comprehensive income (loss), net.
     The first item shows no amount as it is intended to record the par value of this component. However, since the common stock is a zero par value issuance, the entire contributed value is recorded in the second item, additional paid-in capital. The third item represents the earnings of the corporation retained and reinvested into the business. The final item represents the gain and loss on a variety of other comprehensive income items that are further identified on the Consolidated Statements of Shareholders’ Equity disclosure which is on page 84 of MEHC’s 2007 report on Form 10-K. A copy of this can be found in the electronic document room.
     The long-term debt of MEHC contains items identified as:
•	MEHC senior debt;

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•	MEHC subordinated debt; and

•	Subsidiary and project debt.
     The MEHC senior and subordinated debt represents the long-term debt of MEHC. The MEHC subordinated debt consists of amounts issued to Berkshire, primarily the Trust Preferred securities that are discussed below, and other amounts issued to third parties. The item identified as “Subsidiary and project debt” represents the long-term, primarily non-recourse, debt of the various subsidiaries of MEHC after being consolidated with MEHC’s financial statements.

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Table 1
MidAmerican Energy Holdings Company
Unaudited Pro forma Consolidated Long-Term Capitalization
As of June 30, 2008
(In billions)

				Pro Forma Adjustments
						Constellation
				Initial		Acquisition		Consolidation		MEHC
	BGE(1)	MEHC	Constellation	Funding		Financing		Entries		Pro Forma
Long-term Debt(2):
MEHC senior debt	$—	$5.1	$—	$—		$—		$—		$5.1
MEHC subordinated debt	—	0.8	—	1.0	(a)	2.0	(b)	—		3.8
Subsidiary and project debt	2.2	12.3	5.7	—		—		—		18.0

Total long-term debt	2.2	18.2	5.7	1.0		2.0		—		26.9

Minority interest	—	0.2	—	—		—		—		0.2

Preferred securities of subsidiaries	—	0.1	0.2	—		—		—		0.3

Shareholders’ equity:
Preferred stock	0.2	—	—	1.0	(a)	—		(1.0)	(c)	—
Common stock, no par value	0.9	—	—	—		—		—		—
Additional paid-in capital	—	5.5	2.6	—		2.7	(b)	(2.6)	(d)	8.2
Retained earnings	0.6	4.3	4.0	—		—		(2.5)	(d)	5.8
Accumulated other comprehensive income (loss), net	—	0.1	(0.1)	—		—		0.1	(d)	0.1

Total shareholders’ equity	1.7	9.9	6.5	1.0		2.7		(6.0)		14.1

Total long-term capitalization	$3.9	$28.4	$12.4	$2.0		$4.7		$(6.0)		$41.5

(1)	Baltimore Gas and Electric Company (“BGE”). No change is expected to the total long-term capitalization of BGE due to the acquisition of Constellation Energy Group, Inc. (“Constellation”) by MidAmerican Energy Holdings Company (“MEHC”).

(2)	Excludes current portion.
For the purposes of the unaudited pro forma consolidated long-term capitalization table, it has been assumed that the acquisition was completed on June 30, 2008. Consequently, the total long-term capitalization does not reflect the following:
•	Expected dividends to be paid to Constellation’s common shareholders between June 30, 2008 and closing;

•	Expected earnings, debt issuances and debt retirements of Constellation or its subsidiaries between June 30, 2008 and closing; and

•	Expected earnings, debt issuances and debt retirements of MEHC and its current subsidiaries between June 30, 2008 and closing.
Explanations of the pro forma adjustments follow:
(a)	Represents the pro forma adjustment to reflect the issuance of 11% MEHC subordinated debt and the investment of the proceeds in Constellation’s new series of 8% non-voting series A convertible preferred stock.
(b)	Represents the pro forma adjustment to reflect the issuance of MEHC common stock and 11% MEHC subordinated debt and the investment of the proceeds to fund the acquisition of Constellation. Total consideration transferred is subject to the determination of the number of outstanding shares of Constellation to be acquired at $26.50 per share at closing.
(c)	Represents the pro forma adjustment to consolidate MEHC’s preferred stock investment in Constellation’s 8% non-voting series A convertible preferred stock.
(d)	Represents the pro forma adjustment to consolidate MEHC’s common stock investment in Constellation. For the purposes of this table, we assumed the fair value of the identifiable assets acquired, liabilities assumed and any noncontrolling interest was equal to their historical book values as of June 30, 2008.

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     The “Preferred securities of subsidiaries,” contained in MEHC’s consolidated capitalization, represents preferred stock issued by MEHC’s subsidiaries. The “Minority interest” represents an outside ownership interest in a subsidiary that is consolidated with the parent for financial reporting purposes.
     BGE’s capital structure is not expected to change as a result of the Transaction and BGE will not issue any additional securities in connection with the Transaction.
MEHC’s plans to finance the Transaction – Section 6-105 (f)(3)
Q.	PLEASE DESCRIBE THE STEPS THAT WILL BE TAKEN TO FINANCE THE TRANSACTION.
A.	At the time of signing the Agreement and Plan of Merger, MEHC sold $1 billion of 11% Trust Preferred securities to Berkshire. The proceeds of this issuance were provided to a direct wholly-owned subsidiary of MEHC called MEHC Investment, Inc. In turn, MEHC Investment, Inc. purchased $1 billion of 8% convertible preferred stock from Constellation. This $1 billion was critical to help shore up Constellation’s liquidity and restore rating agency, investor and counterparty confidence in Constellation.
     To close the Transaction, MEHC will pay $4.73 billion to Constellation’s shareholders for the common stock of Constellation, and combined with the $1 billion convertible preferred stock, will put MEHC’s direct capital investment into Constellation at $5.73 billion. At closing, to fund the $4.73 billion purchase of Constellation’s common stock, MEHC will issue an additional $2 billion of 11% Trust Preferred securities and $2.73 billion of common stock to Berkshire. MEHC’s

13

other shareholders have the right to participate up to their existing ownership percentages for the common shares. Berkshire will fund any amounts to the extent the other shareholders do not participate. Additionally, it is worth noting that Berkshire had over $30 billion of cash and cash equivalents as of June 30, 2008, and is using cash to purchase the securities of MEHC described above.
     Note that the financing of the Transaction is being completed without the issuance of any incremental long-term debt by BGE or any of BGE’s affiliates.
Q.	ARE THERE ANY OTHER FINANCIAL REQUIREMENTS ASSOCIATED WITH CLOSING THIS TRANSACTION?
A.	Yes. In addition to the $1 billion of cash already infused into Constellation by MEHC, provisions for adequate liquidity above and beyond that initial $1 billion were needed for Constellation to maintain its credit rating and continue to operate. As I discuss in this testimony the sustained availability of a $2 billion credit facility commitment is necessary to stabilize Constellation’s credit ratings.
     On August 26, 2008, well before the signing of the Agreement and Plan of Merger, Constellation entered into a $2 billion credit facility commitment with RBS Securities Corporation and UBS Loan Finance LLC (“Banks”). The $2 billion credit facility commitment included terms that required the credit facility commitment to be reduced on a dollar-for-dollar basis, by any future debt or equity issuance, as well as other items. Therefore, when Constellation issued $1 billion of convertible preferred securities to MEHC on September 22, 2008, the credit facility commitment would have been reduced by the $1 billion. Additionally, the credit facility commitment has a change in control clause that allowed the Banks supporting the credit facility

14

commitment to exit the facility if Constellation’s ownership changed. The proposed Transaction with MEHC would qualify as such a change in control.
     Faced with the potential loss of a critical source of liquidity necessary to maintain Constellation’s investment grade credit rating, MEHC and Constellation entered into negotiations with the Banks. The following agreement was eventually reached that preserved Constellation’s $2 billion credit facility commitment.
     First, the Banks agreed the $1 billion in convertible preferred stock would not reduce the $2 billion credit facility commitment. This concession would keep the credit facility commitment at its original $2 billion level.
     Second, the Banks providing the credit facility commitment agreed that the proposed sale of Constellation to MEHC would not trigger the change in control clause, if and only if, MEHC was the purchaser. This was an obvious endorsement on the part of the Banks that they believed MEHC is an appropriate owner of Constellation and that MEHC had the capital and reputation to support Constellation. It is my opinion, from having personally participated in the negotiation of the amendments for this credit facility commitment, that the Banks were very thankful that MEHC entered into the agreement to acquire Constellation and believe that with MEHC involved, a successful syndication of the loan was much more likely.
     The $2 billion credit facility commitment extends for 364 days. At the end of that period of time the facility will either need to be renegotiated, additional capital may need to be infused in place of the facility or Constellation’s business will have to be adjusted such that the facility is no longer needed. The failure to close the initial

15

$2 billion credit facility commitment or the inability to refinance it within one year further increases MEHC’s risk and reduces the current value of Constellation.
Transaction benefits and lack of harm to public interest - Section 6-105 (f)(9)
Q.	WHAT CONCLUSIONS CAN YOU DRAW FROM THE FINANCING ARRANGEMENTS REQUIRED TO COMPLETE THIS TRANSACTION?
A.	This Transaction has required significant amounts of capital from MEHC. In addition to investing $5.73 billion, MEHC has put its financial reputation on the line to help secure the credit facility commitment necessary for Constellation to retain its credit rating and continue to operate. Renegotiating the credit facility commitment to maintain the $2 billion line was accomplished very quickly due to the reputation that MEHC has in the banking community. I believe that the Commission should feel comfortable that if this Transaction is approved and MEHC becomes the owner of Constellation and BGE; that MEHC has a sound reputation in the financial community; a reputation that is hard earned and one that MEHC fully intends to keep; and that MEHC has been willing to put that reputation on the line on behalf of Constellation and BGE. This reputational capital is a benefit to MEHC ownership of Constellation and BGE.
Q.	PLEASE DISCUSS HOW THE TRANSACTION BENEFITS CUSTOMERS BY STABILIZING THE FINANCIAL CONDITION OF CONSTELLATION AND BGE.
A.	As I already discussed, Constellation was on the brink of bankruptcy at the time it entered into the Transaction with MEHC. MEHC’s ready access to Berkshire for the $1 billion of cash needed by Constellation and MEHC’s overall financial strength

16

helped to quickly stabilize Constellation and BGE with the rating agencies. In addition, MEHC’s track record of stabilizing the balance sheets of companies it acquires and the Equity Commitment Agreement that MEHC has with Berkshire are further financial stabilizing benefits of the Transaction that the Commission and the customers of BGE will realize. As part of the Equity Commitment Agreement, Berkshire has agreed to purchase up to $3.5 billion of MEHC common equity upon request by MEHC. The proceeds from this request can be used for only two purposes; (1) to pay MEHC’s debt obligations, or (2) fund the general corporate purposes and capital requirements of MEHC’s regulated subsidiaries. MEHC commits that BGE qualifies as a regulated subsidiary for purposes of the Equity Commitment Agreement.
Q.	ARE YOU AWARE OF ANY OTHER FINANCIAL BENEFITS TO BGE DUE TO MEHC’S RELATIONSHIP WITH BERKSHIRE?
A.	As noted above, all of MEHC’s regulated utility operations maintain investment grade credit ratings and they are effectively ring-fenced from the other operations of MEHC. The benefits of an investment grade credit rating includes better access to capital markets and access to those markets at more favorable rates. Effective ring-fencing, which I discuss later in my testimony, will isolate BGE from other Constellation and MEHC activities relieving the utility of the potential volatility of those activities and reducing the risk of it being consolidated with those entities in any bankruptcy.
Q.	IN AND OF ITSELF, AS A RESULT OF THE CLOSING OF THIS TRANSACTION, WILL BGE’S FINANCIAL STATEMENTS CHANGE?

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A.	No. BGE’s financial statements, prepared using generally accepted accounting principles (“GAAP”), will not be impacted by the closing of this Transaction.
Q. WILL BGE CONTINUE TO ISSUE ITS OWN DEBT?
A.	Yes. However, as mentioned above, BGE will not issue any debt as part of the proposed Transaction.
Q.	WILL THE PROPOSED TRANSACTION HAVE ANY IMPACT ON THE AVAILABILITY OF BGE’S BOOKS AND RECORDS?
A.	No. BGE’s financial books and records will continue to be kept in Maryland and will continue to be available to the Commission upon reasonable request.
     As indicated by the commitments in MEHC witness Mr. Gale’s Exhibit BEG-1, MEHC and BGE will provide the Commission access to all documents, books of account and records of their affiliated interests in accordance with legal requirements.
Q.	ARE YOU SPONSORING CERTAIN FINANCIAL AND STRUCTURAL COMMITMENTS THAT MEHC IS PREPARED TO UNDERTAKE AS PART OF THE TRANSACTION APPROVAL PROCESS?
A.	Yes, MEHC witness Mr. Gale’s Exhibit BEG-1 enumerates all of the commitments that MEHC is prepared to undertake as part of the Transaction approval process. I am sponsoring the Financial Strength commitments and two of the Regulatory Integrity commitments as noted in that Exhibit.
Q.	PLEASE COMMENT ON FINANCIAL STRENGTH COMMITMENTS WHICH REFER TO THE PROPOSED RING-FENCING THAT YOU ARE SPONSORING FOR BGE.

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A.	Several of the financial strength commitments exist to isolate BGE from Constellation and MEHC. That concept is commonly referred to as ring-fencing. The goal is to insulate the public service company, BGE, from risks unrelated to its business. Witness Mr. Gale’s Exhibit BEG-1 contains the proposed ring-fencing commitments that apply to BGE and I sponsor those commitments. At the heart of the ring-fencing is the establishment of a new holding company placed between Constellation and BGE.
Q.	HOW DOES THE NEW HOLDING COMPANY PROVIDE PROTECTION FOR BGE?
A.	Currently BGE is a direct subsidiary of Constellation. If the Transaction is approved, MEHC will establish a new holding company called BGE Holdings LLC that will reside between Constellation and BGE. This holding company will act as the direct parent of BGE and, among other purposes, will serve as a vehicle to ring-fence BGE from Constellation and its other affiliates, including MEHC and MEHC’s other subsidiaries. The holding company will have an independent director that will be required to consider the interests of the BGE creditors in making a bankruptcy determination. The ring-fencing commitments that apply to the holding company can be found in Appendix 1 of Exhibit BEG-1. This structure is recognized by rating agencies as an effective means to separate the credit quality of a parent from a subsidiary. This structure, which MEHC uses for its regulated subsidiaries, is a significant benefit of this Transaction.
Q.	PLEASE ADDRESS STRUCTURAL MATTERS AS THEY PERTAIN DIRECTLY TO BGE.

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A.	BGE, as a subsidiary of the new holding company, will retain its own capital structure, its own credit rating, and through the ring-fencing structure, will be effectively isolated from any credit issues that might arise at Constellation, any of Constellation’s affiliates, MEHC or any of MEHC’s affiliates.
Pledge of utility assets – Section 6-105 (g) (1) (ix)
Q.	WILL MEHC USE OR PLEDGE BGE ASSETS FOR THE BENEFIT OF AN AFFILIATE AND, IF NOT, HOW WILL MEHC ENSURE THAT THIS DOES NOT OCCUR?
A.	No. This is covered by Financial Commitment FS 8. Under the proposed ring-fencing facility as further described in Appendix 1 of Exhibit BEG-1, pledging of assets of BGE for the benefit of Constellation, MEHC or any Constellation or MEHC affiliate would be prohibited. However, this does not represent a prohibition against BGE issuing secured financings using its own assets in the normal course of its business.
Q.	DOES THIS CONCLUDE YOUR DIRECT TESTIMONY?
A.	Yes, it does.

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Before The
Public Service Commission of Maryland
Case No.
IN THE MATTER OF THE ACQUISITIONS
OF
CONSTELLATION ENERGY GROUP, INC., THE PARENT
OF BALTIMORE GAS AND ELECTRIC COMPANY,
BY
MIDAMERICAN ENERGY HOLDINGS COMPANY AND
CONSTELLATION ENERGY HOLDINGS LLC,
AND OF
BALTIMORE GAS AND ELECTRIC COMPANY
BY
BGE HOLDINGS LLC
Direct Testimony
of
Thomas B. Specketer
October 17, 2008

I. INTRODUCTION
Q.	PLEASE STATE YOUR NAME AND POSITION.

A.	My name is Thomas B. Specketer and I am the Vice President, U.S. Regulatory Accounting & Controller of MidAmerican Energy Company (“MEC”).

Q.	PLEASE SUMMARIZE YOUR BACKGROUND.

A.	I received a Bachelor of Science degree in mathematics from Morningside College. In addition to formal education, I have also attended various educational, professional and electric industry related seminars during my career at MEC. My primary duties include responsibility for all accounting, financial reporting, regulatory reporting, tax and budgeting activities for MEC, and regulatory accounting oversight for all domestic regulated entities in the MidAmerican Energy Holdings Company (“MEHC”) group. I have been employed by MEC, or one of its predecessor companies, for over 28 years. During this time, I have held various staff and managerial positions within the accounting, tax and finance organizations.

Q.	ARE YOU A MEMBER OF ANY PROFESSIONAL OR CIVIC ORGANIZATIONS?

A.	I am a past member of Edison Electric Institute’s Chief Accounting Officers Committee, the Tax Executives Institute, Iowa Association of Tax Representatives and Institute of Management Accountants.

Q.	WHAT IS THE PURPOSE OF YOUR TESTIMONY?

A.	The purpose of my testimony is to discuss commitments related to financial strength and regulatory integrity. Specifically, I will address corporate overheads, affiliated transactions, cross-subsidization and costs incurred related to the proposed

1

Transaction. Therefore, my testimony will address the corporate overheads Baltimore Gas and Electric Company (“BGE”) will incur as the result of MEHC ownership, the allocation of any savings between BGE customers and shareholders, the proposed treatment of transaction and transition costs related to the Transaction and a discussion of how MEHC will manage affiliate transactions and address cross-subsidization concerns. Additionally, I will address other commitments identified in the direct testimony of MEHC witness Mr. Brent Gale.
II. CORPORATE OVERHEADS
Transaction benefits and lack of harm to public interest – Section 6-105 (f)(9)
Q.	PLEASE DESCRIBE THE ORGANIZATIONAL STRUCTURE OF MEHC.

A.	MEHC operates much like Berkshire Hathaway Inc. (“Berkshire Hathaway”). By that I mean the holding company, Berkshire Hathaway or MEHC, as the case may be, is minimally staffed. For example, while MEHC subsidiaries have approximately 17,000 employees, only about 25 people are employed directly by MEHC. Further, MEHC has no service company. The business platforms largely operate autonomously, as described in the testimony of MEHC witnesses Mr. William J. Fehrman and Mr. Gale. This corporate structure ensures that costs originating at the holding company are kept to a minimum and each business platform is responsible for managing costs within its own business. MEHC is more fully described in the testimony of MEHC witnesses Mr. Fehrman and Mr. Patrick J. Goodman.

Q.	WHAT COST CHANGES CAN BGE EXPECT AS A RESULT OF THIS TRANSACTION?

2

A.	BGE will operate much as it does today and, accordingly, most costs incurred by BGE will not change as a result of this Transaction. However, costs such as board of director fees, annual report to shareholders, shareholder services and other costs related to public ownership of Constellation Energy Group, Inc. (“Constellation”) that are currently charged to BGE will no longer be incurred.

Q.	WILL BGE BE BILLED FOR SERVICES OR OTHER COSTS RELATED TO OWNERSHIP BY MEHC?

A.	Yes. To the extent that the handful of MEHC employees or other employees provide services for the benefit of BGE, such costs will be charged to BGE.

Q.	PLEASE DESCRIBE HOW THESE DIRECT COSTS, AND COSTS COMMON TO MULTIPLE SUBSIDIARIES OF MEHC, WILL BE CHARGED TO BGE.

A.	Cost assignments to BGE will be based on widely accepted cost assignment practices. As described in more detail below, direct costs for services will be billed to the entity benefiting from the service provided. All other shared costs related to common corporate functions, including indirect costs, will be fully allocated to all benefiting entities, including MEHC. I expect both direct and shared costs will first be billed to Constellation, and then further billed and/or allocated to BGE based on the Cost Allocation Manual (“CAM”) filed with the Public Service Commission of Maryland.

Q.	COULD YOU GIVE AN EXAMPLE OF WHAT YOU MEAN BY DIRECT AND INDIRECT COSTS?

A.	Direct costs arise from services that are specifically attributable to a single entity. For example, if I’m researching an accounting issue for an affiliate, I would directly bill

3

that entity for the time spent researching the issue. However, the cost of the reference material purchased to research accounting issues would benefit more than one entity, so the cost of the reference material would be an indirect cost and allocated to all entities that benefit from the material.

Q.	FROM WHICH ENTITIES WILL COMMON COSTS ORIGINATE?

A.	Common costs of MEHC originate primarily in two entities: MEHC and MEC. There is a historical reason for the MEC shared costs. When MEC became a subsidiary of MEHC, there was no infrastructure in place at MEHC to provide corporate support services, so MEC personnel fulfilled that role. When MEHC subsequently acquired additional companies, MEC employees continued to provide some corporate services and continue to do so today. MEC is described in more detail by MEHC witness Mr. Fehrman.

Q.	WHAT METHODOLOGY WILL BE USED TO ALLOCATE COMMON OR SHARED COSTS NOT DIRECTLY BILLED TO MEHC ENTITIES?

A.	Consistent with the CAM, indirect costs, allocable to MEHC and all subsidiaries, are allocated on the basis of a causal relationship. In other words, shared costs not directly billed are allocated on some relevant measure of cost causation for the services provided.

Q.	WILL BGE BE BILLED FOR SERVICES OR OTHER COSTS FROM BERKSHIRE HATHAWAY?

A.	No. Berkshire Hathaway does not bill or allocate corporate costs to MEHC or any MEHC subsidiaries. However, given the breadth of the Berkshire Hathaway group, it is likely that BGE may transact with certain Berkshire Hathaway subsidiaries in the

4

normal course of business. For example, MEHC’s parent, Berkshire Hathaway has more than an 18% ownership in The Washington Post, which is widely distributed throughout BGE’s service territory.

Q.	WILL THE SHARED SERVICES TO BE PROVIDED BE CONSISTENT WITH BGE’S EXISTING CAM?

A.	Yes. The cost allocation principles described in BGE’s 2008 CAM are consistent with the cost assignment principles used by MEHC and MEC previously described in my testimony.

Q.	IS MEHC MAKING ANY COMMITMENTS RELATIVE TO BGE’S CAM?

A.	Yes. MEHC supports the principles described in the CAM and commits that BGE will continue to comply with BGE’s CAM, as may be amended from time to time.

Q.	PLEASE DESCRIBE THE SYSTEM OF ACCOUNTS THAT WILL BE USED TO CAPTURE AND BILL SHARED COSTS.

A.	Costs and billings will be accounted for using the Uniform System of Accounts as prescribed by the Federal Energy Regulatory Commission (“FERC”).

Q.	ON WHAT BASIS WILL SHARED SERVICES BE CHARGED?

A.	Shared services, whether directly billed or allocated, will be charged at fully loaded actual cost. This means that only the actual cost of providing the service, with no markup for profit, will be charged. Labor, for example, will include such items as loadings for benefits, paid absences and payroll taxes attributable to such labor for actual time spent providing the service. Non-labor costs will be directly billed or allocated at actual amounts incurred.

5

Q.	WILL THIS RESULT IN ANY CROSS-SUBSIDIZATION BETWEEN MEHC ENTITIES?

A.	No. To the contrary, billing at cost will eliminate any potential cross-subsidization between entities and ensure that only actual costs are reflected in rates charged to BGE customers.

Q.	WILL ANY COSTS, OTHER THAN THE SHARED COSTS MENTIONED ABOVE, BE CHARGED TO BGE FROM ANY OTHER AFFILIATES OF MEHC?

A.	It is not expected that any significant administrative costs will originate from any MEHC affiliate other than the two entities discussed above. However, when specific expertise is needed or available from other MEHC business platforms, BGE will have the flexibility to request services at cost from other members of the MEHC group.
     In addition, normal course of business transactions negotiated at arms length or subject to tariff provisions may be initiated by BGE. These services would continue to be subject to the applicable state or federal regulatory approvals, including existing tariffs.
Q.	WHAT IS THE EXPECTED IMPACT ON BGE COSTS OF THE SHARED SERVICES CHARGES?

A.	Total corporate overhead charges billed to BGE are not expected to increase from historical amounts upon completion of the Transaction. In other words, BGE should incur no incremental costs as the result of MEHC ownership.

Q.	TO THE EXTENT OVERALL CORPORATE COSTS BILLED TO BGE ARE LOWER THAN HISTORICAL LEVELS OR OTHER COST SAVINGS ARE

6

ACHIEVED, HOW WILL THESE SAVINGS BE ALLOCATED TO BGE AND ITS CUSTOMERS?

A.	Any cost savings that are realized by BGE will be included in operating results and will ultimately flow to customers. It is MEHC’s understanding that BGE anticipates filing general rate cases periodically, consistent with the 2008 Settlement and the commitments offered by MEHC and BGE in this proceeding, which will ensure that customers receive any near and long-term benefits of the Transaction.
III. TRANSACTION AND TRANSITION COSTS
Transaction benefits and lack of harm to public interest – Section 6-105 (f)(9)
Q.	HOW WILL MEHC AND BGE TREAT TRANSACTION COSTS?

A.	Transaction costs incurred by MEHC, MEHC’s subsidiaries, Constellation and entities in the Constellation group, including BGE, will not be recovered in BGE’s electric and gas delivery rates. Transaction costs are the expenses that are incurred prior to closing to consummate the Transaction, such as attorneys’ fees, investment advisor fees, consultants, travel, lodging, filing fees, labor and due diligence expenses.

Q.	HOW WILL MEHC AND BGE TREAT TRANSITION AND INTEGRATION COSTS?

A.	Transition and integration costs that benefit BGE will be recorded at or billed to BGE. Transition and integration costs are expenses incurred after closing to integrate or coordinate functions, such as accounting systems, information technology, tax and human resources. MEHC and BGE commit to address issues pertaining to transition and integration costs and potential cost savings in future rate cases, as appropriate.

7

Q.	ARE THERE OTHER COSTS THAT MAY RESULT FROM THE PROPOSED TRANSACTION?

A.	Inevitably, when transactions such as this occur, employees decide to leave the company and pursue employment elsewhere, creating potential severance costs. Additionally, certain employees may be subject to change-in-control agreements, whereby additional costs may be incurred. The severance costs and costs under change-in-control agreements for Constellation personnel or entities other than BGE in the Constellation group resulting from the Transaction will not be recovered through BGE’s electric and gas delivery rates.
IV. AFFILIATE TRANSACTIONS
Affiliate and cross-subsidization issues – Section 6-105 (g)(viii)
Q.	HOW WILL MEHC MANAGE AFFILIATE TRANSACTIONS AND ADDRESS CROSS-SUBSIDIZATION CONCERNS?

A.	Affiliate transactions will be subject to all applicable state and federal laws, regulations and limitations. Generally, affiliate transactions are subject to asymmetrical pricing, requiring they be priced at the greater of cost or market if transferred from BGE and the lower of cost or market if transferred to BGE. This pricing is consistent with FERC Order No. 707A, Cross-Subsidization Restrictions on Affiliate Transactions and the Maryland affiliate regulations, and therefore, address the cross-subsidization concerns.

Q.	DOES THIS CONCLUDE YOUR TESTIMONY?

A.	Yes.

8

Before The
Public Service Commission of Maryland
Case No. ___
IN THE MATTER OF THE ACQUISITIONS
OF
CONSTELLATION ENERGY GROUP, INC., THE PARENT
OF BALTIMORE GAS AND ELECTRIC COMPANY,
BY
MIDAMERICAN ENERGY HOLDINGS COMPANY AND
CONSTELLATION ENERGY HOLDINGS LLC,
AND OF
BALTIMORE GAS AND ELECTRIC COMPANY
BY
BGE HOLDINGS LLC
Direct Testimony
of
Maureen E. Sammon
October 17, 2008

Q.	PLEASE STATE YOUR NAME, EMPLOYER AND BUSINESS ADDRESS.

A.	My name is Maureen E. Sammon, my employer is MidAmerican Energy Holdings Company (“MEHC”) located at 666 Grand Avenue, Suite 2900, Des Moines, Iowa 50309.

Q.	WHAT IS YOUR POSITION IN THE COMPANY AND YOUR PREVIOUS WORK EXPERIENCE?

A.	I am currently senior vice president and chief administrative officer for MEHC. I am a member of the board of directors of HomeServices of America, Inc., one of the eight MEHC business platforms described in the testimony of MEHC witness Mr. William J. Fehrman. My primary duties include responsibility for human resources, information technology, insurance, safety and corporate communications. I have been employed by MEHC, or one of its predecessor companies, for 22 years. During this time, I have held various staff and managerial positions within the finance and human resources organizations.

Q.	WHAT IS YOUR EDUCATIONAL BACKGROUND AND YOUR INVOLVEMENT IN PROFESSIONAL ASSOCIATIONS?

A.	I received a Bachelor of Business Administration degree in finance from the University of Iowa and a Masters in Business Administration from Drake University. In addition to formal education, I have also attended various educational, professional and electric industry related seminars during my career at MEHC. I am a member of the Risk Management Advisory Committee of Associated Electric & Gas Insurance Services Limited, a utility industry mutual insurance company. I am treasurer and a member of the board of directors of the Better Business Bureau of Iowa.

1

Q.	PLEASE DESCRIBE THE PURPOSE OF YOUR TESTIMONY?

A.	The purpose of my testimony is to provide evidence supporting the proposed Transaction in regards to the impact on Baltimore Gas and Electric Company’s (“BGE”) employment and community service and investment.
Employees - Section 6-105 (g)(2)(ii)
Q.	ARE THERE ANY PLANS FOR A REDUCTION IN FORCE AT BGE AS A RESULT OF THE PROPOSED TRANSACTION?

A.	No. MEHC has no current plans for a reduction in force at BGE and MEHC commits that it will not initiate a reduction in force at BGE, if ever, prior to January 1, 2012. It is likely that vacancies will need to be filled if employees choose to leave the organization.

Q.	WILL THERE BE ANY OTHER IMPACTS TO EMPLOYEES, LIKE CHANGES IN COMPENSATION AND BENEFITS?

A.	There are no changes planned as a result of the proposed Transaction. In the normal course of business, companies review compensation and benefits and make adjustments. MEHC will expect BGE management to provide programs that will attract, retain and motivate the workforce.
Community Investment - Section 6-105 (g)(2)(vii)
Q.	WHAT WILL MEHC’S OWNERSHIP OF CONSTELLATION ENERGY MEAN FOR THE COMMUNITIES THAT BGE SERVES?

A.	MEHC strongly believes in supporting the communities it serves through good service and good corporate citizenship. The MEHC business platforms are actively

2

involved in supporting many business, civic, economic development and charitable efforts within the communities they serve.

Q.	WHAT EFFORTS DOES MEHC SPECIFICALLY UNDERTAKE IN THE AREA OF COMMUNITY LEADERSHIP?

A.	MEHC understands that the interests and needs of each community may be different. This is why it has established three programs to encourage employees to support charitable organizations - the Matching Gift Program, the Global Days of Service Program and funding of United Way. These programs allow the employees and management of each MEHC business to support local charitable organizations within specific communities.
     The PacifiCorp Foundation and the MidAmerican Energy Foundation provide funding to qualified organizations serving the needs of customers and communities throughout the service territories of our businesses. The foundations’ mission, through charitable investments, is to support growth and vitality of the communities served by our businesses. The PacifiCorp Foundation was created in 1988 by PacifiCorp. The MidAmerican Foundation was created in 1989 by a predecessor company of MidAmerican Energy Company (“MEC”).
Q.	PLEASE DESCRIBE THE MATCHING GIFT PROGRAM, THE GLOBAL DAYS OF SERVICES PROGRAM AND FUNDING OF UNITED WAY.

A.	The Matching Gift Program is funded through the MidAmerican Energy Foundation and the PacifiCorp Foundation. This program is available to any employee of our U.S. energy businesses. A pool of funds has been established which is used to match, up to $1,500 per employee in a calendar year, an employee’s gift to a qualified

3

charitable organization or educational institution (an organization with section 501(c)(3) of the Internal Revenue Code tax determination).
     The Global Days of Service program is available to MEHC employees at any of our worldwide energy business platforms. This innovative program, funded by our shareholders, encourages employees to volunteer time to support charitable and educational organizations through a shareholder contribution to the organizations based upon employee hours volunteered. Employees simply keep track of the number of hours spent in volunteer work for eligible charitable groups (an organization with an IRS 501(c)(3) tax determination) and for educational institutions. Employees submit a form listing the number of hours (over eight) they have volunteered. At the end of the program year, the shareholder contribution amount is divided among qualifying organizations based upon the volunteer hours worked.
Q.	HOW DOES MEHC SUPPORT UNITED WAY?

A.	MEHC supports the United Way organizations in communities served by all its U. S. businesses through direct company contributions. These contributions match funding provided by MEHC employees to the local United Way chapter.

Q.	ARE THERE OTHER EXAMPLES OF WHAT MEHC’S OWNERSHIP OF BGE WILL MEAN FOR COMMUNITIES?

A.	Yes. The efforts of MEC demonstrate a strong involvement in the communities it serves and the programs show how each MEHC business customizes its support of communities within its service territory. A key effort is MEC’s Community Contact Program, which relies on the volunteer efforts of some 170 MEC employees who

4

represent MEC in approximately 225 communities in Iowa, Illinois and South Dakota. These employees advise MEC of community needs and represent MEC in the community. Each of the 170 employees has a small discretionary budget from which grants are awarded in their communities. In addition, these employees participate in community meetings (e.g., city council) and relay community needs that MEC may be able to satisfy (e.g., moving poles, digging holes, providing in-kind contributions to volunteer fire departments, sponsoring floats in community parades, sponsoring local events, etc.). These 170 employees also provide MEC support for community activities such as local environmental clean-up efforts and tree planting projects on Earth Day and Arbor Day. They serve as channels for communicating any community complaints about MEC’s quality of service. As a result, the city councils in these 225 communities know who to contact regarding concerns with MEC.

Q.	ARE MEHC EMPLOYEES INVOLVED IN COMMUNITY AFFAIRS?

A.	Yes. MEHC promotes employee involvement in leadership roles at local non-profit organizations and civic organizations, such as Rotary, the Chamber of Commerce, Kiwanis and economic development organizations. Employees serve as mayors, on city councils, planning and zoning commissions or as leaders in other organizations, such as United Way, within communities. Many employees volunteer to help local school children improve reading skills or serve as coaches on youth sports teams, among other efforts.

Q.	HOW DO OTHER MEHC BUSINESSES SUPPORT THE COMMUNITIES THEY SERVE?

5

A.	Each MEHC business platform determines the specific programs, levels of financial support and activities needed to support the communities it serves. The Matching Gift program, Global Days of Service program and the corporate United Way contribution are in addition to the other community involvement efforts of each platform.

Q.	DO YOU HAVE ANY COMMENTS ABOUT THE FINANCIAL SUPPORT BGE PROVIDES ITS COMMUNITIES?

Yes. BGE appears to have a long history of providing financial support to the communities in which it does business. MEHC supports the continuation of this contribution by BGE. MEHC commits, that after the proposed Transaction closes, to continue, at a minimum, the level of charitable and community-related contributions made by BGE through 2013.

Q.	WHAT IS THAT MINIMUM LEVEL OF CHARITABLE AND COMMUNITY-RELATED CONTRIBUTIONS?

A.	The minimum level of annual charitable and community-related contributions to be made by BGE through 2013 will be equal to the historical, three-year average level of charitable and community-related contributions over the period 2005-2007. In information provided by BGE, that three-year average is $2,887,000.
     Additionally, Constellation has been a significant charitable contributor in Baltimore and Maryland. As described in the testimony of MEHC witness Mr. Fehrman, the current Constellation Energy Group Foundation (“Foundation”) balance will increase significantly after the completion of the proposed Transaction.

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Q.	WHO WILL DETERMINE THE LEVEL OF SUPPORT PROVIDED TO CHARITABLE AND COMMUNITY-RELATED ACTIVITIES?

A.	The decisions as to which charitable and community-related activities would be supported and the level of financial support for each would be made by local management. As stated by MEHC witness Mr. Fehrman, BGE will be operated autonomously with decisions being made in Baltimore.
     In addition to the locally-made decisions, MEHC commits to work with BGE and Constellation management to implement the Global Days of Service program for their employees. Further, MEHC will work with Constellation to develop a Matching Gift Program for the Foundation.
Q.	DOES THIS CONCLUDE YOUR TESTIMONY?

A.	Yes.

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Before The
Public Service Commission of Maryland
Case No.
IN THE MATTER OF THE ACQUISITIONS
OF
CONSTELLATION ENERGY GROUP, INC., THE PARENT
OF BALTIMORE GAS AND ELECTRIC COMPANY,
BY
MIDAMERICAN ENERGY HOLDINGS COMPANY AND
CONSTELLATION ENERGY HOLDINGS LLC,
AND OF
BALTIMORE GAS AND ELECTRIC COMPANY
BY
BGE HOLDINGS LLC
Direct Testimony
of
Brent Gale
October 17, 2008

Q.	PLEASE STATE YOUR NAME AND POSITION.

A.	My name is Brent Gale and I am Senior Vice President, Regulation and Legislation, of MidAmerican Energy Holdings Company (“MEHC” or “Applicant”). I am also a member of the board of directors of PacifiCorp. I have been employed by MEHC and its predecessors since 1976 in various legal, regulatory and strategic positions.
     My responsibilities include U.S. regulatory and legislative strategic planning, retail rates and regulatory matters, state and federal regulatory relations, state legislation and domestic utility acquisitions. I led the MEHC six-state regulatory approval team for the PacifiCorp acquisition and have been involved in most of the domestic utility and pipeline acquisitions of MEHC and its predecessors since the creation of MidAmerican Energy Company in 1995.
Q.	PLEASE SUMMARIZE YOUR EDUCATIONAL BACKGROUND.

A.	I received a B.A. degree from Drake University in 1972 and a J.D. degree, also from Drake University, in 1976.

Q.	ARE YOU A MEMBER OF ANY BUSINESS, PROFESSIONAL OR CIVIC ORGANIZATIONS?

A.	Yes. I am a member of the Iowa State Bar Association and the Energy Bar Association. I am also vice-chairman of the board of advisors of the New Mexico State University Center for Public Utilities.

Q.	WHAT IS THE PURPOSE OF YOUR TESTIMONY?

A.	The purpose of my testimony is to offer evidence pertaining to the following statutory criteria from the Public Utility Companies Article of the Annotated Code of

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Maryland, applicable to the Commission’s review of the Transaction involving MEHC and Constellation Energy Group, Inc (“Constellation”):
•	the applicant’s compliance with federal law in carrying out the acquisition [Section 6-105 (f)(4)];

•	the applicant’s experience in operating public service companies providing electricity [Section 6-105 (f)(7)];

•	the applicant’s plans for operating the public service company [Section 6-105 (f)(8)];

•	how the acquisition will serve the customers of the public service company in the public interest, convenience and necessity including benefits and no harm to customers [Section 6-105 (f)(9)];

•	the projected allocation of any savings that are expected to the public service company between stockholders and customers [Section 6-105 (g)(2)(v)]; and

•	jurisdictional and choice–of–law issues [Section 6-105 (g)(2)(x)].
Q.	ARE YOU SPONSORING ANY EXHIBITS?

A.	Yes, I am sponsoring two exhibits. Exhibit BEG-1 identifies the commitments offered by MEHC and Baltimore Gas and Electric Company (“BGE”) to support findings that the proposed Transaction is in the public interest, convenience and necessity and (1) will not harm consumers and (2) will provide benefits to customers of BGE. Please note that pursuant to the terms of the ring-fencing provisions of Appendix 1 to Exhibit BEG-1, a new holding company, BGE Holdings LLC, will be created between Constellation and BGE to own all of BGE’s common stock and to protect BGE from the impact of the financial distress or bankruptcy of any affiliate.

2

Any commitments in Exhibit BEG-1 made by MEHC are also being made on behalf of BGE Holdings LLC.
     Exhibit BEG-2 is the index to an existing Web-based electronic document room available to the parties in this case. Parties will be able to access the “room” at no cost through IntraLinks, Inc., a provider of virtual data-room services. Documents in the room pertain to MEHC and its utility subsidiaries, and consist of those documents typically requested in a merger or acquisition proceeding. MEHC believes that placing these documents in an electronic document room significantly expedites the initial discovery and is a convenience to the parties.
     Exhibit BEG-2 reflects the contents of the electronic document room as of October 16, 2008. Additional material will be placed in the data base over the course of the proceeding, as needed.1 When an entity files for intervention or otherwise has party status in this proceeding, a representative should contact the following person for access to the data base: Sherri R. Long, Legal Secretary, MidAmerican Energy Company, phone number (515) 281-2292, e-mail address SRLong@midamerican.com.
     To further facilitate discovery, dedicated e-mail accounts have been created where all discovery requests should be sent — preferably utilizing MicroSoft Word. The addresses are:
mergerdiscovery@midamerican.com
mergerdiscovery@constellation.com

[1]	Please note that MEHC does not place formal discovery requests and responses in this data base.

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Compliance with federal laws - Section 6-105 (f)(4)
Q.	PLEASE DESCRIBE THE FEDERAL APPROVALS THAT ARE REQUIRED FOR THIS TRANSACTION AND HOW MEHC IS COMPLYING WITH FEDERAL LAW IN CARRYING OUT THE TRANSACTION.

A.	There are multiple federal filings that have been or will be made in order to close the Transaction. These filings include a pre-merger filing under the Hart-Scott-Rodino Act (which provides antitrust enforcement agencies with the opportunity to review mergers and acquisitions before they occur), a Federal Energy Regulatory Commission filing, a Federal Communications Commission filing and a Nuclear Regulatory Commission filing. In addition, the proxy must be filed with the Securities and Exchange Commission. After filing, the non-confidential portions of these documents will be placed in the IntraLinks data base that I previously referenced.
     MEHC, Constellation and BGE are working in a coordinated and diligent fashion to ensure the filings satisfy the applicable statutory and regulatory mandates. MEHC anticipates completing receipt of all required federal regulatory consents within six months.
Applicant’s experience operating utilities - Section 6-105 (f)(7) and plan for operating BGE – Section 6-105 (f)(8)
Q.	PLEASE DESCRIBE MEHC’S EXPERIENCE IN OPERATING PUBLIC SERVICE COMPANIES PROVIDING ELECTRICITY.

A.	MEHC witness Mr. William J. Fehrman describes the generation, transmission, electric distribution and gas distribution experience of MidAmerican Energy

4

Company (“MEC”) and the generation, electric transmission and electric distribution experience of PacifiCorp in his testimony. MEHC also has the experience of serving 3.8 million electric distribution end-users in the United Kingdom and the customers of MEHC’s two interstate natural gas pipelines, Northern Natural Gas Company and Kern River Gas Transmission Company. I will be describing MEHC’s regulatory philosophy and experience with respect to the operations of MEC and PacifiCorp.
Q.	DOES EACH UTILITY IN THE MEHC SYSTEM HAVE THE ABILITY TO DEVELOP ITS OWN POSITIONS ON REGULATORY AND LEGISLATIVE ISSUES THAT AFFECT THE STATES IN WHICH IT OPERATES?

A.	Yes. MEHC or other business platforms may offer ideas and information based upon their experiences, but the utility ultimately determines its own positions. This opportunity to freely share ideas, experiences and lessons learned among utility subsidiaries is a significant benefit of being a utility in a holding company. Potential areas of information exchange include comparable regulatory requirements, renewable energy costs and benefits, smart grid technology, advanced metering, rate design, alternative regulation, storm restoration operations, customer service, underground distribution service, energy efficiency programs, demand response programs, low-income programs and voluntary customer contribution programs to support renewable energy. This benefit is similar to the advantage provided the Commission through its participation in the National Association of Regulatory Utility Commissioners where it has the experiences and policies of other state regulatory agencies (“diverse laboratories”) upon which to draw.

5

     I would add that there will be occasions when MEHC adopts a position on matters of national importance, such as climate change and federal renewable energy production tax credits. On those occasions, MEHC coordinates with each utility on the appropriate position so as to ensure that the positions taken by all subsidiaries are compatible with a common MEHC position.
Q.	WHAT WILL MEHC’S OWNERSHIP MEAN FOR BGE’S REGULATORY RELATIONSHIPS AND POLICIES?

A.	Similar to the development of positions on issues, the responsibility for establishing regulatory relationships and policies resides with the utility operating companies, in this proceeding BGE. With respect to those relationships, MEHC encourages each utility to strive for positive, constructive working relationships with the regulators who monitor its utility operations and with the parties who participate in its cases. MEHC believes that credibility with regulators and parties is essential. While there will be differences of opinion, these should be dealt with professionally and openly, with the utility communicating its concerns and encouraging others to do likewise.
     With respect to regulatory policies, MEHC encourages its utilities to always consider the interests of the customers they serve. Consistent with MEHC’s philosophy of long-term ownership, we also encourage our utilities to assess the long-term implications of their regulatory policies. Examples include investments in renewable energy and energy efficiency at MEC and PacifiCorp and investments in transmission at MEC, PacifiCorp, Electric Transmission Texas, LLC and Electric Transmission America, LLC, all of which will bring long-term benefits to consumers that outweigh the impact on rates of the capital costs.

6

Q.	DOES MEHC ANTICIPATE THE TRANSACTION WILL HAVE ANY IMPACT UPON THE DEGREE OF REGULATORY OVERSIGHT THIS COMMISSION HAS OVER BGE?

A.	No. The Commission will continue to exercise the same degree of regulatory oversight over BGE as it does today. In fact, if the Commission adopts the various reporting requirements and other commitments that MEHC is proposing in Exhibit BEG-1, the Commission’s regulatory oversight will be facilitated.

Q.	DOES MEHC HAVE ANY EXPERIENCE OPERATING IN STATES WITH RETAIL COMPETITION?

A.	Yes. Oregon and Illinois are states with retail competition for generation service, and California still has some vestiges of it. Also, Washington has no assigned service areas, resulting in competition for bundled service among public and investor-owned utilities.

Q.	DOES MEHC HAVE A POSITION SUPPORTING OR OPPOSING RETAIL COMPETITION FOR ELECTRIC CONSUMERS?

A.	MEHC has no particular preference as to whether a state elects to permit retail competition. MEHC believes it is a matter of policy for the state to determine. MEHC provided assistance and supported retail competition in Illinois when the state selected that model; similarly, MEHC provided assistance and supported Iowa when the state elected not to pursue retail competition. With any regulatory model, MEHC urges its utilities to focus upon the impact on consumers during the transition from one regulatory model to another, which is a function of the provisions of the laws and regulations implementing the policy decision. Thus, MEHC encourages its utilities to

7

actively participate in providing relevant information and opinion during the formation of those laws and regulations.
Q.	PLEASE DESCRIBE MEHC’S APPROACH TO STATE LEGISLATIVE MATTERS.

A.	MEHC recognizes that it is the role of the state’s legislative and executive branches to develop state policy. MEHC urges its utilities to be active in the process of developing those policies by providing information, facts and opinions on matters where the utility has experience or expertise. MEHC particularly encourages its utilities to be active when the interests of its customers are involved. MEHC understands that BGE has been active in providing information to, and participating in briefings before, the Maryland General Assembly regarding energy issues. MEHC will encourage BGE to continue to do so.

Q.	CAN YOU PROVIDE EXAMPLES OF MEHC’S APPROACH?

A.	Yes. As noted by Mr. Fehrman, MEC and PacifiCorp are two of the largest owner/operators of renewable energy in the country. In addition, PacifiCorp has one of the leading programs in the country for customers to voluntarily support renewable energy. The utilities have considerable first-hand experience with constructing, owning and operating renewable energy and participating in the renewable energy markets. The utilities are encouraged to readily share that information with legislators and executive branch members when legislation regarding renewable energy is being considered. Recent examples include the Oregon renewable portfolio standard law and the Utah carbon emission reductions and renewable energy law, both of which PacifiCorp actively supported.

8

Transaction benefits and lack of harm to public interest - Section 6-105 (f)(9)
Q.	WHAT EVIDENCE ARE YOU SPONSORING TO DEMONSTRATE HOW THE ACQUISITION WILL SERVE THE CUSTOMERS OF BGE IN THE PUBLIC INTEREST, CONVENIENCE AND NECESSITY, INCLUDING BENEFITS AND NO HARM TO CUSTOMERS?

A.	In addition to my testimony, I am sponsoring Exhibit BEG-1. This exhibit lists all the commitments on a variety of issues that MEHC and BGE are offering in this case to demonstrate that the Transaction, if approved and consummated, will serve the public interest of the customers of BGE, cause no harm and provide benefits to customers. The witnesses who are prepared to respond to questions regarding the commitments are identified parenthetically at the end of each commitment.

Q.	ARE THESE ALL THE COMMITMENTS THAT MEHC WILL CONSIDER?

A.	MEHC believes these commitments should be adequate to satisfy the Maryland standards for approval of the Transaction. That being said, MEHC wants to learn more about the needs and energy policies of Maryland and what MEHC and BGE can do to address those needs and advance those policies. MEHC also recognizes that Section 6-105 (g)(3)(ii) of the Public Utility Companies Article of the Annotated Code of Maryland allows the Commission to impose reasonable conditions and requirements on the applicant.

Q.	WILL MEHC OFFER BENEFITS TO BGE CUSTOMERS REGARDING ELECTRIC AND GAS DELIVERY SERVICE RATES?

A.	Yes, in addition to bringing significant benefits in the form of (i) financial stability to Constellation and BGE, (ii) enhancing the ring-fencing protections around BGE and

9

(iii) being willing to commit to long-term investment in utility infrastructure in the State of Maryland, MEHC will offer three types of significant customer benefits regarding gas and electric delivery service rates. MEHC offers these rate benefits recognizing that BGE and other interests in the state carefully crafted the March 2008 settlement (“2008 Settlement”) to resolve numerous critical issues including rates. MEHC believes the 2008 Settlement to be in the public interest and is reluctant to interfere with its implementation.
     First, under the terms of the 2008 Settlement, new electric distribution rates in BGE’s next electric distribution rate case cannot become effective prior to October 1, 2009, and BGE may not file for a second electric distribution rate increase until August 1, 2010. If the Transaction closes, MEHC and BGE will delay the filing of the second request for an increase in electric distribution rates from August 1, 2010, until January 3, 2011.
     Second, the 2008 Settlement does not restrict the timing or amount of natural gas delivery rate increases that can be requested by BGE. With respect to its next two natural gas delivery rate cases, BGE expects to file for gas delivery rate increases when it files for electric delivery rate increases. If the Transaction closes, MEHC and BGE will defer the second gas delivery rate increase filing from August 1, 2010, to January 3, 2011.
     The value to customers of this five-month delay in filing electric delivery and gas delivery rate increases depends upon the amount of electric and gas delivery rate increases, if any, authorized by the Commission. Mathematically, the customer benefit will be five-twelfths of the increases ultimately granted. One way to

10

approximate the potential benefit to customers is to assume that the $80 million2 of revenues needed at June 30, 2008 to enable BGE to earn its authorized return is indicative of the combined electric and gas increases ultimately authorized by the Commission. If so, the value to BGE’s electric and gas customers of this commitment is $33 million. When you consider the substantial investments in infrastructure that BGE witness Mr. DeFontes discusses in his testimony, as well as the significant inflationary pressures affecting the utility business (for example, increased costs for steel and copper), this $33 million is a conservative figure.
     Third, the 2008 Settlement caps any increase in electric distribution rates awarded to BGE in the 2009 electric distribution rate case at five percent of electric distribution revenues. If the Transaction closes, MEHC and BGE will voluntarily reduce the five percent cap on BGE’s first electric distribution rate increase filing to two and one-half percent of electric distribution revenues.
     Each one percentage point reduction in the cap on the 2009 electric distribution rate increase has a potential value to electric customers of $8 million per year until a superseding rate increase is authorized. Thus, a fifty percent reduction in the rate cap can save customers as much as $20 million annually, assuming the Commission authorized a rate increase equal to the cap. The deferral of the second electric rate case to January 3, 2011, means that electric rates from the first rate case will be in effect for 22 months (i.e., October 2009 to August 2011), resulting in a benefit from this deferral of as much as $37 million.

[2]	This amount was calculated by comparing BGE’s regulated distribution returns at June 30, 2008 to BGE’s authorized rate of return of 8.49% from its most recent rate case (Case No. 9036). Were it not for the March 2008 Settlement agreement’s reduction in depreciation expense, this amount would exceed $100 million.

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     The total potential benefit to customers from these three commitments could be as much as $70 million.
Q.	WILL MEHC OFFER RATE CREDITS OR RATE REDUCTIONS AS A PART OF THE BENEFITS OF THE PROPOSED TRANSACTION?

A.	No. Although MEHC is offering several rate commitments as part of this Trans-action, MEHC is not offering rate credits or rate reductions.
     The proposed Transaction will not create a material amount of cost savings for BGE because BGE will not be merged with another utility, as is the case in many mergers. Instead, Constellation and BGE will continue to operate as autonomous subsidiaries or “platforms” within the MEHC corporate system. There are no plans to consolidate BGE’s business with any of MEHC’s other utility subsidiaries.
     Many utility transactions involve mergers of two utilities, either with or without holding companies. The transacting utilities almost universally attempt to justify the transaction on the basis of cost savings through “synergies” or “best practices.” What this typically means is that the merging utilities claim to be able to reduce costs through elimination of personnel, functions or service providers. These cost reductions may or may not be realized, but what often is realized is a period of dislocation and sub-optimum operation.
     MEHC has not engaged in utility mergers in this sense. Instead, MEHC acquires a utility and does not merge it with an existing MEHC subsidiary. An acquisition permits MEHC to keep the utility’s existing management and operations largely in place and facilitates business continuity. MEHC believes that this approach

12

also facilitates the acquired utility maintaining a more local focus and being responsive to its particular constituency and customers.
     The tradeoff for this business continuity, however, is that there are few apparent synergistic opportunities for cost reductions. It is therefore not anticipated that significant synergies will be realized.
     Given the lack of savings from merger synergies, rate credits or reductions would not be compatible with allowing BGE to recover its prudently incurred costs and earn a reasonable return on its investment in property devoted to public service. BGE is currently failing to earn its allowed returns on electric and gas operations and has not had an electric delivery rate case in more than a decade. Therefore, additional rate credits or reductions under such conditions would further undermine BGE’s financial performance.
Allocation of savings - Section 6-105 (g)(2)(v)
Q.	PLEASE DESCRIBE HOW SAVINGS OR OTHER BENEFITS TO BGE WILL BE ALLOCATED BETWEEN STOCKHOLDERS OF MEHC AND BGE CUSTOMERS.

A.	As I discussed above, this Transaction is not being pursued to achieve synergies and significant cost savings. However, any cost reductions or cost avoidance at BGE from the Transaction will be passed along to customers via rate case proceedings and other appropriate rate-related proceedings before the Commission. For example, as testified by MEHC witness Mr. Thomas B. Specketer, certain shareholder services at Constellation will no longer be needed. Any reduction in corporate overhead charges to BGE will be passed through to customers in rate cases.

13

     Some other unquantified benefits may also accrue to the BGE customers as a result of the opportunity for BGE to share ideas and experiences with other regulated utilities in the holding company system. For example, commitments ER 1 through ER 4 in Exhibit BEG-1 involve a sharing of ideas among MEHC utilities and BGE regarding incremental programs BGE might offer in the areas of energy efficiency, demand response, advanced metering and smart grid technology. To the extent this collaboration results in reduced costs for BGE, the cost reductions will be considered in future rate cases.
Choice of laws - Section 6-105 (g)(2)(x)
Q.	PLEASE STATE MEHC’S POSITION REGARDING JURISDICTIONAL AND CHOICE-OF-LAW ISSUES.

A.	MEHC commits that BGE’s utility operations will be subject to the laws of Maryland and the regulation of this Commission. After the Transaction, BGE will still be subject to all applicable federal and state affiliate rules and codes of conduct. BGE will continue to comply with Maryland’s laws and the Commission’s regulations.

Q.	DOES THIS CONCLUDE YOUR TESTIMONY?

A.	Yes, it does.

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Exhibit BEG-1

MEHC/BGE Transaction Application
List of Commitments
MidAmerican Energy Holdings Company (“MEHC”) operates its utility businesses based upon the six principles of customer service, employee commitment, financial strength, environmental respect, regulatory integrity and operational excellence. The Transaction commitments that MEHC is offering with respect to Baltimore Gas and Electric Company (“BGE”) have been categorized in this document according to those six principles. For the purpose of these commitments, references to MEHC include BGE Holdings LLC.
Section 6-105 (g)(3)(i) of the Public Utility Companies Article of the Annotated Code of Maryland authorizes the Commission to approve an acquisition if it is consistent with the public interest, convenience and necessity, including benefits and no harm to consumers. The commitments in this exhibit are being offered to satisfy this statutory standard as a whole. However, for the convenience of the Commission and the parties, MEHC and BGE have categorized each commitment to denote whether its primary purpose is to address the “benefit” or “no harm” standards. The categorization is identified in italics following the commitment.
The witnesses available to respond to questions regarding the commitments are identified parenthetically after the specific commitment. All time periods referenced in the commitments are in calendar days, not business days.
Nothing in these commitments shall be interpreted as a waiver of BGE’s or MEHC’s rights to request confidential treatment for information that is the subject of any commitment.
Customer Service Principle: MEHC customers expect reliability, dependability and exceptional service.
Commitments:

CS 1.	Under the terms of the 2008 Settlement dated March 27, 2008 (“2008 Settlement”), new electric distribution rates in BGE’s next electric distribution rate case cannot become effective prior to October 1, 2009. The 2008 Settlement also caps any increase in electric distribution rates awarded to BGE in this 2009 electric distribution rate case at five percent of electric distribution revenues. If the Transaction closes, MEHC and BGE will voluntarily reduce the five percent cap on BGE’s first electric distribution rate increase filing to two and one-half percent of electric distribution revenues. Benefits standard. (Gale)

CS 2.	Under the terms of the 2008 Settlement, BGE may not file for a second electric distribution rate increase until August 1, 2010. If the Transaction closes, MEHC and BGE will delay the filing of the second request for an increase in electric

Exhibit BEG-1

distribution rates from August 1, 2010, until January 3, 2011. Benefits standard. (Gale)

CS 3.	The 2008 Settlement does not restrict the timing or amount of natural gas delivery rate increases that can be requested by BGE. With respect to its next two natural gas delivery rate cases, BGE expects to file for increases in natural gas delivery rates when it files for increases in electric delivery rates. If the Transaction closes, MEHC and BGE will delay the filing of the second request for an increase in gas delivery rates from August 1, 2010, until January 3, 2011. Benefits standard. (Gale)

CS 4.	No severance and change-in-control costs for Constellation personnel or entities other than BGE in the Constellation group resulting from the Transaction will be proposed for recovery in BGE’s electric and gas delivery rates. No harm standard. (Specketer)

CS 5.	No transaction costs incurred by MEHC, MEHC’s subsidiaries, Constellation and entities in the Constellation group including BGE will be proposed for recovery in BGE’s electric and gas delivery rates. Transaction costs are the expenses that are incurred prior to closing to consummate the Transaction such as attorneys’ fees, investment advisor fees, consultants, travel, lodging, filing fees, labor and due diligence expenses. No harm standard. (Specketer)

CS 6.	Any transition and integration costs that benefit BGE will be recorded at or billed to BGE. Transition costs are expenses incurred after closing to integrate or coordinate functions, such as accounting systems, information technology, tax and human resources. MEHC and BGE will address issues pertaining to transition costs and potential cost savings in future rate cases, as appropriate. No harm standard. (Specketer)

CS 7.	Within 60 days after the close of the Transaction, MEHC and BGE will confer to identify opportunities for improvements in customer service, including the areas of restoration of delivery service after an outage, customer appointments, switching on power, estimates for new supply, response to billing inquiries, resolution of meter problems and notification of planned outages. Within twelve months after the close of the Transaction, BGE will file a report with the Commission that will include a discussion of any opportunities identified and an action plan for pursuing those opportunities in a timely manner. Benefits standard. (Fehrman and DeFontes)

CS 8.	Within 60 days after the close of the Transaction, MEHC and BGE will initiate a collaborative effort with interested parties to ascertain the feasibility of developing proposals for the Commission’s consideration for serving the “essential needs” of certified low-income customers with respect to electric and gas distribution service. BGE will file a report with the Commission concerning

Exhibit BEG-1

the conclusions of the collaborative within 180 days after the first meeting of the collaborative group. Benefits standard. (Fehrman and DeFontes)

CS 9.	BGE will continue to work closely with the communities it serves through established committees and working groups to continue the strong relationships that exist and to ensure that customer needs are promptly addressed. No harm standard. (Fehrman and DeFontes)
Employee Principles: MEHC equips employees with the resources and support necessary to achieve MEHC’s other principles. MEHC employees understand that MEHC will make no compromises when it comes to safety.
Commitments:

EC 1.	The corporate headquarters of BGE will remain in Baltimore, Maryland. No harm standard. (Fehrman)

EC 2.	MEHC has no current plans for a reduction in force at BGE. MEHC will not initiate a reduction in force at BGE, if ever, prior to January 1, 2012. No harm standard. (Sammon)

EC 3.	Within 90 days after the close of the Transaction, MEHC and BGE will confer to determine whether there are improvements that may be made to the safety transformation efforts already underway at BGE. BGE will file a report annually with the Commission regarding the results of its safety transformation efforts. The first report will be filed February 15, 2010, for the previous calendar year, and subsequent reports will be filed annually thereafter through February 15, 2015. Benefits standard. (Fehrman and DeFontes)

EC 4.	BGE provided charitable and community-related contributions averaging $2,887,000 annually during the period 2005 through 2007. After the close of the Transaction, BGE will maintain at least that level of charitable and community-related contributions through December 31, 2013. No harm standard. (Sammon)

EC 5.	MEHC has significant experience in assisting its communities with economic development efforts and will share its experience and expertise with BGE. MEHC commits to work with BGE and Constellation management to implement the Global Days of Service program for their employees. Further, MEHC will work with Constellation to develop a Matching Gift Program for the Constellation Energy Group Foundation. Benefits standard. (Fehrman and Sammon)
Financial Strength Principles: MEHC is a financially sound company backed by Berkshire Hathaway and its AAA credit rating. MEHC invests primarily in physical assets with a focus on long-term investments that will provide a reasonable return for the risk profile.

Exhibit BEG-1

Commitments:

FS 1.	In addition to the financial protections for BGE contained in FS 3 through FS 8, MEHC will cause to be created a corporation, BGE Holdings LLC, for the purposes of owning all of the common stock of BGE and protecting BGE from the impact of any financial distress or bankruptcy of an affiliate other than a subsidiary of BGE. Ring-fencing provisions that will be included in the limited liability company operating agreement of BGE Holdings LLC are set forth in Appendix 1. MEHC and BGE will notify the Commission of any changes in the ring-fencing provisions of Appendix 1 in BGE’s annual ring-fencing report and as otherwise required by Commission regulation. Benefits standard. (Goodman)

FS 2.	Within three months after the close of the Transaction, MEHC will obtain a non-consolidation opinion that supports the efficacy of the ring-fencing around BGE in preventing BGE from being involuntarily subject to a bankruptcy of MEHC, Constellation or any affiliate other than a subsidiary of BGE. BGE will promptly file such opinion with the Commission. If the ring-fencing provisions are insufficient to obtain a non-consolidation opinion, MEHC and BEG will promptly undertake the following actions:
a.	Notify the Commission of this inability to obtain a satisfactory non-consolidation opinion; and

b.	Propose and implement, upon Commission approval, such ring-fencing provisions as are sufficient to support the issuance of a non-consolidation opinion. Benefits standard. (Goodman)

FS 3.	BGE will not declare or pay any dividends if BGE’s senior unsecured credit rating, or its equivalent, is below the then generally accepted definition of investment grade. Benefits standard. (Goodman)

FS 4.	Prior to January 1, 2014, BGE will not pay any dividends if payment of the dividends will reduce BGE’s common equity capital below 40 percent of total capital. Total capital for the purpose of this commitment will include common equity, preferred stock and long-term debt, excluding the impact of BGE’s securitized rate stabilization bonds (RSB) and the impact of the long-term debt of its District Chilled Water General Partnership. Additionally, the current portion of long-term debt will be treated as long-term debt. This definition of total capital is not intended to be binding upon the Commission, BGE or any party for the purpose of establishing a capital structure for ratemaking. Benefits standard. (Goodman)

FS 5.	Unless otherwise (i) in the ordinary course of business, (ii) pursuant to the reasonable requirements and purposes of its business and (iii) upon fair and reasonable terms, BGE will:

Exhibit BEG-1

a)	maintain its own separate books and records, financial statements and bank accounts;

b)	maintain its own debt and, if outstanding, preferred stock ratings;

c)	cease participating in the Constellation cash management pool;

d)	conduct its business in its own name;

e)	maintain an arms-length relationship with its affiliates;

f)	not hold out its credit as being available to satisfy the obligations of other persons;

g)	maintain its own office and telephone line separate and apart from its affiliates, although it may lease space from an affiliate and share a phone line with an affiliate, having either a separate number or extension, and in furtherance thereof allocate fairly and reasonably any overhead for shared office space;

h)	except for secured financings of BGE, not pledge its assets for the benefit of any other person;

i)	correct any known misunderstanding regarding its separate identity;

j)	maintain adequate capital and an adequate number of employees in light of its contemplated business purposes; and

k)	not acquire any obligations or securities of Berkshire Hathaway or MidAmerican Energy Holdings Company and its subsidiaries. Benefits standard. (Goodman)

FS 6.	BGE will have its own board of directors. In accordance with the terms of the 2008 Settlement, at least two members of that board shall be Independent Directors as defined in the 2008 Settlement. No harm standard. (Goodman)

FS 7.	Neither BGE nor its subsidiaries will, without the approval of the Commission, make loans or transfer funds (other than payments in accordance with BGE’s Cost Allocation Manual and dividends) to MEHC or its affiliates, or assume any obligation or liability as guarantor, endorser, surety or otherwise for MEHC or its affiliates; provided that this commitment will not prevent BGE from assuming any obligation or liability on behalf of a subsidiary of BGE. Benefits standard. (Goodman)

FS 8.	MEHC will not pledge any of the assets of the business of BGE as backing for any securities which MEHC or its affiliates, other than BGE, may issue; provided, that this commitment will not prevent BGE from pledging its own assets for its

Exhibit BEG-1

securities or from assuming any obligation or liability on behalf of a subsidiary of BGE. No harm standard. (Goodman)

FS 9.	After the close of the Transaction, BGE will qualify as a regulated subsidiary of MEHC for the purpose of the Berkshire Equity Commitment Agreement. Benefits standard. (Goodman)
Environmental Respect Principles: Just as natural resources are essential in the production of energy, so is protecting those resources and the environment for future generations. The importance of this is demonstrated by MEHC’s adherence to its Environmental RESPECT policy in the areas of Responsibility, Efficiency, Stewardship, Performance, Evaluation, Communication and Training.
Commitments:

ER 1.	Within 60 days after the close of the Transaction, MEHC and BGE will meet with interested parties to begin a dialogue on and evaluation of programs regarding energy efficiency and demand response offered by MEHC subsidiaries that might be prudent and cost effective for BGE customers. Within six months after the close of the Transaction, BGE will file an application with the Commission to implement any programs that BGE reasonably believes will satisfy the state’s standards for prudence and cost effectiveness. Benefits standard. (Gale and DeFontes)

ER 2.	Within twelve months after the close of the Transaction and at least annually thereafter through December 31, 2013, MEHC, PacifiCorp, MidAmerican Energy Company and BGE will meet to identify any incremental programs regarding energy efficiency, demand response, advanced metering and smart grid technology that might be prudent and cost-effective for BGE customers. As soon as practicable after the identification of such programs, BGE will file an application with the Commission to implement any incremental programs that BGE reasonably believes will satisfy the state’s standards for prudence and cost effectiveness. Benefits standard. (Gale and DeFontes)

ER 3.	One of the programs offered by MidAmerican Energy Company as part of its approved Iowa energy efficiency plan is its “Trees Please” program. The program, which has been in place since 1997, provides funds for communities to plant trees in parks, along roadways and in other common areas to promote energy efficiency by providing windbreaks and shading homes and businesses. Additional benefits are environmental beautification, air quality improvement and erosion control. Commencing on January 1 following the close of the Transaction, MEHC shareholders will contribute $30,000 per year for each of the five calendar years following the close of the Transaction to enable BGE to offer a similar program to the communities it serves in Maryland. Benefits standard. (Gale and DeFontes)

Exhibit BEG-1

ER 4.	Another program offered by MidAmerican Energy Company as part of its approved Iowa and Illinois energy efficiency plans is its home energy audit program. Within ninety days after the close of the Transaction, BGE will file with the Commission for approval of a pilot program to conduct free energy audits on five hundred homes. In the pilot program detail, BGE will describe the proposed content of the energy audits to be conducted and the criteria for selecting the five hundred homes. BGE will not propose that the costs of the pilot program be recovered from its electric and gas distribution customers or from participating customers. Within six months after the completion of the pilot program, BGE will file a report with the Commission regarding the results of the program and any recommendations for a more extensive, permanent program. Benefits standard. (Gale and DeFontes)

ER 5.	BGE will participate in the Environmental Protection Agency’s SF6 Emission Reduction Partnership for Electric Power Systems. According to EPA, sulfur hexafluoride (SF6) is a greenhouse gas used in the electric industry for insulation and current interruption in electric transmission and distribution equipment. Benefits standard. (Fehrman)
Regulatory Integrity Principles: MEHC operates utilities and interstate pipelines which are subject to state and federal laws and regulations. MEHC, its utilities and its pipelines adhere to a policy of strict compliance with laws and regulatory requirements and frequent and open communication with regulators regarding business performance.
Commitments:

RI 1.	MEHC and BGE will comply with all applicable Maryland laws and regulations. No harm standard. (Gale).

RI 2.	MEHC and BGE will participate constructively and in good faith with the Commission, the state and interested parties to address regulatory issues. No harm standard. (Gale)

RI 3.	MEHC affirms all commitments and provisions in the 2008 Settlement. No harm standard. (Fehrman)

RI 4.	BGE will maintain its own accounting system, separate from MEHC’s and Constellation’s accounting systems. All BGE financial books and records will be kept in Maryland. BGE’s financial books and records and state and federal utility regulatory filings and documents will continue to be available to the Commission, upon request, at BGE’s offices in Baltimore, Maryland, and elsewhere in accordance with current practice. No harm standard. (Goodman)

RI 5.	MEHC and BGE will provide the Commission access to all documents, books of account and records of their affiliated interests in accordance with applicable legal requirements. No harm standard. (Goodman)

Exhibit BEG-1

RI 6.	The chairman of the board of BGE, the president of BGE and a member of senior management of MEHC will meet at least annually with the Commission in open session to discuss: (1) local plans, (2) status of commitments, (3) customer service issues and (4) such other issues as the Commission may request. Benefits standard. (Fehrman)

RI 7.	BGE will continue to comply with BGE’s Cost Allocation Manual, as may be amended from time to time. No harm standard. (Specketer)

RI 8.	By July 1, 2010, and each July 1 thereafter through July 1, 2014, BGE will file a report with the Commission regarding the implementation of these commitments. The report will, at a minimum, provide a description of the performance of each of the commitments that have quantifiable results. If any of the commitments are not being met, the report will provide proposed corrective measures and target dates for completion of such measures. BGE will make publicly available at the Commission all non-confidential portions of the report. Benefits standard. (Gale)
Operational Excellence Principles: MEHC employees strive for operational excellence in every facet of the work they perform. MEHC’s high operations and system maintenance standards allow it to satisfy customers’ expectations, perform work safely and preserve assets.
Commitments:

OE 1.	MEHC and its utility subsidiaries will assist BGE in preparing a report regarding the costs and benefits of reducing the tree-trimming cycle to three years. The report will be filed with the Commission within twelve months after the close of the Transaction. Benefits standard. (Fehrman and DeFontes)

OE 2.	MEHC will support BGE’s completion of the Bowie Electric Reliability Action Plan and the Northern Calvert County Electric Reliability Improvement Plan, as discussed with the Commission on September 24, 2008. No harm standard. (Fehrman and DeFontes)

OE 3.	MEHC acknowledges concerns expressed by the state and others regarding the adequacy of the generation and transmission infrastructure serving the state’s consumers, including BGE customers. MEHC and its affiliates have extensive experience in the construction and operation of both regulated and merchant generation and regulated transmission. MEHC will participate constructively and in good faith with the Commission, the state and PJM to address issues related to generation and transmission, and will undertake reasonable efforts to facilitate the policies of the state after such policies are established. Benefits standard. (Fehrman)

Exhibit BEG-1

OE 4.	Within twelve months after the close of the Transaction, BGE will file with the Commission an evaluation of the costs and benefits, including improvements to service reliability, of BGE owning and operating a generation facility in Maryland. The evaluation will presume that the generation will be subject to the state’s regulatory structure and earn a return on common equity at the level authorized by the Commission. The evaluation will also assume that the site for the generation facility will be acquired at no cost to BGE’s electric distribution customers. If, after assessment of the evaluation and the completion of necessary state approvals, the Commission authorizes construction of the generation facility as prudent and in the public interest, convenience and necessity, MEHC will contribute the site for the facility at no cost to BGE customers. Benefits standard. (Fehrman)

Exhibit BEG-1
Appendix 1

BGE HOLDINGS LLC RING-FENCING PROVISIONS
1. Definition
     “Independent Director” shall mean a member of the board who meets the standards for independence set forth in the New York Stock Exchange Listing Standards and is neither an employee nor director of MidAmerican Energy Holdings Company (“MEHC”) or any MEHC affiliate.
2. BGE Holdings LLC (“BGE Holdings”)
     A. Prior to the close of the Transaction, BGE Holdings will be incorporated to purchase and own 100 percent of the capital stock in Baltimore Gas and Electric Company (“BGE”) at closing.
     B. BGE Holdings shall have at least one member of its board of directors that is an Independent Director.
     C. Unless approved by all directors on the board (including the Independent Director), the board of directors of BGE Holdings shall not be authorized or empowered, nor shall it permit BGE (1) to consolidate, merge, dissolve, liquidate or sell all or substantially all of BGE Holdings’ or BGE’s assets, (2) to institute proceedings to have BGE Holdings or BGE adjudicated bankrupt or insolvent, (3) to consent to the institution of bankruptcy or insolvency proceedings against BGE Holdings or BGE, (4) to file a voluntary petition seeking, or consent to, reorganization or relief with respect to BGE Holdings or BGE under any applicable federal or state law relating to bankruptcy, (5) to consent to appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of BGE Holdings or BGE or a substantial part of its property, (6) to make any assignment for the benefit of creditors of BGE Holdings or BGE, (7) to admit in writing BGE Holdings’ or BGE’s inability to pay its debts generally as they become due or (8) to the fullest extent permitted by law, to take any action in furtherance of any such actions. Moreover, the board may not vote on, or authorize the taking of, any of the foregoing actions unless there is at least one Independent Director then serving in such capacity.
     D. Except (i) in the ordinary course of business, (ii) pursuant to the reasonable requirements and purposes of its business and (iii) upon fair and reasonable terms (and, to the extent material, pursuant to written agreements) that are consistent with market terms of any such transactions entered into by unaffiliated parties, BGE Holdings shall at all times:
1)	maintain its own separate books and records, financial statements and bank accounts;

Exhibit BEG-1
Appendix 1

2)	except for tax and accounting purposes, at all times hold itself out to the public as a legal entity separate from any other person and not identify itself as a division of any other person;

3)	pay any taxes required to be paid under applicable law;

4)	not commingle its assets with assets of any other person;

5)	conduct its business in its own name and hold all of its assets in its own name;

6)	pay its own liabilities out of its own funds;

7)	maintain an arms-length relationship with its affiliates;

8)	from its own funds, pay the salaries of its own employees;

9)	not hold out its credit as being available to satisfy the obligations of other persons;

10)	maintain its own office and telephone line separate and apart from its affiliates, although it may lease space from an affiliate and share a phone line with an affiliate, having either a separate number or extension, and in furtherance thereof allocate fairly and reasonably any overhead for shared office space;

11)	use separate stationery, invoices and checks bearing its own name;

12)	not pledge its assets for the benefit of any other person;

13)	correct any known misunderstanding regarding its separate identity;

14)	maintain adequate capital and an adequate number of employees in light of its contemplated business purposes;

15)	not make or permit to remain outstanding any loan or advance to any person or entity other than BGE, or own or acquire (a) indebtedness issued by any other person or entity, or (b) any stock or securities of or interest in any person or entity other than BGE; and

16)	not acquire any obligations or securities of Berkshire Hathaway or MidAmerican Energy Holdings Company and its subsidiaries other than BGE.
     E. BGE Holdings shall not:
1)	become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other person or entity, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds or otherwise;

Exhibit BEG-1
Appendix 1

2)	except for secured financings, grant or permit to exist any lien, encumbrance, claim, security interest, pledge or other right in favor of any person or entity in the assets of BGE Holdings or BGE or any interest (whether legal, beneficial or otherwise) in any thereof;

3)	engage, directly or indirectly, in any business other than as permitted to be performed under the company’s limited liability company operating agreement; or

4)	make any change to its name or principal business or use of any trade names, fictitious names, assumed names or “doing business as” names.

Exhibit BEG-2

Index of Documents
IntraLinks Electronic Document Room
As of 10/17/08
1.01.01 MEHC Credit Ratings

	1.01.01.01	Moodys

	1.01.01.02	Fitch

	1.01.01.03	Standard & Poor’s

1.02.01 MEC Credit Ratings

	1.02.01.01	Moodys

	1.02.01.02	Fitch

	1.02.01.03	Standard & Poor’s

1.03.01 PacifiCorp Credit Ratings

	1.03.01.01	Moodys

	1.03.01.02	Fitch

	1.03.01.03	Standard & Poor’s

1.04.01 MEHC SEC Reports

	1.04.01.01	MEHC 10-K 2007

	1.04.01.02	MEHC 10-Q – 1st Qtr 2008

	1.04.01.03	MEHC 10-Q – 2nd Qtr 2008

	1.04.01.04	MEHC 8-K – 03-11-08

	1.04.01.05	MEHC 8-K – 03-28-08

	1.04.01.06	MEHC 8-K – 04-02-08

	1.04.01.07	MEHC 8-K – 08-20-08

	1.04.01.08	MEHC-Constellation 8-K – 09-19-08

	1.04.01.09	MEHC-Constellation 8-K – 09-23-08

Exhibit BEG-2

1.05.01 MEC SEC Reports

1.05.01.01	MEC 10-K 2007

1.05.01.02	MEC 10-Q – 1st Qtr 2008

1.05.01.03	MEC 10-Q – 2nd Qtr 2008

1.05.01.04	MEC 8-K – 03/25/08

1.05.01.05	MEC 8-K – 04/02/08

1.06.01 PacifiCorp SEC Reports

1.06.01.01	PacifiCorp 10-K 2007

1.06.01.02	PacifiCorp 10-Q – 1st Qtr 2008

1.06.01.03	PacifiCorp 10-Q – 2nd Qtr 2008

1.06.01.04	PacifiCorp 8-K – 02-14-08

1.06.01.05	PacifiCorp 8-K – 02-22-08

1.06.01.06	PacifiCorp 8-K – 04-02-08

1.06.01.07	PacifiCorp 8-K – 04-15-08

1.06.01.08	PacifiCorp 8-K – 07-17-08

1.06.01.09	PacifiCorp 8-K – 09-15-08

1.07.01 MEC Regulatory Reports
1.07.01.01	FERC Form 1 Annual Report to Federal Energy Regulatory
Commission (2007)

1.07.01.02	MEC IE-1 Annual Report to Iowa Utilities Board (2007)

1.07.01.03	MEC ILCC Form 21 Annual Report to Illinois Commerce
Commission (2007)

1.08.01 PacifiCorp Regulatory Reports
1.08.01.01	FERC Form 1 Annual Report to Federal Energy Regulatory
Commission (2007), Vol. 1

1.08.01.02	Idaho Results of Operations Report (2007)

1.08.01.03	Oregon Results of Operations Report (2007)

Exhibit BEG-2

1.08.01.04	Utah Results of Operations Report (June 2007)

1.08.01.05	Utah Results of Operations Report (December 2007)

1.08.01.06	Washington Results of Operations Report (Dec. 2007)

1.08.01.07	Wyoming Results of Operations Report (June 2007)

1.08.01.08	Wyoming Results of Operations Report (Dec. 2007)
1.09.01 Constellation Acquisition Filings

1.09.01.01	Nuclear Regulatory Commission filing

1.09.01.02	FCC Application – Rocklin – 10-03-08

1.09.01.03	FCC Application – Poso – 10-03-08

1.09.01.04	FCC Application – Jasmin – 10-03-08

1.09.01.05	FCC Application – Fresno – 10-03-08

1.09.01.06	FCC Application – Ginna – 10-03-08

1.09.01.07	FCC Application – Nine Mile – 10-03-08

1.09.01.08	FCC Application – Mammoth – 10-03-08

1.09.01.09	FCC Application – Calvert Cliffs – 10-03-08

1.09.01.10	FCC Application – CSPG – 10-04-08

1.09.01.11	FCC Application – AmorIX – 10-03-08

1.09.01.12	FCC Application – ACE Cogen – 10-03-08

1.09.01.13	FCC Application – AC Power – 10-03-08

1.09.01.14	FCC Application – Constellation Operating – 10-03-08

1.09.01.15	FCC Application – Sunnyside – 10-03-08

1.09.01.16	FCC Application – Safe Harbor – 10-03-08

1.09.01.17	FERC Section 203 Joint Application

Exhibit BEG-2

1.10.01 Transaction Documents

1.10.01.01	Constellation Merger Agreement

1.10.01.02	Stock Purchase Agreement

Before The
Public Service Commission of Maryland
Case No.
IN THE MATTER OF THE ACQUISITIONS
OF
CONSTELLATION ENERGY GROUP, INC., THE PARENT
OF BALTIMORE GAS AND ELECTRIC COMPANY,
BY
MIDAMERICAN ENERGY HOLDINGS COMPANY AND
CONSTELLATION ENERGY HOLDINGS LLC,
AND OF
BALTIMORE GAS AND ELECTRIC COMPANY
BY
BGE HOLDINGS LLC
Direct Testimony
of
Kenneth W. DeFontes, Jr.
October 17, 2008

I. INTRODUCTION
Q.	PLEASE STATE YOUR NAME AND POSITION.
A.	My name is Kenneth W. DeFontes, Jr., and I am the President and Chief Executive Officer of Baltimore Gas and Electric Company (“BGE”), and Senior Vice President of BGE’s parent, Constellation Energy Group, Inc. (“Constellation”).
Q.	PLEASE SUMMARIZE YOUR BACKGROUND.
A.	Prior to assuming my present position in 2004, I served as BGE’s Vice President of Electric Transmission and Distribution from 2000 to 2004. I started at BGE in 1972 as an associate engineer, and have held various leadership positions within BGE and Constellation, including supervisor, general supervisor, and manager, before becoming Vice President.
     From 1972 to 1978, I served in the Maryland Air National Guard, and was honorably discharged as a staff sergeant.
     I was awarded a bachelor’s degree in engineering from Swarthmore College in Pennsylvania and a master’s degree in business administration from Loyola College in Maryland.
Q.	ARE YOU A MEMBER OF ANY PROFESSIONAL OR CIVIC ORGANIZATIONS?
A.	Yes. I am a member of the American Society of Mechanical Engineers, a board member for the Southeastern Electric Exchange, a board member of ReliabilityFirst, the regional entity under the North American Electric Reliability Corporation (“NERC”) that includes the State of Maryland, and a member of the board of directors of the American Gas Association.

1

     In addition, I serve on the board of trustees for the St. Joseph Medical Center and the Baltimore Symphony Orchestra, the board of directors for the Economic Alliance of Greater Baltimore, and the Johns Hopkins Whiting School of Engineering National Advisory Council.
Q.	WHAT IS THE PURPOSE OF YOUR TESTIMONY?
A.	The purpose of my testimony is to support the Application seeking authorization for the proposed acquisition of Constellation, the parent company of BGE, by MidAmerican Energy Holdings Company (“MEHC”), the parent company of several regulated utilities. I will provide my views as to why BGE’s customers, as well as Central Maryland, will benefit from the proposed acquisition and provide assurance that BGE’s customers will suffer no harm as a result of the Transaction.
Q.	MR. DEFONTES, CAN YOU PLEASE PROVIDE AN OVERVIEW OF YOUR POSITION IN THIS PROCEEDING?
A.	Yes, I would be pleased to do so. I cannot stress enough how important the Transaction will be for BGE, BGE’s customers and the Central Maryland community that BGE serves. In a time of financial instability such as that which started in September 2008, as discussed in further detail by Constellation witness Allen, this acquisition can only have a positive and stabilizing impact on BGE and its employees, on BGE’s customers and on the community at large.

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II. IMPACTS TO CUSTOMERS
Q.	MR. DEFONTES, THE WITNESSES FROM MEHC TESTIFY THAT THE ACQUISITION OF CONSTELLATION, INCLUDING BGE, BY MEHC IS IN THE PUBLIC INTEREST. DO YOU AGREE?
A.	Yes. The acquisition of Constellation, including BGE, is absolutely in the public interest. Not only will BGE’s customers suffer no harm as a result of the Transaction, but BGE’s customers – as well as the larger Maryland community that BGE serves – will also see various benefits from the proposed acquisition.
Q. WHAT DO YOU SEE AS THE PRIMARY BENEFITS OF THIS TRANSACTION?
A.	As Constellation witness Allen testifies, the acquisition of Constellation by MEHC is necessary to bring financial stability to Constellation, BGE and Central Maryland at a time when insecurity in the financial markets threatens the economy of the entire nation. The financial stability that MEHC brings to BGE is without question in the public interest. In light of the current economic situation, credit is getting more and more difficult to obtain from the capital markets – even for companies that are not experiencing financial distress. As I discuss later in my testimony, BGE will need to make significant investments in its infrastructure over the near term. To fund these projects, BGE must have access to the capital markets. The Transaction brings financial strength in a time of uncertainty that will enable BGE to continue to make the investments needed to serve customers while obtaining capital at reasonable rates.
     Another key benefit to be achieved through the Transaction is the new ring-fencing measures proposed in the testimony of MEHC witness Goodman to further

3

protect the financial strength of BGE. Among other things, MEHC will utilize a new holding company placed between Constellation and BGE as a structural mechanism to provide ring-fencing for BGE. The holding company will have a single purpose, that being to own the common equity of BGE, and will have an independent director from whom assent is required to place the holding company or BGE into bankruptcy. This structure will further insulate BGE from the business activities of its affiliates and therefore be clearly beneficial to BGE and its customers.
Q.	PLEASE DISCUSS FURTHER THE IMPACT OF THE ACQUISITION ON BGE’S FORTHCOMING INVESTMENT NEEDS.
A.	In the coming years, BGE is facing significant capital needs to address its aging gas and electric infrastructure, reinforce the delivery system to assure continued reliable service, support investments in demand response and energy efficiency, as well as to invest in new technologies, such as advanced metering, that will allow customers to better manage their energy usage. MEHC is uniquely suited to support BGE as it undertakes these infrastructure investments in the coming years. MEHC’s strong financial profile and focus on increasing value through significant, long-term investments in well-operated energy companies that offer predictable, reasonable returns make it an excellent partner for BGE.
Q.	WILL THERE BE ANY IMPACT TO THE RATES CHARGED TO BGE’S CUSTOMERS?
A.	There will be no negative impact to rates stemming from the Transaction and, in fact, customer rates will likely be lower than they would otherwise be absent the Transaction. BGE is currently failing to earn its allowed return for gas and electric

4

distribution service and intends to seek rate relief next year as provided for in the March 2008 settlement agreement that was reached with the Commission and the State of Maryland (“2008 Settlement”). In that agreement, BGE agreed that it would not file for an increase to its electric base rates until at least March 4, 2009 for rates effective on and after October 1, 2009. BGE also agreed to limit the amount awarded in this electric base rate proceeding to five percent of electric distribution revenues. However, as discussed in the testimony of MEHC witness Gale, MEHC commits to reduce the amount awarded to only two and one half percent of electric distribution revenues.
     Also under the 2008 Settlement, BGE agreed that it would not file a subsequent electric base rate case until at least August 1, 2010 for rates effective on and after March 1, 2011. If the Transaction closes, MEHC and BGE will delay the filing of a request for a second increase to electric distribution rates for five months so that a filing will not be submitted until at least January 3, 2011, with rates to be effective on and after August 2, 2011.
     The 2008 Settlement did not include any restrictions on when BGE could file for an increase to gas distribution rates or the amount of any increase to gas distribution rates awarded by the Commission. With respect to its next two natural gas distribution rate cases, BGE expects to file the gas cases when it files for increases in electric distribution rates. If the Transaction closes, MEHC and BGE will also delay the filing of the second request for an increase to gas distribution rates from August 1, 2010 until January 3, 2011, with rates to be effective on and after August 2, 2011.

5

     MEHC witness Gale estimates the total value of the two and one half percent reduction to the electric award cap and the deferral of subsequent electric and natural gas rate increases to be as much as $70 million for both electric and gas customers.
Q.	MR. DEFONTES, PLEASE PROVIDE THE HISTORY OF THE 2008 SETTLEMENT AS WELL AS SOME ADDITIONAL DETAILS.
A.	During the period leading up to the end of the price freeze for residential electric service – and the resulting 72% bill increase, many questions were raised about BGE’s 1999 electric restructuring settlement. The settlement that was reached in March 2008 by Constellation, BGE, the State of Maryland, the Commission and certain elected officials was intended to resolve all prior issues surrounding electric restructuring from 1999. Among other things, questions arose about the validity of BGE’s market-based electric commodity rates following the price freeze; customer contributions for nuclear decommissioning at the Calvert Cliffs Nuclear Power Plant; affiliate relationships between Constellation and BGE; stranded costs and the transfer of power plants from the utility to affiliated entities. However, the 2008 Settlement put these matters to rest and enables all parties to focus on the critical energy issues facing the State now and into the future.
     In addition to the restrictions placed on BGE’s ability to seek electric rate increases discussed above, the 2008 Settlement provided other important benefits to BGE’s customers. To start, BGE’s residential electric customers each received a $170 credit on their September 2008 bills – for a total in excess of $187 million. Residential electric customers also received under the 2008 Settlement about 90 percent of the cumulative $386 million in bill credits that were ordered by the

6

legislature in 2006 and subject to litigation. Lastly, both residential and business electric customers were relieved of a liability for the decommissioning of the Calvert Cliffs Nuclear Power Plant, which was valued at $1.5 billion according to the Commission.
Q.	GETTING BACK TO THE IMPACT OF THE TRANSACTION ON CUSTOMER RATES, WHAT OTHER IMPACTS WILL THERE BE, IF ANY?
A.	To address concerns of the low-income community within BGE’s service territory, MEHC and BGE commit to initiate a collaborative effort within 60 days after the close of the Transaction with interested parties to determine the feasibility of developing proposals for serving the “essential needs” of certified low-income customers. BGE will file a report with the Commission concerning this matter within 180 days of the first meeting of the collaborative group.
     MEHC and BGE also commit not to seek the recovery of any transaction costs through BGE’s distribution rates. Transaction costs are the expenses incurred prior to closing to consummate the Transaction such as attorney fees, investment advisor fees, and filing fees. Severance and costs under change-in-control agreements for Constellation personnel or entities other than BGE in the Constellation group, if any, will similarly not be recovered from BGE’s customers.
     Transition and integration costs that benefit BGE will be charged to BGE. Transition and integration costs are expenses incurred after closing to integrate or coordinate functions, such as accounting systems, information technology, tax and human resources. MEHC and BGE commit to address issues relating to transition

7

and integration costs as well as potential cost savings in future rate cases, as appropriate.
Q.	ARE THERE ANY ADDITIONAL BENEFITS TO CUSTOMERS FROM THIS TRANSACTION?
A.	Absolutely. It is important to start by saying how much I think that BGE and MEHC are alike in terms of setting guiding principles that we adhere to in all aspects of our work. At BGE, we have nine core values that guide us: Customer Focus; Understanding Our Business; High Performance; Continuous Improvement; Safety; Teamwork; Respect for People; Agility; and Integrity. MEHC witness Fehrman talks extensively about the six core principles that serve as the foundation from which MEHC is led: Customer Service; Employee Commitment; Financial Strength; Environmental Respect; Regulatory Integrity; and Operational Excellence. While these ideas may seem different at first glance, I think they clearly demonstrate that MEHC and BGE are quite similar in how they view their obligations to customers, employees and the communities they serve. In the end, I think both the customers of BGE and the customers of the MEHC utilities will benefit from this relationship.
Q.	ARE THERE ANY OTHER BENEFITS TO CUSTOMERS?
A.	This is not one of those transactions where savings accrue from the combination of operations and improved efficiencies. Still, there are many other benefits to be gained from being part of a corporate family that includes other utilities – especially when the other utilities are as solid as MidAmerican Energy Company (“MEC”) and PacifiCorp. I truly believe that all of the utility companies under MEHC can benefit from the sharing of knowledge and experience that will occur. In this regard, BGE

8

will compare its experience with demand response, energy efficiency, advanced metering and Smart Energy Pricing with that of the utilities in the MEHC family. While both MEC and PacifiCorp have distinguished histories when it comes to energy efficiency and demand side management – in fact, PacifiCorp was the first regulated utility in the nation to offer energy efficiency programs, BGE has valuable recent experience in the areas of advanced metering and our Smart Energy Pricing program. An area that all the MEHC utilities can explore together is “Smart Grid” technology, which goes beyond advanced metering to employ robust two-way communications, advanced sensors, and distributed computers to improve the efficiency, reliability and safety of power delivery and use. Undoubtedly, we can learn from and with each other, and it is for this reason that MEHC and BGE are making several commitments, which are detailed in MEHC witness Gale’s testimony, to explore opportunities for new programs.
     BGE has already found programs to emulate during its short association with MEHC. Starting on January 1 following the close of the Transaction, BGE will offer a program similar to one offered by MEC in Iowa called “Trees Please.” Under this program, BGE will provide $30,000 per year for five years for communities to plant trees in parks, along roadways and in other common areas to promote energy efficiency as well as to enhance the already beautiful Maryland landscape and improve air quality and erosion control; the funds for this program will come from MEHC shareholders. BGE will also offer on a pilot basis a home energy audit program. Following the completion of the pilot, which will offer free energy audits

9

to 500 homes, BGE will file a report with the Commission with the results and any recommendations for a more extensive, permanent program.
     Finally, MEHC and BGE have committed to meet within 60 days after the close of the Transaction to identify opportunities for improvements to many aspects of customer service including, but not limited to, service restoration, customer appointments, service extension cost estimates and billing inquiry responses. Within twelve months after the close of the Transaction, BGE will report to the Commission about any opportunities identified and provide an action plan for pursuing those opportunities in a timely manner.
     Along the same lines, MEHC, MEC and PacifiCorp will assist BGE to prepare a report, which will be filed with the Commission within twelve months after closing, addressing the costs and benefits of reducing BGE’s current tree-trimming cycle to three years. Similarly, MEHC and BGE will confer after closing to determine if there are any improvements that may be made to the safety transformation efforts that are already underway at BGE. BGE will report annually to the Commission about the results of its efforts. I truly look forward to these discussions with MEHC.
     Another benefit is the commitment by MEHC to support BGE’s completion of the Bowie Electric Reliability Action Plan and the Northern Calvert County Electric Reliability Improvement Plan, which were both discussed with the Commission on September 24, 2008. Both projects are extremely capital intensive and I’m pleased that MEHC recognizes the importance of the projects to BGE and these particular groups of customers.

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Q.	PLEASE PROVIDE SOME EXAMPLES OF AREAS WHERE BGE COULD LEARN FROM MEC AND PACIFICORP.
A.	MEHC witness Fehrman talks quite proudly – and rightfully so – about the outstanding customer satisfaction scores that both MEC and PacifiCorp have earned across all customer classes. Historically, BGE’s customer satisfaction ratings have also been consistently strong, but have suffered recently having been influenced by the increase in electric commodity prices. Nonetheless, I have no doubt that MEC and PacifiCorp are doing something right when it comes to keeping customers satisfied. BGE will certainly reach out to both companies to learn from their experiences.
     Additionally, benefits can accrue from the vast knowledge and experience that MEHC can bring to the State of Maryland about renewable energy. Various MEHC entities are involved in numerous renewable energy projects ranging from geothermal to wind to biomass as well as necessary transmission projects to bring renewable energy to load centers. In addition, we look forward to learning more about MEC’s and PacifiCorp’s experiences with energy efficiency projects.
Q.	MR. DEFONTES, WILL BGE’S CUSTOMERS BE HARMED IN ANY WAY BY THIS TRANSACTION?
A.	No, absolutely not. After the Transaction BGE will operate in the same manner as it did before the Transaction. MEHC’s acquisition of Constellation and BGE will be virtually transparent to the public in Baltimore and Maryland. BGE will be a separate utility apart from the other regulated utilities under MEHC with its own management and its own board of directors. BGE’s board of directors was expanded to appoint

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three outside directors, two of whom are independent of Constellation, in accordance with the 2008 Settlement between Constellation, the Commission and the State of Maryland. This structure provides assurances that the board of directors of BGE continue to make decisions for the long term best interest of BGE, its customers, employees, and other important stakeholders.
     As always, BGE will remain committed to maintaining and improving the safe, reliable and high quality service it currently furnishes to its customers. Now MEHC and its utility subsidiaries will support BGE in these commitments. One such commitment being made in this case is that BGE will continue to work closely with the communities that it serves through established committees and working groups. At BGE, we take great pride in the strong relationships we have built and are pleased that MEHC is committed to supporting BGE in its efforts to ensure that customer needs are promptly addressed.
     There will be no change in the franchise service obligations of BGE as a result of the Transaction. There will be no change to BGE’s regulatory obligation to serve its customers nor will there be any change to the Commission’s authority to oversee BGE as it carries out this obligation. There will be no change in BGE’s terms or conditions of service.
     BGE will continue to maintain its own capital structure, and continue to be able to issue its own debt and preferred stock through direct access to the public and private credit markets. There will be no change in BGE’s debt/equity ratio resulting from the closing of the Transaction. BGE will continue to operate as a separate financial and operational entity apart from MEHC, Constellation, and the various

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other affiliates of MEHC and Constellation. After the acquisition, BGE will remain a separately incorporated company with its own books and records that will continue to be maintained at BGE’s headquarters in Baltimore.
Q.	WILL THIS TRANSACTION CHANGE THE MANNER IN WHICH THE COMMISSION REGULATES BGE?
A.	No. MEHC’s acquisition of BGE does nothing to impact the Commission’s authority to regulate BGE just as it does today. After the Transaction, BGE will still be subject to the same ratemaking conventions as always. BGE will still be subject to all Federal and state affiliate rules and codes of conduct, including those concerning cost allocations and ring-fencing measures. As mentioned earlier in my testimony, MEHC is proposing to implement additional ring-fencing measures to further insulate BGE from Constellation and the other MEHC entities. BGE will still file its annual reliability report so that the Commission can monitor BGE’s efforts to provide safe and reliable service to its customers. BGE’s financial books and records and other pertinent documents will continue to be available to the Commission upon request at BGE’s offices in Baltimore, Maryland.
Q.	WILL THE TRANSACTION DIMINISH THE COMMISSION’S AUTHORITY TO OVERSEE THE FINANCIAL STABILITY OF BGE?
A.	No. The Commission will continue to have authority to oversee the financial stability of BGE, including the process of setting BGE’s revenue requirements based on an approved capital structure, through formal rate case proceedings and the requirement for the Commission to approve the issuance of all long-term debt, preferred and preference stock securities.

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     In addition to the new ring-fencing measures that I discuss earlier in my testimony, there are already a number of measures in place that protect BGE’s financial strength that will continue after the Transaction closes. First of all, BGE achieves its structural and financial independence through maintaining a separate structural organization from the holding company, a separate registration with the Securities and Exchange Commission, separate books and records, a separate financing program for liquidity access, and separate ratings by the three major credit rating agencies.
     In addition, the Public Utility Companies Article of the Annotated Code of Maryland provides requirements for notice and/or approval for actions affecting franchises, the issuance of securities, limitations on capitalization and disclosure of restrictive covenants in debt agreements. In fact, BGE is required to file a number of reports regarding its capital structure and financing activities, including an annual “Ring Fencing Report” with the Maryland Commission by May 15th of each year. The Federal Energy Regulatory Commission (“FERC”) also has regulations and authority over the issuance of short-term securities and cash management practices. BGE will remain fully subject to the Commission’s and FERC’s authority in all of these respects after the acquisition by MEHC.

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III. IMPACT ON EMPLOYEES
Q.	MR. DEFONTES, LET’S NOW TURN TO BGE’S EMPLOYEES. HOW WILL THEY BE IMPACTED BY THE ACQUISITION OF CONSTELLATION BY MEHC?
A.	MEHC has committed that it has no plans for a reduction in force at BGE as a result of the Transaction. This is not a transaction that will merge contiguous entities and integrate their operations in any way. Therefore, there should be minimal impact on employment at BGE as a direct result of the Transaction. Of course, staffing could be impacted going forward due to a variety of other factors such as load growth, process improvements, and advances in technology. Additionally, it is not uncommon in transactions such as this that some employees may simply choose to leave or retire from BGE.
     Similarly, I expect that the same management team leading BGE now will generally be the same management team leading BGE after the Transaction closes. The senior management team at BGE is comprised of extremely bright and talented individuals with vast experience in all areas of BGE’s operations. The continuity of this leadership will permit BGE to remain steadfast in its efforts to provide safe and reliable service to all of its customers.
Q.	WILL THERE BE OTHER IMPACTS ON EMPLOYEES, LIKE CHANGES IN COMPENSATION AND BENEFITS?
A.	There are no changes planned as a result of the Transaction. However, in the normal course of business, companies review compensation and benefits and make

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adjustments. MEHC will expect BGE management to provide programs that will attract, retain and motivate the workforce.
IV. IMPACT ON CENTRAL MARYLAND
Q.	WILL THERE BE ANY NEGATIVE IMPACT ON CENTRAL MARYLAND RESULTING FROM MEHC’S ACQUISITION OF BGE?
A.	No. In fact, the acquisition by MEHC will help BGE remain the significant part of the economy in Central Maryland it is today. As has been stressed repeatedly, this is not a transaction to achieve savings through job reductions. Jobs will remain in Central Maryland with employees continuing to contribute to the local economy.
     Also, BGE and BGE’s employees will continue their long tradition of supporting the communities that we serve through our charitable activities. In fact, MEHC has committed that BGE will continue to be a prominent contributor to charitable and community-related activities. During the period from 2005 through 2007, BGE provided charitable and community-related contributions averaging $2,887,000 per year. After the Transaction closes, MEHC commits that BGE will maintain at least that level of charitable and community-related contributions through December 31, 2013.
     In her testimony, MEHC witness Sammon discusses the extensive investments both MEC and PacifiCorp make throughout their service territories. Clearly BGE is joining with a company that shares its dedication to investing in the local communities beyond just the business of safely and reliably delivering electricity and natural gas. This is especially evidenced by MEHC’s commitment to

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match certain contributions to the Constellation Energy Group Foundation as discussed by Mr. Fehrman in his testimony.
V. CONCLUSION
Q.	MR. DEFONTES, CAN YOU PLEASE SUMMARIZE YOUR CONCLUSIONS?
A.	BGE will continue its nearly two-hundred year tradition of taking care of the energy delivery needs of its community. We are a home-based company. We grew up in Maryland, and we are staying in Maryland. BGE’s headquarters will stay in Baltimore because MEHC knows the importance of the local utility to the communities that it serves. BGE’s customers will clearly benefit from BGE’s affiliation with MEHC given the financial stability the Transaction yields in these uncertain financial times as well as the financial protections that will come from the additional ring-fencing measures to be implemented. BGE’s customers will also benefit from MEHC’s commitment to investing in the infrastructure needs of its regulated utilities as well as the ability to readily share expertise and experience with another gas and electric company. With the rate commitments offered by MEHC and BGE, customers will undoubtedly benefit financially through August 2011. Finally, the acquisition by MEHC does nothing to impact the Commission’s authority to regulate BGE just as it does today. The Commission will still have the same ability it has today to regulate BGE to ensure the provision of safe and reliable gas and electric service to customers.

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     The bottom line is that the Transaction will only have positive impacts on BGE, its customers, and Maryland in general, and there will be no harm to consumers.
Q.	DOES THIS CONCLUDE YOUR TESTIMONY?
A.	Yes.

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Before The
Public Service Commission of Maryland
Case No.
IN THE MATTER OF THE ACQUISITIONS
OF
CONSTELLATION ENERGY GROUP, INC., THE PARENT
OF BALTIMORE GAS AND ELECTRIC COMPANY,
BY
MIDAMERICAN ENERGY HOLDINGS COMPANY AND
CONSTELLATION ENERGY HOLDINGS LLC,
AND OF
BALTIMORE GAS AND ELECTRIC COMPANY
BY
BGE HOLDINGS LLC
Direct Testimony
of
Paul J. Allen
October 17, 2008

I. INTRODUCTION
Q.	PLEASE STATE YOUR NAME AND POSITION.

A.	My name is Paul J. Allen, and I’m the Senior Vice President, Corporate Affairs and Chief Environmental Officer of Constellation Energy Group, Inc. (“Constellation”), which is the parent of Baltimore Gas and Electric Company (“BGE”).

Q.	PLEASE SUMMARIZE YOUR BACKGROUND.

A.	I joined Constellation in 2001 as Vice President, Corporate Affairs. Before joining the company, I was a Senior Vice President and Group Head at Ogilvy Public Relations (“Ogilvy”) in Washington, D.C., where I managed the firm’s energy and environmental practice. Prior to joining Ogilvy in 1991, I served for five years on the senior staff of the Natural Resources Defense Council (“NRDC”). Before my tenure at NRDC, I was press secretary for U.S. Senator Christopher Dodd and participated in the Senator’s reelection campaign in 1986. In 1979, I began working for National Public Radio (“NPR”) where I was editor of the daily national news program, “Morning Edition.” I also served as foreign news editor for all NPR news programs until joining Senator Dodd’s staff in mid-1985.
I graduated from the University of Colorado in 1973 with a degree in History.
Q.	ARE YOU A MEMBER OF ANY PROFESSIONAL OR CIVIC ORGANIZATIONS?

A.	Yes, I am currently the Chairman of the Chesapeake Bay Trust and serve as a member of the board of the Strathmore Hall Foundation.

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Q.	WHAT IS THE PURPOSE OF YOUR TESTIMONY?

A.	I am testifying in support of MidAmerican Energy Holdings Company’s (“MEHC”) Application seeking authorization for the proposed acquisition of Constellation. I will provide background information and my opinions as to why BGE’s customers and Central Maryland will benefit from the proposed acquisition and suffer no harm as a result of the Transaction.

Q.	MR. ALLEN, CAN YOU PLEASE PROVIDE AN OVERVIEW OF YOUR POSITION IN THIS PROCEEDING?

A.	The Transaction is critically important for Constellation, BGE, BGE’s customers and the Central Maryland community. MEHC is a strategic partner with deep experience in the energy sector. MEHC is providing critical financial support which benefits all stakeholders. The support comes at a time when unprecedented financial market instability is shaking not just the foundations of the American economy, but in fact the world economy. The Transaction can only have a beneficial impact on customers and the community at large.

Q.	MR. ALLEN, CAN YOU PLEASE PROVIDE YOUR OPINION AS TO WHAT WOULD HAVE HAPPENED TO CONSTELLATION AND BGE IF MEHC HAD NOT AGREED TO ACQUIRE CONSTELLATION?

A.	In the end, it is difficult to say with certainty what would have happened to Constellation and BGE in the absence of the Transaction. However, perhaps it would be best to review the circumstances surrounding the announcement of the MEHC purchase. Even before the near complete unraveling of the credit markets during the week of September 15, 2008, as Constellation’s commodities business and related

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liquidity needs grew, Constellation had taken steps to reduce the demands of that business on the Company’s liquidity and to secure additional sources of liquidity to support that business. During an analyst day meeting held August 27, 2008, Mr. Mayo A. Shattuck III, Chairman of the Board of Directors, President and Chief Executive Officer of Constellation outlined a strategic transformation with near term and long term objectives that were designed to reduce the capital commitment to the commodities businesses, reduce earnings volatility, improve liquidity, and maintain a strong investment grade credit profile.

Less than a month after Mr. Shattuck’s August 27 presentation, United States (“U.S.”) Senator Christopher Dodd, Chairman of the Senate Banking, Housing, and Urban Affairs Committee, shared his thoughts on the financial crisis as he opened the Senate Banking Committee hearings on September 23, 2008:
We gather this morning at an extraordinary and perilous moment in our nation’s history. The landscape of our nation’s economy has been radically re-shaped by the United States government over the course of just a few days and in a totally ad hoc manner. Companies that form the foundation of our financial markets are shrinking and disappearing practically overnight.
Treasury Secretary Paulson’s testimony that same day before the Senate Banking Committee sheds additional light onto the crisis:
The events leading us here began many years ago, starting with bad lending practices by banks and financial institutions, and by borrowers taking out mortgages they couldn’t afford....These bad loans have created a chain reaction and last week our credit markets froze – even some Main Street non-financial companies had trouble financing their normal business operations. If that situation were to persist, it would threaten all parts of our economy.

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Secretary Paulson went on to say:
The market turmoil we are experiencing today poses a great risk to US taxpayers. When the financial system doesn’t work as it should, Americans’ personal savings, and the ability of consumers and businesses to finance spending, investment and job creation are threatened.
In this extremely challenging environment, Constellation, already addressing its near-term liquidity needs, was suddenly faced with unexpected additional difficulties and dwindling market confidence. Consequently, Constellation moved aggressively to find a partner with the financial wherewithal to ride out the financial storm and the commitment to Constellation’s business plan and strategic direction. MEHC is that partner.

It is not difficult to imagine that in the absence of Constellation’s decisive action BGE’s financial health would have been negatively impacted by the continued deterioration of the country’s financial system. In fact, on September 17, 2008 Standard & Poor’s (“S&P”) put Constellation and BGE on CreditWatch and stated:
...Resolution of the CreditWatch depends on the sustained availability of the $2 billion bank lines, the near-term infusion of equity, and the completion of the asset sale, or the outright sale of the company. If these sales are not executed, other concerns such as the need to refinance existing credit lines will emerge. We would also review our decision if the actions of another agency result in additional collateral posting requirements. In the absence of rapid execution of these credit supportive actions, a multiple-notch downgrade is likely. We do not expect the company to withstand such a rating action.
Financial instability negatively impacts the availability and cost of capital and ultimately translates into higher costs for consumers. Clearly, in light of such an outcome, the acquisition of Constellation by MEHC is necessary to bring financial

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stability to Constellation, BGE and Central Maryland at a time when insecurity in the financial markets threatens the economy of the entire nation and perhaps the world.

The financial stability that MEHC brings to Constellation, BGE and Central Maryland is without question in the public interest.
Q.	MR. ALLEN, CAN YOU PROVIDE MORE INFORMATION WITH RESPECT TO CONSTELLATION AND THE EVENTS OF THE WEEK OF SEPTEMBER 15?

A.	Certainly. Beginning September 15, 2008, Constellation’s shares were subjected to a punishing and unrelenting sell-off lasting three trading days. Constellation shares fell from about $58 to a closing price of $24.77 on September 17, 2008, thus losing more than half their value. In fact, Constellation shares fell at one point to $13 on September 16 amid panic selling. Trading volumes were 20 to 30 times greater than their historical norm. The sell-off of Constellation’s common shares was just the external manifestation of the financial challenges that Constellation faced. Constellation realized the impact of the destructive convergence of the following events:
▪	Credit rating agencies had downgraded Constellation’s ratings and Standard & Poors placed it on CreditWatch citing an acute crisis in confidence;

▪	Market rumors suggested the commitments for a $2 billion credit facility would not be honored;

▪	The credit rating agencies noted additional downgrades, potentially to below investment grade, would result if Constellation did not close on its $2 billion

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credit facility, obtain up to $1 billion of equity and complete the sale of assets or the outright sale of the company;

•	A ratings downgrade below investment grade would have resulted in Constellation being required to provide over $3 billion in additional capital which Constellation may not have been able to provide; and

•	Certain counterparties had ceased doing business with Constellation and others requested “adequate assurances”.
In my opinion, the triggering event for this unprecedented sell-off for Constellation appears to have been the September 15 bankruptcy of Lehman Brothers Holdings, Inc. (“Lehman”), one of the nation’s largest investments banks. Fear spread quickly upon news of Lehman’s collapse and was exacerbated by concerns over the future of banking giant Merrill Lynch (which was forced to merge with Bank of America) and insurance conglomerate AIG. Marquee institutions, such as Goldman Sachs and Morgan Stanley, were forced overnight to recalibrate their operating structures and strategic focus. Within a week, the nation’s five largest investment banks were either out of business, sold or converted to commercial banks.

Constellation’s predicament was similar to that of Lehman and Merrill Lynch earlier in the week. Lehman did not take action and declared bankruptcy within 24 hours. Merrill Lynch obtained a merger partner and has survived. During the crisis, Constellation management responded quickly, pursuing a range of strategic options and engaging the rating agencies in an attempt to forestall a downgrade. On September 17, a letter of intent by which MEHC would acquire all the outstanding shares of Constellation to preserve remaining shareholder value and protect the

6

company’s future was approved by both companies’ board of directors. On September 19, a definitive merger agreement under which MEHC will acquire all the outstanding shares of Constellation was approved by both companies’ board of directors.

More information regarding the crisis that has enveloped Constellation and the sequence of events that led to the definitive merger agreement is contained in the proxy statement filed with the Securities and Exchange Commission and this Commission.

In sum, we are in the midst of extraordinary uncertainty and instability in U.S. financial markets that has spread throughout the world. Some of the country’s largest financial institutions such as Countrywide Financial, Washington Mutual, Wachovia and the Federal National Mortgage Association were unable to survive as independent entities. The Federal government enacted emergency legislation in record time in an attempt to stabilize the economy and has even purchased equity in financial institutions. The global nature of this credit crisis has led other governments to institute similar measures. The economic contagion that destroyed the nation’s investment banking sector during the week of September 15 spread with unprecedented strength and speed. It is unclear how and when this will abate and under what conditions.
Q.	ASIDE FROM THE CLEAR FINANCIAL STABILITY BENEFITS, ARE THERE ANY OTHER BENEFITS YOU WOULD LIKE TO DISCUSS?

A.	I would be pleased to do so. I like to characterize the benefits of the Transaction in three broad categories: financial stability, ring fencing enhancements and finally

7

community commitments. I’ve already shared my views on the value of financial stability above.

The Transaction also brings benefits in the form of expanded ring-fencing measures around BGE that directly benefit BGE’s customers. These measures are discussed at length in MEHC witness Patrick J. Goodman’s testimony. To summarize briefly here, the proposed measures, not the least of which is a bankruptcy remote holding company for BGE, when added to the existing suite of ring-fencing measures, provide a substantial benefit to BGE, its customers, and Central Maryland by insulating the regulated utility from the activities of its affiliates.

Regarding the last category, MEHC has proposed various BGE commitments that benefit Central Maryland which I am broadly classifying as community benefits. These include, but are not limited to:
▪	A reduction in the electric distribution rate increase cap established in the March 2008 settlement agreement[1] from five percent to two and a half percent (2.5%) for BGE’s next electric rate case (to be filed in March 2009);

▪	A delay in BGE’s second filing to seek an increase in electric distribution rates from August 2010 to January 2011;

▪	Even though no limitation exists prohibiting BGE from seeking gas distribution rate increases, BGE will delay the second filing after the 2009 gas rate case until January 2011;

[1]	The March 2008 settlement agreement between Constellation, the Maryland Public Service Commission and the State of Maryland established a five percent cap on the increase awarded in the first electric distribution rate case. The new electric distribution rates can not go into effect earlier than October 1, 2009. The March 2008 settlement also provided that a subsequent electric base rate increase could not be filed before August 2010 with rates to be effective in March 2011.

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▪	The commitment to study the feasibility of BGE owning and operating a regulated generation facility in Maryland;

▪	The commitment to work with interested stakeholders to ascertain the potential approaches for serving the “essential needs” of certified low income electric and gas distribution service customers to be presented to the Commission; and

▪	BGE will continue to be a prominent contributor to the community. After the transaction closes, MEHC commits that BGE will maintain its contributions at an annual level of $2.887 million through December 31, 2013. MEHC’s support will mean that contributions from BGE will be sustained for the long-term benefit of the Baltimore community.
Individually and when taken together, these categories represent significant and tangible benefits to BGE, its customers, and Central Maryland in general.

Q.	MR. ALLEN, COULD YOU PLEASE PROVIDE SOME BACKGROUND ON THE MARCH 2008 SETTLEMENT?

A.	The March 2008 settlement agreement resolved the pending state and Federal lawsuits and settled all the prior issues at the Maryland Public Service Commission (“PSC”) and in the Maryland General Assembly stemming from the 1999 electric restructuring settlement agreement. The settlement ended an ongoing dispute that had erupted during the transition from residential price freeze service to market rates in 2006. Among the issues at the PSC, the General Assembly, or in the courts were issues relating to nuclear decommissioning, affiliate relationships, validity of standard offer service prices, the Senate Bill 1 credits, stranded costs and the transfer

9

of BGE’s previously rate-regulated generation to unregulated affiliates. Several of the key elements of the settlement agreement are:
▪	The parties agreed to dismiss pending litigation relating to prior legislation and the 1999 settlement;

▪	Maryland authorities acknowledged that all cases and investigations relating to the 1999 electric restructuring settlement agreement are satisfied and fully released;

▪	The PSC closed several proceedings relating to the 1999 settlement and the PSC’s obligation to prepare final reports specific to BGE, Constellation Energy, or their affiliates under prior legislation;

▪	Residential electric customers received a one-time credit of $170 on their September bill, which totaled approximately more than $187 million;

▪	BGE customers were relieved of the potential future liability for decommissioning Constellation’s Calvert Cliffs Unit 1 and Unit 2, scheduled to occur no earlier than 2034 and 2036, respectively;

▪	Restored 90 percent of the Senate Bill 1 credits (estimated value of $346 million);

▪	BGE will not file an electric base rate case in 2008. Any electric rate case filed in 2009 will not be effective prior to October 2009 and any increase to rates will be capped at five percent. Any additional electric base rate cases may not be filed prior to August 1, 2010;

▪	Two independent directors were elected to the board of directors of BGE; and

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▪	Constellation will prioritize the development of a new nuclear plant at Calvert Cliffs over the development of a nuclear facility at any other site it controls, provided that all things are equal, including, but not limited to, regulatory approvals and acceptable financing.
Constellation recognizes that the 2008 settlement does not limit the PSC’s regulatory authority over the Maryland electricity markets on a prospective basis. However, all parties recognize that the 2008 settlement resolved all past issues relating to the 1999 electric restructuring settlement agreement. The overarching value of the 2008 settlement is a return to regulatory stability and normalcy in our home state which allows all parties to focus on the State’s energy needs for the future. Constellation hereby reaffirms, and MEHC concurs, that the 2008 settlement, which provides significant benefits to customers and Maryland, will continue in full force after the acquisition.

Q.	THE COMMITMENTS DISCUSSED EARLIER IN YOUR TESTIMONY RELATE TO BGE. IS MEHC MAKING ANY COMMITMENTS RELATED TO CONSTELLATION?

A.	Yes. I am very pleased that MEHC recognizes the significant presence that Constellation has within Baltimore and Maryland. In addition to the numerous BGE commitments, MEHC has made several commitments concerning Constellation. MEHC has publicly stated that the Constellation headquarters will remain in Baltimore, Maryland which clearly provides continued benefits to the Baltimore community and the state. MEHC and Constellation have also reaffirmed the commitments Constellation made in the March 2008 settlement agreement

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concerning the development of a nuclear plant at Calvert Cliffs. In his testimony, MEHC Witness William J. Fehrman expresses MEHC’s support for Constellation’s involvement in the UniStar Nuclear Energy, LLC joint venture.

Q.	ARE THERE ANY OTHER MEHC COMMITMENTS RELATED TO CONSTELLATION YOU WISH TO DISCUSS?

A.	Yes. In connection with, and subject to the completion of the proposed transaction, Mr. Shattuck irrevocably waived his right to receive payment of any cash severance to which he would otherwise be entitled. Mr. Shattuck requested that Constellation contribute that amount to the Constellation Energy Group Foundation. MEHC has stated that after completion of the proposed transaction, it will match any such contribution, providing a total endowment of approximately $36 million.

Q.	MR. ALLEN, WILL BGE’S CUSTOMERS BE HARMED IN ANY WAY BY THE TRANSACTION?

A.	No. We have been assured by the top executives of MEHC that after the Transaction BGE will operate in the same manner that it does today. As MEHC witness William J. Fehrman makes clear in his testimony, BGE’s headquarters will remain in Maryland. MEHC has no current plans for a reduction in force at BGE. BGE will continue to be a separate utility with its own management and its own board of directors. There will be no change to BGE’s obligation to serve its customers nor will there be any change to the Commission’s authority over BGE. BGE will maintain its own capital structure and have direct access to the public and private credit markets. Transaction costs incurred to consummate this deal will not be recovered in BGE’s delivery service rates. Furthermore, severance costs and costs

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incurred under change in control agreements for Constellation personnel (which are described in the proxy statement), if any, related to the Transaction will not be recovered through BGE’s delivery service rates.

To summarize, the Transaction is clearly not harmful to BGE’s customers or the Central Maryland community.

Q.	MR. ALLEN, CAN YOU PLEASE SUMMARIZE YOUR CONCLUSIONS?

A.	In these uncertain financial times that have devastated the financial system of the nation and the world, BGE’s customers will clearly benefit from BGE’s affiliation with MEHC, given its financial stability and community commitments as well as the proposed ring-fencing enhancements. Finally, the acquisition by MEHC is clearly not harmful to BGE’s customers.

In summary, the Transaction is in the public interest and will only have beneficial impact on BGE, its customers, and Maryland in general, and there will be no harm to consumers.

Q.	DOES THIS CONCLUDE YOUR TESTIMONY?

A.	Yes.

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